   As filed with the Securities and Exchange Commission on November 1, 2000.
                                             Registration No. 333-_____
===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM SB-2

                            REGISTRATION STATEMENT
                                     UNDER
                            SECURITIES ACT OF 1933

                                 EC POWER, INC.
            -------------------------------------------------------
            (Exact name of Registrant as specified on its Charter)

     Delaware                           3621                91-1962385
-------------------------------    -------------       ------------------
(State or other jurisdiction of    (Primary Standard   (I.R.S. Employer
incorporation or organization)     Industrial Classi-   Identification
fication Code        Number)
                                   Number)

          236 West 27th Street, 3rd Floor, New York, New York  10001
                                (212) 399-6688
   ------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Michel L. Morin
                                EC Power, Inc.
                        236 West 27th Street, 3rd Floor
                           New York, New York  10001
                                 (212) 399-6688
                     ------------------------------------
          (Name, address, including zip code, and telephone number of agent for service of process)

                                  Copies to:
                            David H. Drennen, Esq.
                             Neuman & Drennen, LLC
                            5445 DTC Parkway, PH-4
                           Englewood, Colorado 80111
                                (303) 221-4700
                              Fax: (303) 488-3454

         Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.    [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. [   ]

===========================================================================

                        Calculation of Registration Fee

                               Proposed       Proposed
  Title of Each     Amount      Maximum        Maximum     Amount of
Class of Securities  To be  Offering Price    Aggregate  Registration
To be Registered  Registered   Per Share  Offering Price(1)   Fee
---------------------------- ------------- --------------------------

Common Stock,
$.001 par
value to be sold
by the Company     2,000,000  $2.00        $ 4,000,000  $1,056.00

Common Stock,
$.001 par
value to be sold
by the Selling
Shareholders      10,175,537  $2.00        $20,351,074  $5,372.68
                  ----------  -----        ----------   ---------

     TOTAL:       12,175,537  $2.00        $24,351,074  $6,428,68
                  =========   =====        ==========   =========


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                EC POWER, INC.

                             Cross-Reference Index

 Item No. and Heading                         Location
     In Form SB-2                           in Prospectus
Registration Statement                      -------------
----------------------

1.   Forepart of the Registration       Forepart of Registration Statement
     Statement and Outside Front        and Outside Front Cover Page of
     Cover Page of Prospectus           Prospectus

2.   Inside Front and Outside Back      Inside Front and Outside Back Cover
     Cover Pages of Prospectus          Pages of Prospectus

3.   Summary and Risk Factors           Prospectus Summary; Risk Factors

4.   Use of Proceeds                    Use of Proceeds; Risk Factors

5.   Determination of Offering Price    Front Cover Page

6.   Dilution                           Dilution; Risk Factors

7.   Selling Securityholders            Selling Shareholders and Plan of
                                        Distribution

8.   Plan of Distribution               The Offering

9.   Legal Proceedings                  Business - Legal Proceedings

10. Directors, Executive Officers,      Management
    Promoters and Controlling Persons

11. Security Ownership of Certain       Principal Stockholders
    Beneficial Owners and Management

12. Description of Securities           Description of Securities

13. Interest of Named Experts and       Legal Matters; Experts
    Counsel

14. Disclosure of SEC Position on       Management - Directors
    Indemnification for Securities      Liability; Indenmification
    Act Liabilities

15. Organization Within Last Five       The Company; Our Background
    Years

16. Description of Business             Prospectus Summary; Risk Factors;
                                        Business

17. Management's Discussion and         Management's Discussion and  Analysis
    Analysis or Plan of Operation       of Financial Condition and Results of
                                        Operations; Financial Statements;
                                        Business

18. Description of Property             Business

19. Certain Relationships and Related   Certain Transactions
    Transactions

20. Market for Common Equity and        Certain Market Information
    Related Stockholder Matters

21. Executive Compensation              Management - Executive Compensation

22. Financial Statements                Financial Statements

23. Changes in and Disagreements with   *
    Accountants on Accounting and
    Financial Disclosure


* Omitted from Prospectus because Item is inapplicable or answer is in the negative

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

               SUBJECT TO COMPLETION, DATED _____________, 2000

                                  Prospectus

                                 EC POWER INC.

                       2,000,000 Shares of Common Stock

The Company-

     *    EC Power Inc.
          236 West 27th Street
          New York, New York 10001

     * We are a leading designer and developer of electricity generation systems utilizing proton exchange membrane (PEM) fuel cells and of advanced battery systems to store electricity.

     * To date, there has been no public market for our common stock, and despite the anticipated listing of our common stock on the over-the-counter market, we can give no assurance that an active market will develop in the future.

The Offering-

     * We are offering up to 2,000,000 shares of common stock at an offering price of $___ per share.

     * We plan to offer the shares of common stock through our officers and directors. We do not plan to use underwriters or pay any commissions.

     At the same time that this offering will begin, an additional ______ shares of common stock will be offered for sale by certain selling shareholders.

               Investing in our common stock involves a high degree of risk. You should read the "Risk
               Factors" beginning on Page__.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

     The date of this prospectus is __________, 2000

                              Prospectus Summary

This summary highlights important information about our business and about the offerings. Because it is a summary, it does not contain all the information you should consider before investing in our common stock. Please read the entire prospectus.

About Our Company

     Please note that throughout this prospectus the words "we", "our" or "us" refers to EC Power Inc. and its wholly owned French subsidiary, Sorapec S.A., and not to any of the selling shareholders.

     We conduct our operations primarily through our French subsidiary, Sorapec S.A., which was founded in 1974. We are a Delaware corporation.

     We are engaged in the development and manufacture of Proton Exchange Membrane (PEM) fuel cells and bi-polar Nickel-Zinc batteries using proprietary technology. During the past 25 years we have undertaken over 300 research contracts with corporate accounts such as Renault, Peugeot, Autosil, EDF (the French state-owned utility), CEA (Commissariat d'Energie Atomique- the French Atomic Energy Authority), DGA (the French Armament Agency) and others. During the past ten years, we have intensified our R&D work in PEM fuel cells and we currently have 3 ongoing contracts supported by the French government. We are also presently working with Peugeot Motocycles (France), PML Flightlink (UK), Citelec (Belgium), and the University of Brussels to develop an electric scooter to be powered by our new Nickel-Zinc battery. To date, our existing shareholders in the aggregate have invested $2.5 million in cash and in-kind contributions since 1998 and we estimate that over $20 million have been invested in our technology since inception.

     Our principal executive offices are currently located in New York, New York, at 236 West 27th Street. Our telephone number at that address is (212) 399-6688 and our facsimile number is (212) 399-6693. In addition to our corporate office, we maintain an office and a manufacturing facility in Fontenay-sous-Bois, France, a suburb of Paris. Our telephone number in France is 01- 48-77-49-59 and our facsimile number is 01-48-77-05-31.

                                    About The Offering

     We are offering for sale up to 2,000,000 shares of our common stock at a price of $.___ per share. We are offering the shares through our officers and directors and will not be using the services of an underwriter. We will not be paying any commissions on any sales of common stock in our offering.

Common stock offered               2,000,000 shares

Common stock to be outstanding
     after this offering           12,175,537 shares (1)

Use of proceeds                    To establish a pilot plant; to repay
                                   indebtedness, for working capital purposes;
                                   and for general corporate purposes.

Term of offering                   The offering will begin on the date of this
                                   prospectus and will end 90 days from the date of this prospectus, unless all 2,000,000 shares of common stock are sold sooner.

(1) Based on 8,061,351 shares outstanding on June 30, 2000, and an additional 2,114,186 shares issued subsequent to that date. Assumes all 2,000,000 shares
offered are sold.   Does not include (a) 2,589,815 shares issuable upon
conversion of preferred stock; (b) 2,058,903 shares issuable upon exercise of warrants having an average exercise price of $.25 per share; or (c) 555,180 shares issuable upon exercise of options having an average exercise price of $.24 per share.

Summary Financial Data (not checked)

The following financial information summarizes the more complete historical financial information enclosed in this prospectus. You should read the information below along with all other financial information and analysis in this prospectus. Please do not assume that the results below indicate results we will achieve in the future.


                                     June 30              December 31
                                     -------              -----------
                                 2000        1999      1999        1998
                                 ----        ----      ----        ----
Statements of Operations Data:

  Sales revenue               $187,965    $257,194   $454,888   $539,036
  Gross profit                  73,613     117,082   258,414     417,073
  Loss from operations         484,413     330,605  (862,564)   (927,019)
  Net (loss)                  (449,650)   (332,915) (860,139) (1,013,327)
  Basic and diluted loss per
     share                    $   (.06)   $   (.08)  $  (.20)   $   (.29)
  Basic and diluted weighted
     average common shares   6,635,849   3,513,319 4,306,760   3,513,310



                                  June 30, 2000
                                 --------------
Balance Sheet Data:             Actual   As Adjusted (1) December 31, 1999
                                ------  ----------------  --------------------
  Cash and cash equivalents   $ 15,990    $               $       56,039
  Working capital (deficit)   (474,137)                         (552,553)
  Property and equipment,
     net                        62,978        62,978              80,387
  Total assets                 788,471                           888,383
  Current liabilities          982,026                         1,137,814
  Stockholders' equity
     (deficit)                $(204,082)  $               $     (249,431)

(1) Adjusted to reflect net proceeds of $____ from our assumed sale in this offering of 2,000,000 shares at the offering price of $___ per Share.

                                 Risk Factors

An investment in our common stock is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment in our securities, before deciding to invest in our common stock.

Risks Relating to our Business

General Risks

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.

     We are currently transitioning from a research and development company that has been primarily dependent on government and industry contracts to a company focusing on commercial products. For the past several years we have operated under protection of the French bankruptcy laws, and we have not achieved profitability since our fiscal year ended December 31, 1996. We expect to continue to incur net losses until we can produce sufficient revenues to cover our costs. As of June 30, 2000, we had an accumulated deficit of $2,596,014 and a working capital deficit of $474,137. We expect to continue to incur net losses at least through fiscal year 2002 and these losses may be substantial. To implement our business strategy, we will have to incur a high level of fixed operating expenses and we will continue to incur considerable research and development expenses and capital expenditures.
Accordingly, if we are unable to generate substantial revenues and positive cash flows we will not achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

     Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include the rate of market acceptance of our products, regulatory developments, and general economic trends. Due to these factors, we cannot anticipate with any degree of certainty what our revenues, if any, will be in future periods. You have limited historical financial data and operating results with which to evaluate our business and our prospects. As a result, you should consider our prospects in light of the early stage of our business in a new and rapidly evolving market.

     Our independent auditors have included in their audit report an explanatory paragraph that states that our continuing losses from operations raises substantial doubt about our ability to continue as a going concern.
See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a further explanation of our financial problems.

We will be dependent on the proceeds of this offering. We will also need additional capital.

     We are dependent on and intend to use virtually all of the net proceeds of the offering for working capital and to complete a pilot plant to manufacture fuel cell stacks. We estimate that we will need approximately
$600,000 to provide our working capital and business development needs for the next twelve months; and an additional $1,000,000 $1,200,000 to build the pilot plant and upgrade our laboratory facilities. However, there is no minimum amount that must be raised in this offering to enable us to retain investors' subscriptions. The proceeds received from this offering may not be sufficient to enable us to proceed with our business plan. We also owe in excess of $849,582 in short term debt to various persons, including vendors, our officers and directors, and other related parties. It is possible that the first use of the proceeds of this offering will be needed to pay some of those creditors, since we have no other assured source of funds. We do not have any commitments for any other funds outside this offering, and there can be no assurance that additional funds will be available on acceptable terms, if at all. We do not have any agreements with those creditors, including our officers and directors, concerning payment of those liabilities, and if we are unable to continue in business, we would be required to pay those obligations before any payment could be made to any shareholder, including investors in this offering. Investors should be aware that there is a substantial risk that they could lose the full amount of their investment in this Company.

We may be unable to raise additional capital to complete our product development and commercialization plans.

     Our product development and commercialization schedule could be delayed if we are unable to fund our research and development activities or the development of our manufacturing capabilities. If at least $1,900,000 is received from this offering, we expect that the net proceeds and all other existing sources of capital will be sufficient to fund our activities for the next twelve months. Future capital requirements are dependent upon many factors, including, but not limited to, the amount used to fund demonstration projects and field trials, the level of government funding provided to us, the rate at which we expand production volume capabilities, and our investment in research and development. In addition to the proceeds from this offering and expected government funding, we believe it is likely that we will need additional funding to expand our manufacturing capabilities to the level where volume efficiencies can be achieved consistent with our plans to fully commercialize our products. Some of our potential strategic business partners have indicated interest in investing in us. However, additional financing may not be available and, if available, it may not be available on terms favorable to our stockholders or us. If additional funds are raised through the issuance of equity securities, the percentage ownership of our then current stockholders will be reduced. If adequate funds are not available to satisfy either short or long-term capital requirements, we may be required to limit operations in a manner inconsistent with our commercialization plans.

We have had no product sales. We may not be able to manufacture or commercialize our products in a cost-effective manner.

     To date, we have derived revenues principally from research and development contracts. We have not made any sales of fuel cells or batteries except for sales of Membrane-Electrode Assemblies and battery prototypes in limited numbers. We may not be able to produce or commercialize any of our products in a cost-effective manner, and, if produced, we may not be able to successfully market these products.

     Our product and technology development efforts are subject to unanticipated and significant delays, expenses and technical or other problems. Our success will depend upon our products and technologies meeting acceptable cost and performance criteria, and upon their timely introduction into the marketplace. None of our proposed products and technologies may ever be successfully developed, and even if developed, they may not actually perform as designed. Failure to develop or significant delays in the development of our products and technology would have a material adverse effect on our ability to sell our products and generate sufficient cash to achieve profitability.

     If we are able to create a market for our products, we will need to expand our manufacturing facilities. Locating and establishing new manufacturing facilities will place significant demands on our managerial, technical, financial and other resources. We will be required to make significant investments in our engineering and logistics systems, financial and management information systems and to retain, motivate and effectively manage our employees. There can be no assurance that our management skills and systems currently in place will enable us to implement our strategy or enable us to attract and retain skilled management and production personnel.
Our failure to manage our growth effectively or to implement our strategy would have a material adverse effect on our ability to produce products and meet our contractual obligations.

     We do not have the manufacturing experience to handle large commercial requirements. We may not be able to develop manufacturing technologies and processes and expand our plant facilities to the point where they are capable of satisfying large commercial orders. Development and expansion of these technologies and processes require extensive lead times and the commitment of significant financial, engineering and human resources. We may not successfully develop the required manufacturing technologies and processes.

     Even if we are successful in achieving our planned increases in production capacity, we cannot be sure that we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our customers. We cannot be sure that we will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to meet our cost goals and profitability projections. Our failure to develop manufacturing capabilities and processes, or meet our cost goals, could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Our future success will depend on our ability to attract and retain qualified management and technical personnel.

     Our future success is substantially dependent on the continued services and the performance of our executive officers and other key management, engineering, scientific, and operating personnel. The loss of the services of any executive officer or other key management, engineering, scientific, and operating personnel could materially adversely affect our business. Our ability to achieve our development and commercialization plans will also depend on our ability to attract and retain additional qualified management and technical personnel. Recruiting personnel for the industries in which we compete is highly competitive. We do not know whether we will be able to attract or retain additional qualified personnel. Our inability to attract and retain additional qualified personnel, or the departure of key employees, could materially adversely affect our development and commercialization plans and, therefore, our business, prospects, results of operations, and financial condition.

We rely on our joint venture partners.

     We intend to enter into joint venture arrangements in the future to commercialize our battery and fuel cell technologies. We anticipate that future joint ventures may be with foreign partners or entities and as a result such ventures may be subject to the political climate and economies of the foreign countries where such partners reside. We can provide no assurance that our joint venture partners will provide us with the support anticipated by us, or that any of the joint ventures will be successful in developing batteries or fuel cells for use with their intended products, or that any of the joint ventures will be successful in manufacturing and marketing their batteries or fuel cells for such products once developed. Certain provisions of the joint venture agreements for the benefit of the Company may be subject to restrictions in foreign laws that limit our ability to enforce such contractual provisions. Failure of these joint ventures to be successful could have a material adverse effect on our business and prospects.

We may become subject to risks inherent in international operations including currency exchange rate fluctuations and tariff regulations.

     We conduct all of our operations primarily through our French subsidiary, Sorapec S.A. Accordingly, we will be subject to the risks associated with fluctuations in currency exchange rates. We do not intend to enter into any hedging or other similar agreements or arrangements to protect us against any of these currency risks. We also may be subject to tariff regulations and requirements for export licenses, particularly with respect to the export of certain technologies, unexpected changes in regulatory requirements, longer accounts receivable requirements and collections, difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws.

Our principal stockholders, executive officers, and directors have substantial control over our affairs and you will not be able to influence the outcome of any of our important transactions.

     After consummation of this offering, executive officers, and directors will have the power to, in the aggregate, direct the vote of approximately 36% of our voting securities. Therefore, these persons will have the power to influence our business policies and affairs and determine the outcome of any matter submitted to a vote of our stockholders, including mergers, sales of substantially all of our assets, and changes in control.

Risk Related to Our Fuel Cell Business

A mass market for fuel cell systems may never develop or may take longer to develop than we anticipate.

     Fuel cell systems represent an emerging market, and we do not know whether end-users will want to use them. If a mass market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our product and may be unable to achieve profitability. The development of a mass market for our systems may be impacted by many factors which are out of our control, including:

     *    the cost competitiveness of fuel cell systems;
     *    the future costs of hydrogen used by our systems;
     *    consumer reluctance to try a new product;
     *    consumer perceptions of our systems' safety;
     *    regulatory requirements; and
     *    the emergence of newer, more competitive technologies and products.

     If a sufficient market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred and will continue to incur in the development of our products and may never achieve profitability.

Our government research and development contracts are critical to the implementation of our commercialization plans.

     Our revenues have been principally derived from research and development agreements with various French governmental agencies and corporations. These agreements will continue to be critical to the continued development and commercialization of our technology and our products. This risk is mitigated by the fact that we have enjoyed long-standing relationships with these government agencies and corporations such as the French automakers, and that the French government is committed to support the development of fuel cells.

We are dependent on third party suppliers for the development and supply of the balance-of-plant for our fuel cell products.

     We do not know when or whether we will be able to formalize relationships with suppliers of required components and subsystems for our fuel cell systems, or whether such relationships will be on terms that will allow us to achieve our objectives. Our business, prospects, results of operations, or financial condition could be harmed if we fail to secure relationships with entities that will supply the required components for our systems.

     Once we establish relationships with third party suppliers, we will rely on them to provide components for our fuel cell systems. A supplier's failure to develop and supply components in a timely manner, or to supply components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could harm our ability to manufacture our fuel cell systems.
In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers.

We may not be able to sell our fuel cell systems if they are not compatible with the products of third-party manufacturers or our potential customers.

     Our success will depend upon our ability to make our fuel cell products compatible with the products of third-party manufacturers. In addition, our mobile and portable fuel cell products will be successful only if our potential customers redesign or modify their existing products to fully incorporate our products and technologies. Our failure to make our products and technologies compatible with the products of third-party manufacturers or the failure of potential customers to redesign or make necessary modifications to their existing products to accommodate our products would cause our products to be significantly less attractive to customers.

We May Be Unable To Compete Successfully In A Highly Competitive Market.

     The development and marketing of fuel cells and fuel cell systems is extremely competitive. In many cases, we compete directly with alternative energy and entrenched power-generation and power storage technologies. In addition, a number of firms throughout the world have established PEM fuel cell development programs although in Europe, particularly in the French market, we believe our competition in the core technology of fuel cells is limited. Globally, competitors range from development stage companies to major domestic and international companies, many of which have

     * substantially greater financial, technical, marketing and human resource capabilities;
     *    established relationships with original equipment manufacturers;
     *    name-brand recognition; and
     * established positions in the markets that we have targeted for penetration.

These or other companies may succeed in developing and bringing to market products or technologies that are more cost-effective than those being developed by us, or that would render our products and technology obsolete or non-competitive in the marketplace.

We may not be able to protect important intellectual property.

     PEM fuel cell technology was first developed in the 1950s and we do not believe we can achieve a significant proprietary position on the basic technologies used in fuel cell systems. However, our ability to compete effectively against other fuel cell companies will depend, in part, on our ability to protect our proprietary technology, systems designs and manufacturing processes. We do not know whether any of our pending patent applications will issue or, in the case of patents issued or to be issued, that the claims allowed are or will be sufficiently broad to protect our technology or processes. Even if all our patent applications are issued and are sufficiently broad, they may be challenged or invalidated. We could incur substantial costs in prosecuting or defending patent infringement suits.
While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so.

     Further, our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. If we are found to be infringing third party patents, we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all.
Failure to obtain needed licenses could delay or prevent the development, manufacture, or sale of our fuel cell systems.

     We rely, in part, on contractual provisions to protect our trade secrets and proprietary knowledge. These agreements may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have, thereby harming our business prospects.
See "Business--Proprietary Rights".

Risks Related to Our Battery Business

Acceptance of our proposed battery system is uncertain.

     Because vehicles powered by internal combustion engines cause pollution, public pressure has begun to result in legislative and other mandates in Europe and Asia, and enacted or pending legislation in the United States and Asia, to promote or mandate the use of vehicles, including two-wheel vehicles in Asia, with no tailpipe emissions ("zero emission vehicles") or reduced tailpipe emissions ("low emission vehicles"). We believe that in order to create a significant commercial market for electric vehicles in Europe and Asia it will be necessary for such public pressure to continue. In addition, we believe that in the United States government initiatives are important factors in creating an electric vehicle market. There can be no assurance that such public pressure will continue or that further legislation or other governmental initiatives will be enacted, or that current legislation will not be repealed, amended or have its implementation delayed, as has recently been the case in California, or that a different form of zero emission or low emission vehicle, or other solutions to the problem of containing emissions created by internal combustion engines, will not be invented, developed and produced, and achieve greater market acceptance than electric vehicles. The lack of a significant market for electric vehicles could have a material adverse effect on our ability to commercialize our technology. Even if a significant market for electric vehicles develops, there can be no assurance that our technology will be commercially competitive within such a market.

Our business is very competitive.

     The primary and rechargeable battery industry is characterized by intense competition with a large number of companies offering or seeking to develop technology and products similar to ours. We will be subject to competition from manufacturers of traditional rechargeable batteries, such as nickel cadmium batteries, from manufacturers of rechargeable batteries with advanced technologies, such as nickel metal hydride, lithium-ion liquid electrolyte and lithium-metal solid-polymer batteries, as well as from companies engaged in the development of batteries incorporating new technologies. We will also compete with large and small manufacturers of alkaline, lithium, carbon-zinc, seawater, high rate, and primary batteries. There can be no assurance that the we will be successful in competing with these manufacturers, many of which have substantially greater financial, technical, manufacturing, distribution, marketing, sales and other resources. A number of companies with resources substantially greater than ours are pursuing the development of a wide variety of battery technologies, including Ni-Zn batteries, which are expected to compete with our technology. If other companies successfully market their batteries prior to our introduction of products, there may be a material adverse effect on our business, financial condition, and results of operations.

Our products may be subject to technological obsolescence.

     The market for our products, as well as the products that may utilize our batteries and technology, is characterized by changing technology and evolving industry standards, often resulting in product obsolescence or short product lifecycles. Although we believe that competition in the Nickel-Zinc battery arena is very limited at this time, and we believe that our batteries will be comprised of state-of-the-art technology, there can be no assurance that competitors will not develop technologies or products that would render our technology and products obsolete or less marketable.

Our success will dependent in part on the success of original equipment manufacturers who use our products.

     A substantial portion of our battery business will depend upon the success of products sold by original equipment manufacturers ("OEMs") that may use our batteries. For example, one factor determining the quantity of purchase orders we may receive from a scooter manufacturer in the future is the success of that company's electric scooter. Therefore, our success in being able to sell or license our products will be substantially dependent upon the acceptance and marketability of the OEMs' products in the marketplace. We will be subject to many risks beyond our control that will influence the success or failure of a particular product manufactured by an OEM, including among others, competition faced by the OEM in its particular industry; market acceptance of the OEM's product; the engineering, sales and marketing and management capabilities of the OEM; technical challenges unrelated to our technology or problems faced by the OEM in developing its products; and the financial and other resources of the OEM.

Price increases for raw materials may adversely affect our profitability.

     The principal raw materials for the production of our battery products are nickel and zinc. Prices for both nickel and zinc are subject to market forces beyond our control. Our future profitability may be materially adversely affected by increased nickel and/or zinc prices to the extent we are unable to pass on higher raw material costs to its customers. However, to offset such costs, we may engage in forward purchases and hedging transactions to effectively manage raw material costs and inventory relative to anticipated production requirements for the succeeding six to twelve months.

We will be dependent on proprietary technologies.

     We believe that our success will be dependent both on the legal protection that our patents and other proprietary rights may or will afford and on the knowledge, ability, experience, and technological expertise of our employees. We claim proprietary rights in various unpatented technologies, know how, trade secrets and trademarks relating to our products and manufacturing processes. There can be no assurance as to the degree of protection these various claims may or will afford, or that the our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technology. It is our policy to protect our proprietary rights in our products and operations through contractual obligations, including nondisclosure agreements with customers, consultants, licensees, and strategic partners. There can be no assurance as to the degree of protection these contractual measures may or will afford.
There can be no assurance (i) that patents will be issued from any pending applications, or that the claims allowed under any patents will be sufficiently broad to protect our technology, (ii) that any patents issued to us will not be challenged, invalidated or circumvented, or (iii) as to the degree or adequacy of protection any patents or patent applications may or will afford. If we are found to be infringing third party patents, we cannot assure that we will be able to obtain licenses with respect to such patents on acceptable terms, if at all. Our failure to obtain necessary licenses could result in delays in product shipment or the introduction of new products, and costly attempts to design around such patents could foreclose the development, manufacture, or sale of our products.

We must meet the demands of environmental and other regulatory compliance.

     National, state and local regulations impose various environmental controls on the manufacture, storage, use, and disposal of batteries and/or of certain chemicals used in the manufacture of batteries. Although we believe that our operations are in substantial compliance with current environmental regulations and that there are no environmental conditions that will require material expenditures for clean-up at its present or former facilities or at facilities to which we have sent waste for disposal, there can be no assurance that conditions relating to our historical operations which require expenditures for clean-up will not be discovered in the future or that changes in environmental laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. There can be no assurance that additional or modified regulations relating to the manufacture, transportation, storage, use and disposal of materials used to manufacture our batteries or restricting disposal of batteries will not be imposed or as to the effect such regulations may have on our customers or us.


                          Forward-Looking Statements

In General

     This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of the battery and fuel cell industries, statements about our future business plans and strategies, and most other statements that are not historical in nature.
In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. We have based these statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. These risks and uncertainties include those set forth under "Risk Factors." For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk
Factors section of this prospectus, include:

     - the development and commercialization schedule for our fuel cell technology and products;

     -    future funding under government research and development contracts;

     - the expected cost competitiveness of our fuel cell technology and products;

     -    our intellectual property;

     -    the timing and availability of our products;

     -    our business strategy; and

     -    general economic conditions in our target markets.

     In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

     Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this prospectus might not occur.

No "Safe Harbor"

     The Private Securities Litigation Reform Act of 1995, which provides a
"safe harbor" for similar statements by existing public companies, does not apply to our offerings.

                                Use Of Proceeds

     Since we are conducting this offering as a direct public offering through our officers and directors without a minimum investment requirement, we cannot accurately predict the amount, if any, of net proceeds that we may receive from the sale of our shares. If the maximum of 2,000,000 shares is sold at the public offering price of $__ per share, we will receive gross proceeds of $___. Assuming our estimated offering expenses to be $100,000, we would estimate our net proceeds from the maximum offering to be approximately
$_____. Actual proceeds realized by us from the offering could be substantially less than that amount.

Since we cannot accurately predict the amount of net proceeds that we will receive from the offering, the following sets forth our anticipated uses of the funds in a decreasing order of priority:

          * The first $1,000,000 in proceeds will be used to complete the pilot plant to manufacture fuel cell stacks.

          * The next $200,000 in proceeds will be used to pay some of our creditors, to the extent necessary to avoid disruption of our operations, including remaining obligations to Sorapec's creditors under a plan of reorganization.

          *    To the extent proceeds are available, we will use approximately
$600,000 in proceeds for general corporate purposes, including working capital, funds for operations, and overhead expenses, both in France and in the United States.

     * To the extent proceeds are available, we will use approximately
$200,000 in proceeds for upgrading and improving our lab facilities.

          There is no minimum funding requirement. All funds received from the offering will be placed immediately into our general operating account and used according to the priorities set forth above.

     At June 30, 2000 we had approximately $575,841 of accounts payable and accrued expenses due to vendors and others that have provided us with products and services in the past. In addition, we owe persons who are executive officers, directors, and principal shareholders, $183,735. While we will try to use the proceeds of the offering, if and to the extent they are received, to continue the development of our business products, it may become necessary for us to divert some of those funds to the repayment of our creditors. We may be required to repay some of our unrelated vendors out of offering proceeds in order to avoid threat of litigation or discontinuation of their service.

     The amounts set forth above represent our best estimate for the use of the net proceeds of this offering in light of current circumstances. However, actual expenditures could vary considerably depending upon many factors, including, without limitation, changes in economic conditions, unanticipated complications, delays and expenses, or problems relating to the development of additional products and/or market acceptance for our products and services.
Any reallocation of the net proceeds of the offering will be made at the discretion of our Board of Directors but will be in furtherance of our strategy to achieve growth and profitable operations through the development of our products and commencement of our marketing efforts. Our working capital requirements are a function of our future growth and expansion, neither of which can be predicted with any reasonable degree of certainty. We may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that we will be able to make these arrangements in the future should the need arise.

Pending our use of the net proceeds of the offering, the funds will be invested temporarily in certificates of deposit, short-term government securities, or similar investments. Any income from these short-term investments will be used for working capital.


                                Dividend Policy

     We have not declared or paid cash dividends on our common stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future. Our Board of Directors will determine whether any cash dividends will be declared in the future.



                                Capitalization

     The following table sets forth our capitalization as of June 30, 2000 (i) on an actual basis and (ii) as adjusted to give effect to the estimated net proceeds from the sale of the shares of common stock we are offering as part of our offering. The net proceeds reflect estimated offering costs of approximately $100,000. This section should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus.


                                         As of June 30, 2000
                                         -------------------
                                                        As
                                      Actual       Adjusted(1)(2)
                                      ------       --------------
Stockholders' Equity:
Preferred Stock, $.001 par value,
   50,000,000 shares authorized;
   2,589,815 issued and outstanding
   at June 30, 2000.                $   25,899      $
Common Stock, $.001 par value,
   100,000,000 shares authorized;
   8,061,352 shares issued and
   outstanding at June 30, 2000          8,061
Capital in excess of par value       2,310,542
Accumulated deficit                 (2,596,014)
Stockholders deficit                $ (204,082)     $


(1) Does not include warrants to purchase 1,671,196 shares of common stock at an average exercise price of $.25 per share; or options to purchase 555,180 shares of common stock at an average exercise price of $.24 per share.

                                   Dilution

     At June 30, 2000, we had a historical net tangible book value of $(204,082) or ($.03) per share based upon 8,061,352 shares of common stock outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of common stock into our net book value, meaning total assets less total liabilities, and then subtracting capitalized offering costs. If we sell all 2,000,000 shares of common stock that we are offering, of which there is no assurance, after deducting $100,000 of estimated offering expenses, the adjusted net tangible book value as of June 30, 2000, would have been $____ or $____ per share of common stock. This represents an immediate increase in net tangible book value of $__ per share to current stockholders and an immediate dilution of $___ per share, or ___%, to you as an investor in our offering. To the extent fewer shares are sold in the offering, the dilution to investors will be greater. The following table illustrates the per share dilution, assuming all 2,000,000 shares are sold in our offering:



Assumed public offering price per share of
  common stock                                     $

  Net book value per share of common stock
    before offering                         ($.03)

  Increase per share of common stock
    attributable to new investors            .___
                                            ------

Adjusted net book value per share of common
  stock after offering                                  .___
                                                      ------

Dilution of net book value per share of
  common stock to new investors                        $____
                                                      ======
Dilution per share of common stock as a
  percentage of offering price                             %
                                                      ======


     These numbers do not include (a) 2,614,083 shares of common stock which we may issue under presently outstanding options and warrants; (b) 2,589,815 shares of common stock that we may issue upon exercise of preferred stock that is presently outstanding; or (c) 1,000,000 shares of common stock that may be issued upon exercise of options which may be granted under our Equity Incentive Plan.

The following table sets forth, as of the date of this offering, the number of shares of common stock purchased, assuming for this purpose that the shares of preferred stock have been converted, the percentage of total consideration paid, and the average price per share paid by (i) our existing shareholders and (ii) investors purchasing shares of Common Stock in this offering, before deducting estimated offering expenses we are responsible for paying.

                                                            Average
                      Shares Purchased   Total Consideration Price
                     Number     Percent Amount      PercentPer Share
                     ------     ------- ------      ----------------
Existing
  Shareholders    10,651,165    84.2% $2,344,502        %    $  .22
New Investors      2,000,000    15.8%  _________        %    $_____

Total             12,651,165   100.0%  $           100.0%    $  .__
                  ==========   ======  =========   ======    ======


                          Certain Market Information

     There currently exists no public trading market for our common stock. We do not intend to develop a public trading market until our offering has terminated. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, you may not be able to liquidate your investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in us, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.

     In addition, it is likely that our common stock will be subject to rules adopted by the Commission regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to penny stocks require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized list disclosure document prepared by the Commission. That disclosure document advises an investor that investment in penny stocks can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in penny stocks, to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

                        Selected Financial Information

     Set forth below is our selected financial data as of and for our fiscal years ended December 31, 2000, and 1999 and as of and for the six-month periods ended June 30, 2000, and 1999. This financial information is derived from our consolidated financial statements and related notes included elsewhere in this prospectus and is qualified by reference to these consolidated financial statements and the related notes thereto.


                                     June 30              December 31
                                     -------              -----------
                                 2000        1999      1999        1998
                                 ----        ----      ----        ----
Statements of Operations Data:

  Sales revenue               $187,965    $257,194   $454,888   $539,036
  Gross profit                  73,613     117,082   258,414     417,073
  Loss from operations         484,413     330,605  (862,564)   (927,019)
  Net (loss)                  (449,650)   (332,915) (860,139) (1,013,327)
  Basic and diluted loss per
     share                    $   (.07)   $   (.09)  $  (.20)   $   (.29)
  Basic and diluted weighted
     average common shares   6,635,849   3,513,319 4,306,760   3,513,319



                                  June 30, 2000
                                 --------------
Balance Sheet Data:             Actual   As Adjusted (1) December 31, 1999
                                ------  ----------------  --------------------
  Cash and cash equivalents   $ 15,990    $               $       56,039
  Working capital (deficit)   (474,137)                         (552,553)
  Property and equipment,
     net                        62,978        62,978              80,387
  Total assets                 788,471                           888,383
  Current liabilities          982,026                         1,137,814
  Stockholders' equity
     (deficit)                $(204,082)  $               $     (249,431)

          Management's Discussion And Analysis Of Financial Condition
                           And Results Of Operations

     The following discussion should be read in conjunction with our financial statements, the notes to those financial statements and other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking statements that reflect our plans, estimates, intentions, expectations, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the "Risk Factors" section and contained elsewhere in this prospectus.

     EC Power, Inc. was incorporated in Delaware on March 25, 1999.  On March
29, 1999, we acquired all of the membership interests of EC Power LLC for an exchange of stock. In April 1999 we merged with Neft Acquisitions, Inc., a shell corporation having no assets or operations. We became the surviving entity.

     In late 1997, the shareholders of Sorapec S.A. agreed to issue and sell to the founders of EC Power LLC 35,000 new shares representing a 90% interest in Sorapec. For accounting purposes, that transaction has been treated as an acquisition of EC Power Inc. by Sorapec and as a recapitalization of Sorapec.
The historical financial statements prior to January 1, 1998, are those of Sorapec, giving effect to the acquisition as if the acquisition took place on January 1, 1997. In March 2000, we purchased additional shares of Sorapec and converted loans to Sorapec into Sorapec shares, which increased our ownership in Sorapec to 94%.

Overview

     We are engaged in the development and manufacture of Proton Exchange
Membrane (PEM) fuel cells and bi-polar Ni-Zn batteries through our French subsidiary, Sorapec S.A. The technology has been developed over a period of years by Sorapec, which is considered a European leader in applied research and development in electrochemistry. During the past twenty-five years, Sorapec has been a party to over 100 patents and has undertaken over 300 research contracts for corporate accounts and government agencies such as Renault, Peugeot, Autosil, EDF (the French state-owned utility), CEA
(Commissariat d'Energie Atomique- the French Atomic Energy Authority), DGA
(the French Armament Agency), and others.

     In the PEM fuel cell arena, we will initially manufacture PEM fuel cell stacks for applications requiring portable power supply up to 2 kW to 5kW. A number of such applications have been identified in the oil & gas, military, back-up power, and outdoors recreation markets. Because of the large variety of end uses, we will focus on stack development and production, while our customers will provide related "balance of plant" as part of the total end use product package. Once commercial sales are being realized in the mid-range portable power markets, we plan to increase the size of our stacks to address the stationary and vehicle markets with larger power requirements.

     We are also involved in the development of an advanced battery system because we believe that some applications are more likely to be powered by batteries than other power sources, at least in the foreseeable future. We further believe that Ni-Zn, the technology that we are developing, has the potential to completely displace Nickel-Cadmium (Ni-Cd) batteries in large markets such as scooters, bicycles, cordless power tools, and other applications requiring small, high-performance, rechargeable batteries. Our immediate focus is to develop such a battery system for an electric scooter program pursued with Peugeot Motocycles (France), PML Flightlink (UK), Citelec
(Belgium), and the University of Brussels in a 50% cost-share contract awarded by the EU.

     EC Power was formed to acquire a controlling interest in Sorapec S.A. and further the development of Sorapec's advanced technology in fuel cells and Ni-
Zn batteries. To date, our existing stockholders in the aggregate have invested $2.1 million in cash and $435,000 in in-kind contributions (services paid in shares). Since inception, we have devoted substantially all of our resources toward the development of our PEM fuel cell and Ni-Zn battery systems.

     We are a product development company and expect to bring our first commercial products to market in the 2002 to 2003 time frame. Through
December 31, 1999, we derived most of our revenues from French and EU government research and development contracts. Substantially all of these government contracts relate to PEM fuel cell and Ni-Zn battery research and development, and the technology developed under these contracts is directly applicable to our product development goals.

     Since inception, we have raised capital through the issuance of equity, formed co-development alliances, and entered into several consortium arrangements with potential OEM customers and contractors with specialized expertise and capabilities to support the execution of our business plan. We expect to manufacture our first PEM fuel cell stack prototypes and Ni-Zn battery prototypes by the end of 2000. We also expect to start setting up our pilot plant in early 2001 and have pre-production manufacturing capabilities by late 2001. We do not expect significant product sales until 2003.

     From inception through June 30, 2000, we incurred losses of $2,596,014.
We expect to continue to incur losses as we expand our product development and commercialization program and prepare for the commencement of manufacturing operations. We expect that losses will fluctuate from quarter to quarter and that such fluctuations may be substantial as a result of, among other factors, the number of systems we produce and supply for internal and external testing, the related service requirements necessary to monitor those systems and potential design changes required as a result of tests. There can be no assurance that we will manufacture or sell fuel cell and/or battery systems successfully or ever achieve or sustain product revenues or profitability.

Results of Operations

Comparison of the Twelve Months Ended December 31, 1998 and December 31, 1999

     REVENUES. Through December 31, 1999, our revenues were derived mostly from cost reimbursement government contracts relating to the research and development of PEM fuel cell and Ni-Zn battery technology. These contracts provide for the partial recovery of direct and indirect costs from the specified government agency, generally requiring us to absorb from 25% to 50% of contract costs incurred. Contract revenues decreased from $539,036 for the twelve months ended December 31, 1998 to $454,888 for the twelve months ended
December 31, 1999. As of December 31, 1999, we had 3 ongoing government contracts that we expect will produce approximately $ 235,000 in contract revenue over the 2000-2001 period. In 2000, we secured 3 new additional contracts that we expect will produce approximately $ 330,000 in additional contract revenue over the 2000-2001 period.

     We expect to continue to pursue government contracts that relate to the further development and commercialization of PEM fuel cells and Ni-Zn batteries. As of December 31, 1999, we had 5 outstanding proposals, 2 of which came to grant in the second quarter of 2000, a EU program (electric scooter code-named "Praze") in April 2000, and a French PEM membrane development program. The 3 other proposals are to the French ministry of industry; they have successfully passed the technical review stage
("labelises"). We expect several of these proposals will result in contracts by the third quarter of 2000 or early in 2001. One of these contracts concerns the construction of our PEM fuel cell pilot plant for which the French government is expected to provide 40% financing with a long-term, interest-free loan whose principal reimbursement is conditioned upon reaching profitability. The other contracts, if awarded, are cost reimbursement contracts in which the specific government agency will reimburse us for 50% of the costs we incur. As a result, we will report a loss on these contracts.
We expect to continue to incur losses on future government contracts awarded while developing proprietary information that we expect will enhance our ability to commercialize our PEM fuel cell and Ni-Zn battery systems.

     We expect to produce our first 2 self-funded fuel cell stack prototypes in late 2000. Additional prototypes will be produced in 2000 that will incorporate our new collector design. Our consortium partners will integrate these stacks in complete systems for their respective applications. They will be expected to participate in field trials and evaluations designed to test system performance, market conditions and customer preferences, including usage patterns, fuel availability, buying criteria, and regulatory matters.
We intend to use this data to achieve optimal product design and speed commercialization and mass-market acceptance.

     COST OF REVENUES. Cost of contract revenues includes compensation and benefits for the engineering and related support staff, fees paid to outside suppliers for subcontracted components and services, fees paid to consultants for services provided, materials and supplies used and other general overhead costs directly allocable to specific government contracts. Cost of contract revenue was $121,963 for the twelve months ended December 31, 1998 as compared to $196,474 for the twelve months ended December 31, 1999. This relative increase is largely attributable to a distortion between the revenue recognition method (total contract value prorated by elapsed time) and the recording of expenses as incurred.

     We expect most of our OEM prototype customers will be willing to pay a premium for early system testing and evaluation. However, the cost to produce our prototype systems is likely to be higher than their sales price. We expect to continue to experience costs in excess of product sales until we achieve higher production levels, which we do not expect will occur until after 2004.

     RESEARCH AND DEVELOPMENT. Research and development expense includes compensation and benefits for the engineering and related staff, expenses for materials to build prototype units, fees paid to outside suppliers for subcontracted components and services, supplies used, facility related costs, and other general overhead costs. Research and development expenses as a percentage of revenues remained essentially identical for the twelve months ended December 31, 1998 (32%) and for the twelve months ended December 31, 1999 (33%).

     We expect to significantly increase our spending on research and development in the future in order to accelerate the prototype production and testing program, to design our pilot-plant facilities, and to commence procurement of custom equipment. Beyond 2001, we plan to continue development activities related to performance improvements of our fuel cells and Ni-Zn batteries, and to start planning our industrial facilities.

     GENERAL AND ADMINISTRATIVE. General and administrative expense includes compensation, benefits, and related costs in support of our general corporate functions, including general management, finance and accounting, human resources, business development, information, and legal services. General and administrative expenses remained essentially constant for the twelve months ended December 31, 1998 ($764,666) and for the twelve months ended December
31, 1999 ($771,808).

     LOSS FROM OPERATIONS.  The operating loss for the twelve months ended
December 31, 1999, was $862,564, compared to a loss of $ 927,019 for the twelve months ended December 31, 1998. The higher 1998 operating loss is principally due to the stock compensation recorded in 1998 which includes the promote equity granted to the founders.


                                Our Background

     Sorapec has been a contract research firm since its formation in 1974 as a French corporation. We estimate that approximately $20 million in contract value has been invested in our technology over the past 15 years. With a recognized expertise in electrochemistry, our customers have included government agencies, military organizations, and major corporations such as battery manufacturers, automobile manufacturers, and other OEM end-users. Our applied research, testing, and problem solving activities supported us over the years and have earned us a strong position in our field in Europe.
Contract research and development, however, is a cyclical business and we decided to reduce our dependency on third-party R&D outsourcing budgets by bringing to market our own proprietary products.

     In late 1997, the shareholders of Sorapec sold to EC Power, LLC, a 90% interest in Sorapec. Key employees of Sorapec held the balance of the shares.
EC Power LLC had been formed to serve as a vehicle to effect this transaction.
Subsequently, EC Power was restructured as a corporation in March 1999; and it was then merged with a publicly owned Delaware corporation, with EC Power the surviving corporation. See "Certain Transactions" for a more detailed description of these transactions.


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                                   Business

Overview

     We are engaged in the development of bi-polar nickel-zinc (Ni-Zn) batteries and Proton Exchange Membrane (PEM) fuel cells. We are in the process of finalizing alliances to complete the commercial development of several proprietary products, including bi-polar Ni-Zn batteries for selected applications and small PEM fuel cells. We intend to industrialize and manufacture these products either through manufacturing joint ventures (Ni-Zn batteries) or in our own plant (fuel cell stacks and bi-polar battery electrodes).

     Based on published research reports, we estimate that the global battery industry will reach $60 billion by the year 2000. At the present time, its growth is mostly fueled by the ever increasing demand for portable power sources, particularly high-performance rechargeable batteries for products such as notebook computers, cellular phones, camcorders and cordless power tools on the one hand and scooters and bicycles on the other. We plan to participate in this high growth segment by introducing a proprietary bi-polar
Ni-Zn battery system and by licensing several other technologies that we believe can substantially enhance the performance of other battery systems such as Nickel-Cadmium (Ni-Cd), Nickel-Metal Hydride (Ni-MH), Zinc-Air (Zn-
Air), and Lead-Air (Pb-Air) batteries.

     Furthermore, we believe that the market for electrochemical devices, including batteries and fuel cells, is going to experience an even more dramatic expansion when some of the technologies currently under development finally bring viable solutions to powering electric cars, scooters and bicycles, providing distributed power to remote sites, and storing photo-voltaic and other forms of renewable energy. We believe that applications for small-scale fuel cell systems to generate electricity for niche markets such as remote field instrumentation (oil and gas exploration), military battlefield use, fishing boats and yachts, municipal equipment and others, will materialize as soon as commercially viable fuel cell products are available. We intend to be in the forefront of these developments to fully capitalize upon the new opportunities. We also believe that the market demand for lighter and more compact batteries to power electric scooters and bicycles is expanding rapidly and we expect that a market for our company's bi-polar
Ni-Zn battery for such applications is likely to develop commercially over the next two to three years.

     Recognizing the global nature of the business, the diversity of its end-user and geographic markets, and the magnitude of the industrial and marketing investments that would be required to effectively address these markets, we intend to proceed in steps and to rely largely on international joint ventures and alliances to bring our products to market. We believe that such an approach, which is commonly used in the industry, will allow us to leverage our technical assets to secure co-development funding from partners and equity interests in manufacturing joint ventures, thereby diversifying the technological risk and minimizing our capital requirements.

     We intend to establish our own manufacturing capability to produce fuel cell stacks, that is, groupings of cells to achieve the electrical characteristics required by each application. We also intend to produce from the same plant air electrodes for any future licensees of our Zn-Air and Pb-
Air technologies because of the similarity of these electrodes with those used in PEM fuel cells; and proprietary bi-polar electrodes for our Ni-Zn battery.


Batteries and Fuel Cells

     The common denominator of batteries and fuel cells is clean electric energy from electrochemical reactions. However, while the ability of batteries to deliver electricity is limited to the amount of energy stored in them, fuel cells can produce electricity indefinitely as long as they are supplied with fuel, namely hydrogen and oxygen or air. In this respect, fuel cells can be compared to internal combustion engines, without the combustion and consequent pollution. Hence, the great interest that automobile manufacturers worldwide are showing for fuel cells that some consider to potentially offer the most viable long-term solution for powering electric cars. The alternative solution is to use batteries. No one knows whether batteries or fuel cells will eventually prevail, whether as a pure electric or as a hybrid electric vehicle, but it presently appears that zero emission vehicles will use one or the other, or a combination of the two. We believe that the selection between the two technologies will depend on applications.
For instance, batteries appear to be a more viable solution for electric scooters and bicycles than fuel cells.

Our Fuel Cell Business

     We began our involvement in fuel cells in 1984, when the European Space
Agency awarded us a contract to study alkaline fuel cells for space applications. Since then, our focus has been on PEM fuel cell technology, a field in which we have been granted a number of contracts over the years, under various European programs, by various French government agencies and by the French Navy. This work has allowed us to gain significant expertise in what is referred to as the core technology of PEM fuel cells, that is, membrane-electrode assemblies (MEA's) and collectors, both of which have a critical impact on performance and costs. We now intend to leverage this expertise to become a stack manufacturer and address the vast market opportunities for FEM fuel cell products.

     We have obtained substantial reductions of stack cost and weight, with our current design estimated to cost 20% less than stacks made with "standard" industry materials. Through our work in progress in electrode design we expect to further increase power density by a factor of 2.5 times. We believe that these improvements will translate into an additional 50% cost reduction with no sacrifice in performance.

     The first priority for our fuel cell program is to produce prototype stacks of fuel cells in the 300W to 1kW power range. These prototypes will serve to demonstrate our capabilities in the core fuel cell technology and allow our development partners to initiate work on the balance-of-plant for systems in this power range. We have allocated funds to produce 2 prototypes whose assembly we expect to complete in late November 2000. For the sake of expediency, we will use conventional graphite collectors for these first prototypes.

     We have begun work on the fabrication process of our new collector design, in cooperation with Thealec SA, which has expertise in printed circuit board manufacturing equipment. This work is expected to span over a period of 9 months, leading to the completion of a first group of 6 to 12 prototype stacks incorporating all our new design features by mid 2001.
The design of the balance-of-plant for small systems will be subcontracted to Bertin Technologies, SA, a French engineering firm with expertise in fluid mechanics, heat transfer and control systems. Our joint efforts with Bertin are expected to result in the completion of a minimum of 2 complete fuel cell systems by mid 2001.

     During 2001, we plan to set up a pilot plant to produce stacks in an existing 4,000 ft2 facility rented by us, adjacent to our R&D laboratories.
The plant will have a production capacity of 5,000kW per annum, which we expect to meet our production volume requirements until the end of 2003.
Engineering work, equipment and facility improvements will cost an estimated
$2.8 million. The French government will finance 40% of this cost through long-term, interest-free loans, subject to the completion of this offering.
The plant design and related procurement activities are expected to begin in late 2000 for a target start-up date in the third quarter of 2001. This small production capacity will support our immediate needs for samples for our partners, for OEM evaluation, and initial sales in targeted markets. We expect to move to a larger industrial facility in 2004.

     We are collaborating with ECA S.A. and Bertin Technologies S.A., two affiliates of Groupe Finuchem S.A., to design and build the systems and equipment that will enable us to manufacture complete stacks. ECA's responsibilities involve the scale-up of the manufacturing process as well as manufacturing machine design. We will be the prime contractor under a contract that we expect will be awarded in November 2000 by the French government to construct the pilot manufacturing facility. We will own the plant, which will be sited at our existing laboratory/office facility. Bertin will serve as our engineering advisor and help design the control systems for gas, heat, and water management and mechanical sealing within the fuel cell stack. Thealec will design and manufacture equipment for the automated manufacture of our proprietary collectors and serve, at least initially while production volume is low, as the supplier of collectors to us. As production volume builds, we may bring collector production in-house.

     We anticipate that these stacks will be supplied to a systems integrator who will integrate them into complete fuel cell systems, ready for an OEM application. This systems integration process involves connecting various peripheral components to the stacks such as a hydrogen generator, reformer or storage, a power conditioning module and fans.

Market Overview

     During the past few years, the fuel cell, first invented some 160 years ago, has undergone a resurgence. Until the 1980's, fuel cells, which convert hydrogen and oxygen directly into electricity and heat, were used only in special niches such as space technology. But with easier availability of new materials and manufacturing techniques, combined with global concerns over adverse environmental impacts of continued reliance on fossil fuels, and consequent regulations to phase in ultra low and zero emission vehicles, efforts to commercialize this technology have accelerated on an international scale.

     The automobile industry, in particular, expects that a combination of the PEM fuel cells and electric drives will provide a more environmentally compatible alternative to the internal combustion engine. PEM fuel cells also have a large market potential in small-scale stationary power applications.
The market for small-scale power is being driven by the trend toward distributed generation, where power is generated near or at the end user's location, thereby reducing dependence on the electric transmission and distribution grid. To the extent these end users are located in urban environments, the environmental attributes of the fuel cell are especially desirable.

     In addition, PEM fuel cells are well suited to a number of applications where batteries are the incumbent technology, particularly where the application is remote or difficult to access. Whereas a battery's ability to produce electricity is limited to the amount of energy stored in it, a PEM fuel cell will operate as long as it has a supply of hydrogen, just as an internal combustion engine keeps running as long as it is supplied with gasoline or diesel.

How Fuel Cells Work

     A fuel cell is a device that combines hydrogen, derived from a fuel such as natural gas, propane, methanol or gasoline, and oxygen from the air to produce electric power without combustion. The type of fuel cells that we are developing technology for consist principally of two electrodes, the anode and the cathode, separated by a polymer electrolyte membrane, the Membrane
Electrode Assembly, or MEA. Each of the electrodes is coated on one side with a platinum-based catalyst. Hydrogen fuel is fed into the anode and air enters through the cathode. Induced by the platinum catalyst, the hydrogen molecule splits into two protons and two electrons. The electrons from the hydrogen molecule are conducted around the membrane creating an electric current.
Protons from the hydrogen molecule are transported through the polymer electrolyte membrane and combine at the cathode with the electrons and oxygen from the air to form water and produce heat.

     To obtain the desired level of electric power, individual fuel cells are combined into a fuel cell stack. Increasing the number of fuel cells in a stack increases the voltage, while increasing the surface area of each fuel cell increases the current.

     The basic principle of a PEM fuel cell is shown in FIGURE 1-A. In this arrangement, hydrogen is supplied to the negative electrode (anode) where it dissociates into protons and electrons. Protons pass through the membrane to the positive electrode (cathode) while the electrons are conducted externally creating an electric current between the negative and positive electrodes. At the positive electrode, the protons and electrons recombine in the presence of oxygen, which can be from the atmosphere or another oxygen source, to form water. The by-products of the PEM fuel cell reaction are water and heat, the latter requiring that the fuel cell stack be cooled to maintain an acceptable internal temperature.

                    |----Electric Load or Storage----|
                    |                                |
     Electrons (4e-)|                                |
               --------------------------------------------
               |            |                  |          |
               |            |                  |          |
               |            |                  |          |--> Water (2H2O)
               |            |                  |          |
  Hydrogen(2h2)|            | Protons (4H+)    |          |
               |            |                  |          |
               |            |                  |          |<-- Oxygen (O2)
               |            |                  |          |
               |            |                  |          |
               |            |                  |          |
               |            |                  |          |
               --------------------------------------------
               Negative (-)        Membrane     Positive
                Electrode                       (+) Electrode

FIGURE 1-A.    Membrane Electrode Assembly (MEA) Illustrating Basic Principle
               of PEM Fuel Cells

     FIGURE 1-B shows some additional components and design details: the collectors, the 2 layers making up the electrodes, and the electro catalyst.
Located on both sides of the membrane-electrode assembly (as depicted in Figure 1-a), the collectors, also called flow field plates or bipolar plates, collect the electrons on the external surface of the anode, and distribute them to the external surface of the cathode. They also serve to feed the reactant gases to their associated electrodes. As regards the electrodes, each consists of a diffusion layer and an active layer. The active layer is the thin (a few microns) superficial layer in which the hydrogen dissociation and hydrogen oxidation reactions actually take place. The diffusion layer is the region through which the reactants and products of reactions migrate.
Last, the thick line on both sides of the membrane represents the catalyst
(platinum for instance). It should be noted that the catalyst is not a sheet of material as the graphic might suggest. It is in fact dispersed amongst the grains of carbon making up the active layer.








FIGURE 1-B illustrating the collectors, the active layers of the electrodes, and the catalyst

Membrane Electrode Assembly

     A number of phenomena affect the performance of an MEA. Optimizing them is a complex process that typically involves trade-offs between conflicting requirements and objectives as explained below.

     In order for a reaction to take place at a given site in the active layer of an electrode, several conditions need to be met simultaneously: a molecule reactant has to be in contact with the catalyst, and electrons and protons resulting from, or needed for, the reaction have to be able to flow away from, or to, the reaction site. The grains of carbon that make up the bulk of the anode provide the conductive path for the electrons, while the membrane material provides the protonic conductivity. The greater the number of sites where these conditions are met and the lesser the resistance to the flow of electrons and protons, the greater the number of reactions and the resulting flows of electrons and protons.

     An approach to increasing the number of reaction sites per unit of surface of electrode is to increase the thickness of the active layer; this implies that protonic conductivity can be provided deeper in this layer. We have developed electrode/membrane-bonding techniques that achieve a good penetration of the membrane material in the active layer. Increasing the platinum loading, i.e. the amount of platinum catalyst dispersed in the carbon making up the active layer, and facilitating the flow of gas traveling through the diffusion layer, can both achieve the desired result from a statistical standpoint. However, an increase of the platinum loading yields a cost penalty, and an increase of the electrode porosity adversely impacts electronic conductivity. Our work on new electrode structures has already produced significant results and we expect to further increase power density by a factor of 2.5. This will turn translate to an additional 50% cost reduction with no sacrifice in performance.

     In summary, our developments in MEA technology have achieved:

     * Significantly reduced amounts of platinoid material for any given set of operating conditions;
     * Improvement of active layer activity (reduction of activation resistance)
     * Means to optimize electrode bonding to new membrane materials expected to be much less expensive than industry standard Nafion(-
          Registered Mark-);
     * Improved mass transfer through the diffusion layer of the electrodes, without loss of conductivity,
     * Improved elimination of cathode reaction by-products when using low pressure air as reactant;

Bipolar Collector

     The role of the collectors has been described earlier, and Figure 1-b illustrated their implementation in a single-cell configuration. In practice, a number of cells have to be connected in series to produce more power. The grouping of several cells is referred to as a stack.

     In a typical stack configuration, collectors (made of graphite, polymer or metal) are sandwiched between the anodes and cathodes of adjacent cells.
In addition to the roles described earlier, collectors also provide the serial connections between cells, collecting electrons from one anode to feed them to the cathode of the adjacent cell: hence their "bipolar" designation. In order for collectors to act both as a gas manifold and a conductor for electrons, the gases are made to circulate through circumvoluted channels which are machined on both sides of the collector and whose open faces are in contact with the electrodes. Means to create the channels vary according to the material used to make the collector, but the design approaches are essentially similar. In some cases, collectors also incorporate coolant circulation channels. Because graphite collectors are thick, heavy, brittle and costly to machine, many attempts have been made to use other materials and/or fabrication methods, but each has shortcomings. In all cases, collectors remain a major factor in the overall cost and weight of the cells.

     To address these issues, we have developed a new, low cost collector design. In our design concept (patent pending), the collector consists of a low cost plastic plate through which stainless steel needles are inserted
("traversing" option), using standard printed circuit board manufacturing methods. In an alternative arrangement, the needles are inserted on both sides of a conductive composite plate ("non-traversing" option). In either case, the needles are in contact with the electrodes on both sides, thereby providing means to collect the electrons from the anode and conducting them axially to the cathode of the adjacent cell. The space provided between the plate and the electrodes allow the gases to circulate with minimum friction losses while insuring a uniform feed. The advantages of this design include:

     *    Lighter and less expensive collector
     *    Lower electrical resistance
     *    Uniform gas distribution
     *    Reduced pressure drop allowing operation near atmospheric pressure

Target Markets

     We intend to address applications falling into three size classes over several years:

     * Small-scale units in the 0.3 kW to 2 kW range for highly specialized applications, a market that includes major participants (near term);
     * Residential and commercial units of between 2 kW and 10 kW (medium term); and
     * Larger units in the 30 to 80 kW range for vehicle applications (long term).

     We intend to target the small-scale units toward military and civilian applications for which a need has already been expressed. Military uses include jeep-mounted systems to recharge individual battery packs during military operations. Near-term commercial applications include the use of small hydrogen fueled fuel cells to generate electricity for oil and gas seismic detector applications, deep-sea underwater wellhead applications, and deep-sea underwater drones and unmanned submarines. In these specialized applications, reliability and performance are considered to be more important factors than price. As discussed above, the use of bottled hydrogen in these applications to provide fuel is not only permissible but also necessary. We have also had discussions with municipal users for powering street sweepers and park maintenance vehicles. A successful outcome in one or more of these applications is likely to open opportunities elsewhere, both civilian and military. Of course, there can be no assurance that we will be able to make any sales of our small fuel cells.

     In the 2 kW to 10 kW range, there is a need to supply electricity to remote residential sites too costly to connect to the electricity grid. This need is obvious in the developing world. For example, the World Bank estimates some 2 billion people are without electricity altogether and another
1.5 billion have access for less than 4 hours per day. Building these larger units will be the next logical development phase, which we intend to address in cooperation with companies involved in fuel reforming technology so as to allow the use of hydrocarbon fuels such as natural gas or propane. The technology to "reform" or produce hydrogen from gas, propane and other fossil fuels for stationary uses is already available but is still quite expensive.

     We will target the largest class of our proposed fuel cell systems (40 kW
- 80 kW) to the electric vehicle sector where a growing number of automobile manufacturers consider that fuel cells may eventually provide the best long-term solution for motive power. A race to introduce fuel cell cars is underway, initially by DaimlerChrysler, which predicts it will sell 40,000 units a year by 2006, and Toyota, whose president pledged to be first to commercialize a fuel cell car. Detroit automobile manufacturers are now entering the race with massive development investments and plans to commercialize fuel cell cars within the next six years, but the challenge of getting the many industry stakeholders (e.g. oil companies, automobile manufacturers) to select the hydrogen-fueling infrastructure is very far from being resolved. We intend to continue development to build these larger cells, and to be in a position to enter the market, once issues relating to reforming technology, fuel supply delivery, and fuel storage infrastructure have been resolved by the major energy and automobile companies. We believe that we will be well positioned, from a technological and commercial point of view, when the automobile market becomes a "fuel cell ready" market.

Competition (PEM)

     A number of domestic and foreign companies are engaged in the development of fuel cells, including PEM fuel cells, but the Company believes that none of the PEM fuel cell products are yet in commercial production. Ballard Power
Systems, Inc., is generally considered to be the world leader in the development of PEM fuel cells. Ballard's products are currently being tested by most of the major automakers to develop zero-emission vehicles. During
1999, Ford and DaimlerChrysler invested a total of $1.1 billion into Ballard to spin off a new subsidiary, Xcellsis Fuel Cell Engines, which has the exclusive rights to Ballard's fuel cell technology for the automotive sector.
Xcellsis is already providing prototypes for Ford's P2000 and DaimlerChrysler's NECAR 4 hydrogen-powered electric vehicle. Ballard also sells fuel cells to Nissan, GM, Honda, and Toyota - the latter three companies that also have their own fuel cell engine systems.

While Ballard is substantially more advanced than we are in its PEM fuel cell system development, the performance of the our cells is identical to that of Ballard's, based on comparative tests performed by the French Atomic Energy
Agency, CEA. For the reasons cited above, we believe that our fuel cell design has certain competitive cost advantages relative to Ballard's.

     We are aware of several public and private companies in the United States with PEM fuel cell product offerings, including International Fuel Cells (a subsidiary of United Technologies, Inc.), Energy Partners, Proton Energy
Systems, Plug Power, H Power, Electrochem, Avista Labs, General Motors, DCH
Technology, Manhattan Scientifics, and DAIS-Analytics. We have also identified two companies in Europe Siemens A.G. in Germany and DeNora in Italy. In Japan, the Company believes that Matsushita Electric Industrial Co.
Ltd., Honda, and Toyota are involved in PEM fuel cell development.

     Although there is no shortage of companies, many of them quite large, involved in bringing PEM fuel cells to market, their proprietary position is often in areas that differ from ours. For example, in the area of MEA and collector technology, we believe that we hold a highly competitive position, evidenced to an extent by our patent portfolio. Moreover, a number of the participants in the fuel cell market represent potential strategic partners, investors, and customers for our fuel cell stacks.

R&D Contracts

     Being recognized as a leading European specialist in core fuel cell technology, we have been consistently invited to participate in French and European PEMFC programs, one of which was completed in May 1999 and three of which are currently in progress. The most significant program, partially funded as part of the French government's fuel cell initiative, involves the pilot plant we are building, described previously.

Key Relationships

     We plan to utilize alliances in Europe, and particularly in France, where our technical leadership is well recognized, to achieve leverage on our intellectual property. For instance, our long established technology co-development relationship with CEA is extremely valuable. In this cooperative effort, CEA's focus is on collector development, an ideal match with our main capabilities in the MEA. Access to CEA's powerful R&D apparatus will serve to accelerate the final stage of R&D and the introduction of commercial products.
The CEA's involvement also lends credibility to our projects and, we believe, will facilitate our entry into collaborative strategic relationships with other government entities.

     We will also seek to capitalize upon the long term and fruitful relationship we have enjoyed with the Peugeot/Renault alliance over a number of years, to co-develop an automotive fuel cell system. Faced with the threat of foreign competition in the hybrid auto arena, these automakers appear ready to accelerate their fuel cell development program.

Our Ni-Zn Battery Business

     The Ni-Zn couple has long been known to offer various advantages over other technologies, notably its higher energy density and much lower cost.
However, until very recently, its very short cycle life (less than 200 charge/discharge cycles) has prevented its commercial use. After five years of research, we have succeeded in overcoming this challenge. We have produced cells with energy densities of up to 70 Wh/kg reaching 600 cycles at 80% depth of discharge.

     The first priority in our Ni-Zn battery program is to establish the proof-of-concept of our new design incorporating plastic collectors and using a gel electrolyte impregnated in the separators. We are currently testing several polyelements incorporating the new separator design (electrolyte in gel form impregnated in the collectors), and traditional metal collectors. We expect the new plastic collectors to minimize several production challenges, sealing problems in particular, and further reduce cost.

     We expect to have several 6V/6Ah prototypes built and tested in the first quarter of 2001. We will then be able to scale up to 36V/25Ah units, the size specified in our European e-scooter contract. Initial test results are due by the end of the first quarter of 2001, and we expect full tests to be completed in the second quarter of 2001.

     In the first half of 2001, we will set up a battery prototype shop within our current research building. Since cycling batteries is a time consuming process which cannot be compressed, increasing the number of test benches and stations will allow us to run multiple tests simultaneously and therefore to accelerate the overall program. The equipment and facility improvements for the battery prototype shop will allow us to produce samples for evaluation by prospective licensees and joint venture manufacturing partners.

     Our plan is to form one or several manufacturing joint ventures with companies already well established in the battery business (FIGURE 2). While we intend to keep the manufacturing of our proprietary bipolar electrodes in-house, we believe that major battery manufacturers are better positioned to produce and sell complete batteries for specific geographic and product application segments. Towards this goal, we will first identify OEMs interested in exploring the use of Ni-Zn batteries in their products; we will secure battery specifications from such OEMs; and we will then produce and deliver samples for their technical evaluations.

FIGURE 2. Manufacturing Strategy



     We plan to find one or more battery manufacturers, some of whom may be among our existing customer base, willing to co-venture with us during this product development phase and to establish a manufacturing joint venture.

     Should the cost of capital to enter a specific market segment prove prohibitive, we will consider a straight licensing arrangement for such a segment.

Market Overview

     A battery is an electrochemical apparatus used to store energy and release it in the form of electricity. There are two types of batteries, primary and secondary. A primary, or disposable, battery is used until discharged and then discarded. A secondary, or rechargeable, battery can, after discharge, be recharged and used again. Our Ni-Zn batteries are designed to be rechargeable.

     There are many types of batteries on the market today, including lead-acid (Pb-acid), nickel-metal-hydride (Ni-MH), nickel-cadmium (Ni-Cd), lithium-ion (Li-ion), plus others that are more developmental in nature including zinc-air (Zn-air) and nickel-zinc (Ni-Zn). Each battery technology has unique characteristics as to cost, performance, life and toxicity.

     Ni-Zn cells offer greater storage capacity than the commonly used Pb-acid and Ni-Cd systems and are especially suited to high power applications involving high discharge rates (for instance to provide acceleration to a vehicle). Other systems, such as Ni-MH and Li-ion, suffer from significantly higher material costs and offer little performance advantage over Ni-Zn.
Accordingly, the Company believes Ni-Zn has the potential to completely displace Ni-Cd in large markets such as scooters, bicycles and hand-held power tools as well as smaller scale applications requiring small, high-performance rechargeable batteries.

Proprietary Position

     As applied to battery electrodes, the term "bipolar" refers to a configuration and design that provides several advantages over traditional
"monopolar" electrodes. One is the uniformity of the electric field which allows: (i) a more uniform consumption of the active materials of the electrodes, thereby extending their life, and (ii) charges and discharges under high power. This design also yields substantial gains in weight, size, and manufacturing cost because the connections between electrodes are considerably simplified and the collectors are lighter.

FIGURE 4. Typical Monopolar Arrangement and Our Bipolar Arrangement




     Extended life, compactness and cost reduction are the common benefits that the bipolar design can bring. In Ni-Zn batteries, the bipolar construction eliminates the formation of dendrites that can perforate the separator and cause internal short circuits. Resolving the dendrite formation problem is an additional factor of life and reliability improvement. Two of our patents cover inventions and proprietary contributions of the company to the bipolar architecture. Two other patents are specific in their applications to Ni-Zn batteries.


FIGURE 5. Bipolar Extends Battery Life, Improves Performance, and Reduces Cost


     While we have been working on bipolar architectures, including their application to Ni-Zn for several years, we have made 2 recent innovations that we believe will have a substantial impact on cost and will resolve a nagging production problem, namely the sealing of the batteries.


Target Markets

     As stated above, we believe that Ni-Zn has the potential to completely displace Ni-Cd in large markets such as scooters, bicycles, and hand-held power tools and other applications requiring small, high-performance rechargeable batteries. These batteries represent a $6 billion market segment, one third of which is supplied by Ni-Cd batteries, with an annual growth rate of 7% to 11%. Such growth rate, however, does not account for the emerging electric vehicle market, starting with two-wheel vehicles, whose battery requirements are expected to add $12 billion to the size of a market segment in which bipolar Ni-Zn batteries will be a leading contender.

     We intend to target those specialized markets where Ni-Zn has major performance advantages, and where we believe we can build a profitable business without depending on the largest, most competitive segments. Our planned product offering will include:

     * Small batteries with capacities under 10 Ah for portable electronic devices, for instance cellular phones (6V/650 mAh) or laptop computers (9.5V/2 Ah).

     * Larger batteries with capacities over 20 Ah for 2-wheel and 4-wheel electric vehicles. There is already an emerging market for electric scooters in Europe (Peugeot and Piaggio produce about 2,000 units per year for instance), and especially in Asia. The Company intends to initially focus on Asia where efforts to reduce pollution from vehicular traffic in cities is intense.

Competition (Ni-Zn)

     In the United States, we know of only one company that is developing and producing Ni-Zn batteries, namely Evercel, Inc. We believe Evercel is at an advanced stage of development of a monopolar Ni-Zn battery and that some of its products have reached the commercialization stage. We believe, however, that our design and bipolar electrode architecture could provide us with a significant competitive advantage vis-a-vis Evercel.

     In Japan, Yuasa, Sanyo Electric Co., Ltd. and Japan Storage Battery are believed to be pursuing Ni-Zn battery technology, but we is believe that this work is still at the laboratory stage. In Korea, the Samsung Advanced
Institute of Technology is developing Ni-Zn batteries for electric vehicle applications. However, there can be no assurance that other companies, some of which may have significantly greater resources than us, are not developing, or will not engage in the development of Ni-Zn batteries.

     Our Company's Ni-Zn batteries will also compete with more established battery technologies, including Ni-Cd, Ni-MH, and others which are produced in large quantities by major companies, and which benefit from cost advantages associated with large volume production.

R&D Contracts

     We have been pursuing, and will continue to pursue, government contract opportunities whose scope of work relates to furthering the development of Ni-
Zn systems or components of strategic value. The most significant program involves the development of an electric scooter.

     We are a member of a consortium including Peugeot Motocycles, one of the largest scooter manufacturers in Europe; PML Flightlink, a UK company that manufactures a proprietary drive system for battery-powered vehicles; Vrije
Universiteit Brussel, Belgium's premier center for research on electric and hybrid vehicles; and CITILEC, an association of 60 European cities interested in the use of electric vehicles. The consortium was awarded a 3-year EU contract that was signed during April 2000. Under the contract, the consortium will develop a zero emission electric scooter for application in urban centers. We will supply the bipolar Ni-Zn battery for the scooter.

Key Relationships

     We will develop relationships with manufacturing joint venture partners
(e.g. established battery manufacturers) once the development of our prototype battery units is further along and we receive the proceeds from this offering.
We intend to seek these relationships first in Asia and India, as these are areas with the highest perceived growth rate in 2-wheel electric vehicles.

Environmental, Safety, And Regulatory

     Ni-Zn batteries are more environmentally acceptable than other commonly available rechargeable battery systems. Ni-Zn batteries contain no cadmium, mercury, or other highly toxic materials that are difficult to dispose of under current environmental regulation. We anticipate very little waste generation due to the simple manufacturing technology utilized. There are no effluents in wastewater. Electrode materials can be reprocessed and reutilized in the process, thereby producing low levels of waste. The solvent used in the electrode production process can be reclaimed, purified, and reintroduced into the manufacturing process with low levels of waste.

Co-development Relationships, Partners, Licensees

     Over the past few years, we have joined several consortia that were formed to bid on various European and/or French government research contracts related to our strategic technologies. Five of these consortia have been awarded a contract. We are expecting a successful outcome with three others, including the consortium formed in connection with our fuel cell pilot plant.
Fellow members of these consortia, some of whom have had a long-standing relationship with us, represent a pool of potential strategic partners.
Discussions to extend our relationship beyond the scope of the consortia have already been initiated with several of them. We plan to seek and formalize such relationships in the next few months.

     In the fuel cell business, where we intend to largely rely on subcontractors for the development of the balance-of-plant and custom manufacturing equipment, we will seek to expand our relationship with ECA, Bertin, and Thealec beyond the scope of our present pilot plant consortium arrangements. Our marketing strategy also dictates that we establish alliances with companies that already have a strong presence in the markets we plan to serve.

     In the battery business, we will seek licensing arrangements with existing battery manufacturers for specific geographic markets and applications. This approach will reduce capital requirements and market penetration ramp-up time. Our licensing offers will typically include a front payment and royalties on sales, or a front payment and an equity participation in the manufacturing venture. On a case-by-case basis, we will give consideration to exclusive arrangements with parties enjoying a very strong market presence.

     We plan to initiate a systematic search for licensing prospects by mid
2001, at a time when we expect to have prototypes, costs, and performance data available. Consistent with our marketing plan to initially target the electric scooter and bicycle market, we will focus our search on regions with the largest potential, namely Asia and India.

     Meanwhile, we believe that our European electric scooter program will stimulate demand for our Ni-Zn batteries from European OEMs, starting with Peugeot Motocycles, one of our consortium partners in Praze. Peugeot
Motocycles is the third largest scooter manufacturer in Europe, and a leader in the nascent European electric scooter market. We believe it will be economically feasible to export batteries made in Asia to Europe and North
America in view of the lower Asian manufacturing costs.

Research Contracts

     We expect to continue to pursue government contracts that relate to the further development and commercialization of our strategic technologies, namely PEM fuel cells and Ni-Zn batteries. During 2000, we worked on 4 such contracts, 2 of which related to fuel cell membrane development and 2 in the battery area. All but one will continue in 2001.

Facilities

     Our principal executive offices are located in New York, New York, in an office we lease from Ridgewood Group International, Inc. Mr. Potter our
Chairman controls Ridgewood. We pay Ridgewood $2,000 per month, plus out-of-pocket expenses. We lease two adjacent facilities in Fontenay-sous-Bois, a suburb of Paris, France. One facility houses our offices, labs, and workshop, and consists of a total of 5,950 square feet under a lease that expires in November 2006, but which we can cancel in November 2003. We lease the other facility, which houses various machinery for small-run production, under a lease that expires in July 2001. The rental costs for these two facilities is approximately $20,000 per quarter. The Company is presently contemplating to move its offices and laboratories to a nearby facility which will also provide adequate space for its pilot plant. We believe that the new facility will better accommodate our anticipated growth through at least July 2002.

Employees

     As of September 30, 2000, we had a total staff of 16 employees, including
Mr. Morin in the United States; and 10 full-time employees in France, consisting of 3 engineers, 4 technicians, and 3 management/administrative. In addition, we have 2 part-time employees in France and 2 part-time employees in the U.S. We consider our relations with our employees to be good.

Legal Proceedings

     Sorapec is operating under a Plan of Reorganization supervised by the French Bankruptcy Court until our creditor repayment commitments are met.

     A softening market for contract research in 1996 and 1997, compounded by the cancellation of a major Ni-Zn research program in early 1997 caused
Sorapec to become unable to meet its financial obligations. Accordingly, the company filed a voluntary bankruptcy petition with the Creteil Commercial
Court on August 1, 1997. Following a hearing, the court authorized the "Redressement Judiciaire" course of action, which is similar to Chapter 11 in its objective to reorganize the business. Sorapec submitted a plan to the court in early December 1997, and the court confirmed it on February 5, 1998.
     The reorganization plan provided for the immediate repayment of all privileged creditors and the repayment in full of all other creditors in four equal payments over the following four years. Sorapec has met all of its obligations under the plan. It still has to make 2 installment payments of 440,000 FF (approximately $60,000) each to creditors, in February 2001 and
2002 respectively. Funds from this offering will be allocated to immediately settle the two remaining installments.

     We may from time to time be involved in legal proceedings in the ordinary course of our business. Except for the bankruptcy proceeding described above, we are not currently involved in any pending legal proceedings that, either individually or taken as a whole, could harm our business, prospects, results of operation, or financial condition.

Management

     Directors, Executive Officers, and Key Employees

     The name, age, and position with us of each Director, executive officer and key employee is as follows:



     Name                       Age            Position
William J. Potter               52    Chairman, Chief Financial
                                         Officer, and Director
Richard M.H. Thompson           66      President and Director
Michel L. Morin                 57     Chief Executive Officer
                                             and Director
Bernard Nicolas                 65       President of Sorapec
                                             and Director
Patrick J. Vayn                 55             Director



     WILLIAM J. POTTER co-founded EC Power in March 1999, and he has been the Chairman of our board of directors and our Chief Financial Officer since then. Mr. Potter has been the President of Ridgewood Group International Ltd., a private investment bank, and the President of its broker-dealer affiliate, Ridgewood Capital Funding, Inc. since 1989 when he founded both firms. Prior to 1989 Mr. Potter was Managing Director International for Prudential Securities and a director of various Prudential affiliates. Mr. Potter serves as Finance Committee Chairman and Director of the National Foreign Trade Council in the U.S. and he is a director of the First Australia Fund and the First Australia Prime Income Fund (AMEX listed), the First Commonwealth Fund (NYSE listed) and First Australia Prime Income Fund (TSE listed). He is an advisor and director of companies affiliated with Guardian Capital Ltd. (TSE listed) and he is on the board of several other public and private corporations. He holds an MBA from Harvard University and an AB from Colgate University.

     RICHARD M.H. THOMPSON is one of the co-founders of EC Power, Inc. and he has been our President and one of our directors since March 1999. Mr. Thompson has been, since 1984, President of Richard M.H. Thompson & Associates, Inc., a company engaged in the merchant banking business. He has been retained during this period, to give financial and management advice to many small and medium-sized companies, and has invested in conjunction with associates in many companies. He was Chairman of the Executive Committee of Energy Research Corporation (now Fuel Cell Energy - FCEL, NASDAQ), which is involved in the development and commercialization of molten carbonate fuel cells from 1998, when he acquired the company from Fluor, until 1999. He was also a Director of Evercel (EVRC, NASDAQ), a company manufacturing and commercializing Nickel-Zinc batteries in China, in the United States and in Europe from 1997 to 1999. He resigned from both these boards to pursue his interests in Sorapec. From 1992 until 1997 Mr. Thompson was also President and CEO of Rotary Power International, Inc., a public company engaged in the development and manufacture of rotary engines for the US government and commercial companies. He is currently Vice-Chairman of Cogito, Inc. which is engaged in the development and commercialization of "knowledge-based" software, Rotary Power Marine Corporation, a company manufacturing and selling rotary marine engines, and Biomega, Inc., a company developing a new drug mechanism for cancer. Mr. Thompson was educated at Cambridge University and Harvard University.

     MICHEL L. MORIN is one of the co-founders of EC Power, Inc. and he has been CEO and one of our directors since March 1999. Mr. Morin has been Managing Director of Ridgewood Group International Ltd. since 1995. Prior to joining Ridgewood, he was Director of Corporate Development of Parsons & Whittemore, Inc., and President and CEO of Cencit, Inc., a high-technology R&D company. Mr. Morin has been engaged in corporate development and cross-border technology deals for over 20 years, in senior management positions, in advisory roles and as management consultant. Mr. Morin earned a French graduate degree in aeronautical engineering from E.N.S.M.A. and a Master of Science degree from M.I.T.

     BERNARD NICOLAS has been Chairman and President of Sorapec since August 1998 and he has been a director of EC Power, Inc. since March 1999. He previously served as Managing Director of GIFAS, the French Aeronautics and Space Industry Association, from 1987 to 1998. Prior to joining GIFAS, he had a distinguished career in the French Air Force from which he retired with the rank of General. General Nicolas was awarded several prestigious military decorations including the Legion of Honor. He earned an engineering degree from "Ecole de l'Air", the French Air Force school, and he graduated from the French Air War College

     PATRICK VAYN is President of Persel, a consulting firm based in Paris, France. Prior to joining Persel in July 2000, he had been President, since 1998 of Advans S.A., a management-consulting unit of Electricite de France
(EDF), the French electric utility. Previously, from 1989 to 1997, Mr. Vayn was President of Interactions S.A., a venture capital firm. Prior to joining Interaction, he headed the French operations of Nife, a battery company. Mr. Vayn is a director of EC Power, Inc. A graduate from ENSIC, a French chemical engineering school, Mr. Vayn also earned a Master of Science degree from MIT and an MBA from the Harvard Business School.

     GUY BRONOEL, is our Head of Research and Development, a position he has held for over 10 years and he is a Member of the Board of Spoapec, S.A. Dr. Bronoel's career has been both in academia and industry:

     * Aeronautical engineer: head of the Aeronautical Laboratory at the Ministry of Air (1955-1960)
     * Head of Research at the Bellevue Laboratories of the CNRS (French national scientific laboratory) (1961-1977)
     * Director of the Electrocatylyst and Electromechanical Energy Laboratory of the CNRS at Grenoble (1977-1980)
     * Member of the Electrochemical and Hydrogen Committees of the General Delegation of the Government Direction of Scientific and Technical Research (1972-1981)
     *    Scientific advisor to the Renault Group (1981-1982)
     * Director of Research responsible for the cooperation between Sorapec and the CNRS (1988-1991)
     * Scientific Director of Sorapec, S.A. since 1991, and a member of the Board of Sorapec since 1988.

     Teaching career:

     * Professor of Electrochemical Engineering at the Universite de Jussieu (1976-1977) and then at the Polytechnique Institute of the University of Grenoble (1978-1980).

     Education:

     Electrochemical Engineering at the Conservatoire National des Arts et Metiers; Doctor of Engineering and Doctor of Physical Sciences.

     Academic Distinction:    Prix Ampere

     SERGE CHAVANNE, General Manager, is a high-technology entrepreneur with a background in investment banking and management consulting. Prior to the EC Power's investment in Sorapec, Mr. Chavanne was its majority shareholder and he played a leading role in redefining our strategy. He holds a graduate degree from Ecole Centrale de Paris, one of the top French engineering schools.

     JEAN-FRANCOIS FAUVARQUE, a professor at Conservatoire National des Arts et Metiers and Head of its Electrochemistry Department, is Scientific Advisor to us. Dr. Fauvarque is the author of over 50 peer-reviewed publications and articles, and he has been granted 15 patents. A graduate of Ecole Normale Superieure, he holds a PhD from the University of Paris.

     Our executive officers are elected annually at the first meeting of our Board of Directors held after each annual meeting of shareholders. Each executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by our By-Laws.

     Currently, we do not have standing Audit, Compensation, or Nominating Committees of the Board of Directors. We plan to form Audit and Compensation Committees when it is necessary to do so to meet listing requirements of a stock exchange or Nasdaq.

     There are no family relationships among Directors, nor any arrangements or understandings between any Director and any other person pursuant to which any Director was elected as such.

Director Compensation

     During the fiscal year ended December 31, 1999, directors received no cash compensation. However, each director was granted 24,000 warrants for his service on our Board of Directors. The directors were also reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties. In 2000, we are compensating each director for his services by issuing him 6,000 warrants for each quarter he serves as a director, and an annual fee of $10,000 in cash.

Executive Compensation

Summary Compensation Table

     The following table and discussion set forth information with respect to all compensation earned by or paid to our Chief Executive Officer ("CEO") and Chairman and CFO, for all services rendered in all capacities to us and our subsidiaries for each of our last two fiscal years ended December 31, 1998 and 1999. No other executive officer received compensation in excess of $100,000. We do not have any employment agreements with any of our officers.


                                      TABLE 1
                            SUMMARY COMPENSATION TABLE
                                                                           Long Term Compensation
                                                                 ----------------------------------
                                    Annual Compensation(1)              Awards                Payouts
                                  --------------------------      -------------------        ---------
                                                      Other                                                  All
                                                     Annual      Restricted                                 Other
Name and                                             Compen-        Stock                       LTIP       Compen-
Principal                         Salary    Bonus    sation       Award(s)    Options/        Payouts      sation
Position                 Year       ($)      ($)     ($)(2)          ($)       SARs              ($)         ($)
---------------         -------  --------   -----   ---------    -----------  -------         -------      ------

Michel Morin, CEO         1999        -0-     -0-       -0-       $40,000     296,519                       -0-
                          1998        -0-     -0-       -0-      $106,178       -0-                         -0-

William Potter, CFO       1999                                    $15,000     111,258                        -0-
                          1998                          -0-      $106,278       -0-                          -0-


(1) Warrants exercisable at $.27 per share until December 31, 2004. There are no restrictions on the vesting of the warrants.

Warrant Grants in Last Fiscal Year

     The following table sets forth certain information regarding stock purchase warrants granted to the named executive officers during the 12-month period ending December 31, 1999.

                               Individual Grants

                                  Percent
                                 Of Total
                     Number of    Warrants
                    Securities  Granted to
                    Underlying   Employees
                     Warrants    in Fiscal    Per Share  Expiration
Name                  Granted    Year (1)  Exercise Price      Date
----                ----------   -----------------------  ---------

William J. Potter      286,311       27.2%   $      .27    12/31/04
Michel Morin           296,519       45.5%   $      .27    12/31/04
Richard Thompson       185,261       28.4%   $      .27    12/31/04


(1)  Based on 651,784 warrants issued.

Year-End Warrant Values

     No warrants were exercised by the named executive officers during the 12-month period ended December 31, 1999. The following table sets forth certain information regarding unexercised stock purchase warrants held by the named executive officers as of December 31, 1999. All of the warrants are exercisable.


                    Number of Securities
                         Underlying          Value of Unexercised
                         Unexercised             In-the-Money
                     Warrants at Fiscal       Warrants at Fiscal
Name                      Year-End               Year End (1)
----                 -------------------     --------------------

William Potter               458,813           $       12,075
Michel Morin                 448,096           $       10,610
Richard Thompson             274,574           $        6,252
Bernard Nicolas              274,063           $        8,824


(1) Based on an assumed fair market value of our common stock of $.27 per share.

Equity Incentive Plan

     On March 26, 1999, we adopted an Equity Incentive Plan. Pursuant to the Plan, stock options granted to eligible participants may take the form of incentive stock options or ISOs under Section 422 of the Internal Revenue Code of 1986, as amended, or options which do not qualify as ISOs, known as non-qualified stock options or NQSOs. As required by Section 422 of the Code, the aggregate fair market value of our common stock with respect to our ISOs granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs. The exercise price of an ISO may not be less than 100% of the fair market value of the shares of our common stock on the date of grant. The Plan administrator may set the exercise price of an NQSO. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason (other than for cause, or by reason of death, disability, or retirement), the optionee may exercise his options within a ninety-day period following such termination to the extent he was entitled to exercise such options at the date of termination. Either our Board of Directors (provided that a majority of directors are "disinterested") can administer the Plan, or our Board of Directors may designate a committee comprised of directors meeting certain requirements to administer the Plan. The Administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 1,000,000 shares of our common stock is reserved for issuance under the Plan.

     We have issued 300,000 stock options under the plan in 1999. We have also issued a total of 255,180 non-plan options to key employees in 1998.

Limitation On Directors' Liability; Indemnification

     Our certificate of incorporation limits the liability of a director for monetary damages for his conduct as a director, except for:

     *    Any breach of the duty of loyalty to us or our stockholders,

     * Acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,

     * Dividends or other distributions of corporate assets from which the director derives an improper personal benefit.

     *    Liability under federal securities law

     The effect of these provisions is to eliminate our right and the right of our stockholders (through stockholder's derivative suits on our behalf) to recover monetary damages against a director for breach of his fiduciary duty of care as a director, except for the acts described above. These provisions does not limit or eliminate our right or the right of a stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

     Our certificate of incorporation also provides that we shall indemnify, to the full extent permitted by Delaware law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents. The indemnification is against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons in accordance with these provisions, or otherwise, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             Certain Transactions

Background

     EC Power, Inc. was incorporated on March 25, 1999. Shortly after formation, it exchanged 3,513,319 shares of its common stock for 100% of the membership interests in EC Power, LLC. EC Power LLC's sole asset was 35,000 of the 38,900 outstanding shares of Sorapec SA, or 90% of such shares. For accounting purposes this transaction and prior transactions were accounted for as an acquisition of EC Power, Inc. by Sorapec. On April 5, 1999, EC Power Inc. merged with Neft Acquisition Corp., a shell corporation, and issued Neft's shareholders, including EC Power, 1,428,571 shares of common stock, of which 1,093,965 became treasury shares. EC Power, Inc. was the surviving corporation in the merger.

Transactions with Management and Other

     Mr. Nicolas owned Sorapec shares that he exchanged into 227,212 EC Power shares. Messrs. Potter, Morin, Vayn, and Thompson were members of EC Power LLC, and they exchanged their membership interests into shares of EC Power, Inc. in the transaction described above. Mr. Potter received 670,103 shares, Mr. Morin 542,002 shares, Mr. Vayn 279,167 shares, and Mr. Thompson 681,331 shares. Messrs Potter, Morin, Vayn, and Thompson had received 542,513, 542,002, 193,937, and 426,151 equivalent shares, respectively, for services they had rendered EC Power LLC.

     Mr. Potter, other directors, and certain shareholders have loaned money to us over the past several years for the purpose of providing working capital. The loans are payable on demand and bear interest at a rate of 10% per annum. The interest is payable in shares of our common stock. As of June 30, 2000, we owed a balance of approximately $83,000 to Mr. Potter, and $26,380 to Mr. Thompson. During 1999, Mr. Potter converted $50,000 of loans into 250,000 shares of common stock and $25,000 of loans into 92,593 shares of preferred stock. In addition a company controlled by Mr. Potter converted $75,321 of accounts payable into 298,515 shares of common stock. Mr. Thompson converted $40,000 of loans into 148,148 shares of preferred stock. We issued Mr. Potter and Mr. Thompson 12,500 shares and 20,000 shares, respectively, of common stock as a fee for their loan conversions. During 1999, we issued 38,160 and 10,607 shares of common stock, respectively to Messrs. Potter and Thompson as interest on their loans.

     In 1999 we sold 2,589,815 shares of Series A Preferred Stock to investors at a price of $.27 per share in cash and in debt forgiveness. We also issued those investors a total of 325,000 shares of common stock as additional incentive for purchasing the preferred stock. Mr. Potter purchased 92,593 of those preferred shares (and received 12,500 common shares), and Mr. Thompson purchased 148,148 of those preferred shares (and received 20,000 common shares). We owe Mr. Thompson $50,925 for placement fees in connection with the sale of those shares.

     In 1999, we issued shares of common stock as compensation to Messrs Potter (55,556 shares), Thompson (92,593 shares), Morin (148,148 shares), and Nicolas (74,074 shares).

     Each of our Directors were issued stock purchase warrants in 1998, 1999, and 2000 in consideration for loans they made to us, and/or as compensation. The warrants are identical, except for the expiration date and exercise prices. They all expire five years from the date of their issuance, and entitle the owner to purchase one share of common stock. The 1998 warrants are exercisable at $.20 per share; the 1999 warrants are exercisable at $.27 per share; and the 2000 warrants are exercisable at $.27 per share. The number of each type of warrant is described in the following table:

            Director        2000 Warrants 1999 Warrants  1998 Warrants
            --------        ------------- -------------  -------------
            Potter                39,625       286,311       172,502
            Thompson              99,000       185,261        89,313
            Morin                149,000       296,519       151,577
            Vayn                  24,000             0             0
            Nicolas               76,083       148,004       128,059

     In September 2000, a French shareholder of Sorapec exchanged his Sorapec shares into 178,626 EC Power shares. Mr. Potter purchased those 178,626 shares from the shareholder for $35,000.

     During 2000, Mr. Thompson purchased 814,816 shares of common stock for $220,000.

     Each of the these transactions, with the exception of the initial transaction in which the shares of the LLC were converted into shares of EC
Power, Inc., were approved or ratified by a majority of disinterested directors. The Board of Directors has determined that any future transactions with officers, directors, or principal shareholders will be approved by the disinterested directors and will be on terms no less favorable than could be obtained from an unaffiliated third party. The Board of Directors will obtain independent counsel or other independent advice to assist in that determination.

     We lease our principal executive offices in New York, New York, from Ridgewood Group International, Inc. Mr. Potter, our Chairman, controls
Ridgewood.  We pay Ridgewood $2,000 per month, plus out-of-pocket expenses.

                            Principal Stockholders

     The following table sets forth, as of the date of this prospectus, information regarding the ownership of our common stock by:

     *    persons who own more than 5% of our common stock;
     *    each of our executive officers and directors; and
     *    all of our directors and executive officers as a group.

Each person has sole voting and investment power with respect to the shares shown, except as noted.




Name and Address           Amount and Nature           Percent of Class (2)
of Beneficial Owner   of Beneficial Ownership(1) Before Offering  After Offering(3)
-------------------   -------------------------- ---------------  -------------

William J. Potter(4)            1,999,530              18.57%            15.66%
Richard M.H. Thompson(5)        2,141,069              20.02%            16.86%
Michel L. Morin(6)              1,287,246              11.95%            10.08%
Patrick Vayn(7)                   303,167               2.97%             2.49%
Bernard Nicolas(8)                651,849               6.19%             5.20%
Aerogie.plus AG                   925,926               9.10%             7.60%
All Directors and
Officers as a Group (5
persons) (4,5,6,7,8)            6,382,861              52.06%            44.76%


(1) Under SEC Rules, we include in the number of shares owned by each person the number of shares issuable under outstanding options or warrants if those options or warrants are exercisable within 60 days of the date of this prospectus. We calculate the ownership of each person who owns exercisable options by adding (i) the number of exercisable options for that person only to (ii) the number of total shares outstanding and dividing that result into (iii) the total number of shares and exercisable options owned by that person.

(2) In calculating percentage ownership, all shares of Common Stock that the named stockholder has the right to acquire within 60 days upon exercise of any option or warrant are deemed to be outstanding for the purpose of calculating the percentage of Common Stock owned by such stockholder, but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other stockholder. Shares and percentages beneficially owned are based upon 10,175,536 shares outstanding on September 30, 2000.

(3)  Assumes all 2,000,000 shares offered are sold.

(4) Includes 203,553 shares owned by Ridgewood Group, of which Mr. Potter is the controlling shareholder; 92,593 shares underlying shares of convertible preferred stock; and 498,438 shares underlying presently exercisable warrants.

(5) Includes 148,148 shares underlying shares of convertible preferred stock; and 373,574 shares underlying presently exercisable warrants.

(6)  Includes 597,096 shares underlying presently exercisable warrants.

(7)  Includes 24,000 shares underlying presently exercisable warrants.

(8)  Includes 350,146 shares underlying presently exercisable warrants.

                         Description of Our Securities

     We are authorized to issue up to 100,000,000 shares of $.001 par value common stock and 50,000,000 shares of $.01 par value preferred stock. As of September 30, 2000, 10,175,537 shares of Common Stock and 2,589,815 shares of Series A Preferred Stock were issued and outstanding, and there were approximately 1,119 shareholders of record.

Common Stock

     Each holder of common stock is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of common stock are not entitled to pre-emptive rights and are not subject to redemption or assessment. Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, our assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Preferred Stock

     We are authorized to issue up to 50,000,000 shares of $.01 par value preferred stock. Our preferred stock can be issued in one or more series as may be determined from time-to-time by our Board of Directors. In establishing a series our Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. Our Board of Directors has the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation:
(1) the rate of distribution, (2) the price at and the terms and conditions on which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, and (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law.

     Our Board of Directors has designated one series of Preferred Stock, Series A, and we have issued 2,589,815 shares of such series. The Series A Preferred Stock has a cumulative annual dividend of $.0135 per share and restricts the payment of dividends to holders of common stock if any preferred stock dividends are in arrears. The Series A Preferred Stock has liquidation rights of $.27 per share plus an amount equal to all accrued and unpaid dividends. Each share of Series A Preferred Stock is convertible into one share of common stock, subject to certain adjustments. Each holder of the Series A Preferred Stock is entitled to one vote for each share of Series A Preferred Stock he holds of record.

     We could authorize the issuance of additional series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common shareholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to common stock. Our common shareholders have no redemption rights. In addition, our Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

Anti-takeover Effects of Certain Provisions of Our Certificate of
Incorporation and Delaware Law

     We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent, Warrant Agent and Registrar

     The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, New York, NY.

Reports to Shareholders

     We intend to furnish annual reports to shareholders that will include audited financial statements reported on by our independent certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to shareholders, as we deem appropriate.

                                 The Offering

     We are offering on a best efforts basis up to 2,000,000 shares of our
common stock at an offering price of $    per share.  The offering price of
the common stock being offered hereby was arbitrarily determined by us and is not necessarily related to our assets, book value, or financial condition. In determining the offering price and the number of shares of common stock to be offered, we considered such factors as our financial condition, our net tangible book value, limited operating history and general condition of the securities market. Accordingly, the offering price of the common stock may not indicate the actual value of our shares.

     We are offering the shares of Common Stock to the public through our officers and directors. We do not presently intend to use the services of any broker dealer or investment banking firm.

     There currently exists no public trading market for our Common Stock, and we cannot assure you that such a market will develop in the future. In the absence of an active public trading market, an investor may not be able to liquidate his investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operation.

     Our securities may be quoted on the OTC Electronic Bulletin Board or in the "pink sheets" maintained by the National Quotations Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. We have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate quotations as to the price of, our securities.

Risks Associated with the Offering

Since we have arbitrarily determined the purchase price of the shares with no input from an independent third party, the purchase price might not accurately reflect the value of the shares.

     Our board of directors has arbitrarily determined the offering price of the shares. Since no underwriter or independent third party has been involved in pricing the shares, we cannot assure you that this price accurately reflects the value of the shares or that you will be able to resell your shares at such price.

We do not plan to pay dividends in the foreseeable future.

     We plan to retain earnings, if any, to provide funds for the operation and expansion of our business and, accordingly, we have no present intention to pay any dividends on our common stock. Any payment of future cash dividends and the amounts thereof will be dependent upon our earnings, financial requirements, and other factors deemed relevant by our board of directors.

Our management will have discretionary authority over the use of proceeds of this offering.

     Our board of directors presently plan to use the proceeds from the sale of the share for the purposes described in the Use of Proceeds section of this prospectus, a number and a variety of factors may cause it to vary the use of use those proceeds. Our board will have broad discretion over the use of those proceeds, and we cannot assure you that such uses will not vary substantially from our current intentions.

There is no public trading market for our common stock.

     There currently exists no public trading market for our common stock, and there can be no assurance that a public trading market will develop or be sustained in the future. Without an active public trading market, you may not be able to liquidate your investment without considerable delay, if at all.
If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in us, may have a significant impact on the market price of our common stock.

Our securities are not listed on Nasdaq.

     We have not applied to have our shares listed on Nasdaq, and do not plan to do so in the foreseeable future. As a result, trading, if any, in our securities will be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet Nasdaq listing requirements, or in what are commonly referred to as the "pink sheets." As a result, you will find it substantially more difficult to dispose of our securities. You will also find it difficult to obtain accurate information about, and/or quotations as to the price of, our common stock. Finally, depending upon several factors, including the future market price of our common stock, our securities are and may remain subject to the "penny stock" rules.

No one has agreed to maintain a market in our stock.

     Our securities may be quoted in the "pink-sheets" maintained by the National Quotations Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. We have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate information about, and/or quotations as to the price of, our securities.

Our stock price may be volatile and, as a result, you could lose all or part of your investment.

     The market price of the common stock may decline below the initial public offering price and this decline may be significant. The value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

     * failure to meet our product development and commercialization milestones;

     *    demand for our common stock;

     * revenues and operating results failing to meet the expectations of securities analysts or investors in any quarter;

     * downward revisions in securities analysts' estimates or changes in general market conditions;

     * technological innovations by competitors or in competing technologies;

     *    investor perception of our industry or our prospects; or

     *    general technology or economic trends.

     In addition, stock markets have experienced extreme price and volume fluctuations, and the market prices of securities of technology companies have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may not be able to resell their shares at or above the initial public offering price.

We may be subject to litigation if our stock price is volatile.

     In the past, companies that have experienced volatility in the market price of their stock have been the subjects of securities class action litigation. We may be involved in a securities class action litigation in the future. Such litigation often results in substantial costs and a diversion of management's attention and resources and could harm our business, prospects, results of operations, or financial condition.

There may be an adverse effect on the market price of our common stock as a result of a significant number of shares being available for future sale by our existing stockholders.

     Future sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could adversely affect the market price of our common stock from time to time. These future sales or perceptions could also impair our ability to raise additional capital through the sale of our equity securities after completion of the offering.

     _______shares of common stock have been registered for sale or resale.
An additional _______ shares of presently outstanding common stock, and 2,589,815 shares of common stock that may be issued if shares of preferred stock are converted, will become available for sale in the public market 90 days after the date of this prospectus. If a market for our securities should develop, those shares will act as an "overhang" on the market, and will probably prevent the price of the share to rise.

The tangible book value of our common stock will be substantially lower than the offering price.

     The initial public offering price will be substantially higher than the pro forma as adjusted tangible book value per share of our outstanding common stock. If you purchase our common stock in this offering, the shares you buy will experience an immediate and substantial dilution in tangible book value per share. The shares of common stock owned by our existing stockholders will receive a material increase in the tangible book value per share. The dilution to investors in this offering will be approximately $____ per share. We also have outstanding warrants to purchase 2,058,903 shares of common stock, including 1,843,254 warrants owned by our Directors, with exercise prices significantly below the initial public offering price of the common stock. To the extent these warrants are exercised, there will be substantial further dilution to you as new investors in our common stock.

Provisions of Delaware law and of our charter laws may make a takeover more difficult.

     Provisions in our certificate of incorporation and by-laws and in the Delaware corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and Board of Directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change our management and Board of Directors.

Future issuances of our common stock could dilute current shareholders and adversely affect the market if it develops.

     We have the authority to issue up to 100,000,000 shares of common stock and 50,000,000 shares of preferred stock and to issue options and warrants to purchase shares of our common stock without shareholder approval. These future issuances could be at values substantially below the price paid for our common stock by our current shareholders. In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

     Future sales of our common stock into the market may also depress the market price of our common stock if one develops in the future. We have issued common stock and options and warrants to purchase our common stock. Sales of these shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.

We may issue preferred stock that would have rights that are preferential to the rights of the common stock.

     An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

                                 Legal Matters

     The validity of the issuance of the shares we are offering will be passed upon for us by Neuman & Drennen, LLC, Englewood, Colorado.

                                    Experts

     The audited consolidated financial statements as of and for the years ended December 31, 1999 and 1998 of EC Power, Inc. and subsidiary included herein and elsewhere in the registration statement have been audited by Kempisty & Company, independent certified public accountants, to the extent forth in their report (which describes an uncertainty as to the Company's ability to continue as a going concern) appearing herein and elsewhere in the registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

                            Additional Information

     We have filed a registration statement, including exhibits and schedules, with the Commission pursuant to the Securities Act with respect to this offering of our securities. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. We refer you to the registration statement fur further information about our securities, this offering, and us. Statements in this prospectus about documents filed as exhibits to the registration statement are necessarily summaries of these documents, and each of these statements is qualified in its entirety by reference to the copy o the applicable documents filed with the Commission. You may review a copy of the registration statement, including exhibits, at the Commission's public reference rooms at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Seven World Trade Center, 13th Floor, New York, New York 10048, or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the Commission's Internet site at http://www.sec.gov.
                                                           --------------------

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.
___________________________________________________________________________

No dealer, salesman, or any other
person has been authorized to give
any information or to make any
representations other than those
contained in this prospectus and,
if given or made, such information
or representations must not be relied
upon as having been authorized by the   2,000,000 Shares of Common Stock
Company.  This prospectus does not
constitute an offer to sell or the
solicitation of any offer to buy any
security other than the shares of
common stock offered by this                      EC POWER INC.
prospectus, nor does it constitute an
offer to sell or solicitation of an
offer to buy the shares by anyone in
any jurisdiction in which such offer
or solicitation is not authorized, or
in which the person making such offer
or solicitation is not qualified to do
so, or to any person to whom it is
unlawful to make such offer or
solicitation.  Neither the delivery of            _____________________
this prospectus nor any sale made
hereunder shall, under any circumstances,              PROSPECTUS
create any implication that information
contained herein is correct as of any
time subsequent to the date hereof.

Table of Contents
                              Page
Prospectus Summary              8
Risk Factors                   11
Forward Looking Statements     21
Use of Proceeds                23
Dividend Policy                24
Capitalization                 25
Dilution                       26
Certain Market Information     28
Selected Financial Data        29
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations                   30
Our Background                 33
Business                       35
Management                     50
Limitation on Directors'
  Liability; Indemnification   57
Certain Transactions           59
Principal Shareholders         61
Description of Securities      64
Legal Matters                  70
Experts                        70
Additional Information         70
Index to Financial Statements  F1


Until _____ (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                EC POWER, INC.
                             FINANCIAL STATEMENTS
                               DECEMBER 31, 1999
           (and for the six months ended June 30, 2000 - Unaudited)




                                     INDEX
                                     -----
                                                                          PAGE

INDEPENDENT AUDITORS' REPORT                                                F2

CONSOLIDATED BALANCE SHEETS                                                 F3

CONSOLIDATED STATEMENTS OF OPERATIONS                                       F5

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
     DEFICIT                                                             F7-F9

CONSOLIDATED STATEMENTS OF CASH FLOWS                                  F10-F12

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                             F13-F25

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
---------------------------------------------------------------------------
15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX
(212) 513-1930

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
EC Power, Inc.

We have audited the accompanying consolidated balance sheet of EC Power, Inc. (the Company) as of December 31, 1999 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years ended December 31, 1999 and December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EC Power, Inc. as of December 31, 1999 and the results of its' operations and cash flows for the years ended December 31, 1999 and December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company's recurring losses from operations and negative cash flows from operating activities raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Kempisty & Company
Certified Public Accountants PC
New York, New York
May 5, 2000

                               E.C. POWER, INC.
                          CONSOLIDATED BALANCE SHEETS

                                    June 30,     December 31,
                                      2000           1999
                                   ----------     ----------
     ASSETS                        (Unaudited)
Current Assets
  Cash and cash equivalents        $  15,990         56,039
  Accounts receivable, trade          37,499        101,560
  Other receivable                   332,548        383,942
  Inventory                          121,852         43,720
                                   ----------     ----------
     Total Current Assets            507,889        585,261

Property plant and equipment net
  of accumulated depreciation         62,978         80,387
  Deferred charges                     4,709          7,951
  Prepaid expenses                     5,446          4,585
  Deposits                            97,924        103,335
  Deferred offering cost              19,000         19,000
  Other assets                        90,525         87,864
                                   ----------     ----------
     Total Assets                  $ 788,471        888,383
                                   ==========     ==========

     LIABILITIES AND CAPITAL

Current Liabilities
  Accounts payable and accrued
     expenses                      $ 575,841        684,256
  Deferred revenue                   132,444        144,207
  Due to related parties              73,935         50,925
  Loan payable                             -        100,000
  Stockholders' loans payable        199,806        158,426
                                   ----------     ----------
     Total Current Liabilities       982,026      1,137,814

Commitments and contingencies              -              -
Minority interest                     10,527              -

Stockholders' Equity (Deficit)
  (Note 11)
  Common stock, 100,000,000 shares
     authorized at $.001 par value;
     issued and outstanding
     8,061,352 at June 30, 2000,
     6,425,240 at December 31, 1999    8,061          6,425
  Preferred stock 50,000,000 shares
     in total authorized at $.01 par
     value: Series A 5,000,000
     shares authorized, issued and
     outstanding 2,589,815 at June
     30, 2000 and December 31, 1999   25,899         25,899
Capital in excess of par value     2,310,542      1,898,778
(Deficit)                         (2,596,014)    (2,146,364)
Accumulated comprehensive income      47,430        (34,169)
                                   ----------     ----------
     Stockholders' (Deficit)        (204,082)      (249,431)
                                   ----------     ----------
     Total Liabilities and Capital $ 788,471        888,383
                                   ==========     ==========



                      See Notes to Financial Statements.

                                EC POWER, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                       For the Six Months         For the Year Ended
                         Ended June 30,              December 31,
                     2000            1999        1999           1998
                     ----            ----        ----           ----
                           (Unaudited)

Sales revenues      $ 187,965   $  257,194     $   454,888     $   539,036

Cost of sales         114,352      140,112         196,474         121,963
                   -----------   ----------       ----------     ----------

Gross profit           73,613      117,082         258,414          417,073

Stock compensation
  (Note 9)                  -            -         199,059          403,931
Research and
  development          76,953       80,449         150,111          175,495
General and
  administrative
  expenses            481,073      367,238         771,808          764,666
                   -----------   ----------       ----------        ---------
-
                      558,026      447,687       1,120,978        1,344,092


  Loss from
    operations       (484,413)    (330,605)       (862,564)        (927,019)

Other income and
  expenses
  Interest income           -           63             287              964
  Interest expense     (5,067)      (1,802)        (37,768)         (79,880)
                   -----------    ---------       ----------        ----------

Loss before taxes
  and minority
  interest           (489,480)    (332,344)       (900,045)      (1,005,935)

Minority interest
  share of loss        18,154            -               -                -
Benefit (Provision)
  for income
  taxes                21,676        8,429          54,035           (1,780)
                   -----------   ---------      ----------        ----------

Net (loss)           (449,650)    (323,915)       (846,010)      (1,007,715)

Other comprehensive
  income(loss)
  Foreign currency
     translation
     adjustment        81,599       26,900         (14,129)         (5,612)
                   -----------    ---------       ----------     ----------

Comprehensive
  (loss)            $(368,051)   $(297,015)     $ (860,139)    $(1,013,327)
                   ===========   ==========       ==========   ============

Basic and diluted
  (loss) per share
  Net loss          $   (0.07)   $   (0.09)     $   (0.20)         $(0.29)
  Foreign currency
     translation
     adjustment          0.01         0.01           0.00             0.00
                   -----------    ---------       ----------     ------------

Comprehensive
  (loss) per share  $   (0.06)   $   (0.08)     $   (0.20)         $ (0.29)
                   ===========   ==========       ==========     ============

Basic and diluted
  average shares
  outstanding       6,635,849    3,513,319        4,306,760      3,513,319
                   ===========   ==========       ==========     ============


                      See Notes to Financial Statements.

                                  EC POWER, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                           YEAR ENDED DECEMBER 31, 1999
             (AND FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED))

                          Common Stock            Preferred Stock    Capital in
                       ($0.001 par value)        ($0.01 par value)    Excess of
                        Shares      Amount       Shares    Amount     Par Value     Deficit
                       --------    ---------     ------    ------    ----------     --------

Balance January 1,
  1998               2,936,193    $   2,936           -   $      -    $  256,480      $ (292,639)

Proceeds from sale
  of treasury stock    894,310          894           -          -       205,954               -

Shares issued for
  services            1,704,603       1,705           -          -       332,226               -

Shares issued for
  interest expense      357,252         357           -          -        69,643               -

Loss for year ended
   December 31, 1998         -            -           -          -             -      (1,007,715)

Comprehensive (loss)         -            -           -          -             -               -

                   ------------  -----------  ---------- ----------     ----------    -----------

Balance December 31,
  1998               5,892,358        5,892           0          0       864,303      (1,300,354)

Proceeds from sale of
   treasury stock            -            -           -          -        42,058               -

Proceeds from sale of
    preferred stock          -            -   2,126,850     21,269       552,981               -

Shares issued in
  settlement of loans
  payable              648,515          649     462,965      4,630       265,042               -

Shares issued in
  settlement of
  interest expense      93,139           93           -          -        24,168               -

Shares issued for
  services             375,001          375           -          -       174,684               -

Retirement of treasury
  stock               (583,773)        (584)          -          -       (24,458)              -

Loss for year ended
    December 31, 1999        -            -           -          -             -        (846,010)

Comprehensive (loss)         -            -           -          -             -               -

                    -----------  -----------  ---------- ----------   -----------    ------------

Balance December 31,
  1999               6,425,240        6,425   2,589,815     25,899     1,898,778      (2,146,364)

Proceeds from sale of
    common stock     1,231,112        1,231           -          -       331,169               -

Shares issued in
  settlement of
  interest              30,000           30           -          -         5,970               -

Shares issued in
  settlement of
  loans payable        375,000          375           -          -        74,625               -

Loss for six months
  ended June 30,
  2000                       -            -           -          -             -        (449,650)

Comprehensive income         -            -           -          -             -               -

                    -----------  -----------  ---------- ----------    -----------    ------------

Balance June 30,
  2000               8,061,352    $   8,061   2,589,815   $ 25,899    $2,310,542     $(2,596,014)
                   ============ ============  ========== ==========   ===========    ===========


                                  EC POWER, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                           YEAR ENDED DECEMBER 31, 1999
             (AND FOR THE SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED))

                                    (Continued)

                                                   Accum-
                                                   ulated
                                                   Compre-
                         Treasury Stock            hensive
                        Shares      Amount         (Loss)           Total
                        ------      ------         -------          -----

                     1,093,965    $ (46,927)     $   (14,428)   $   (94,578)


                             -            -                -        206,848


                             -            -                -        333,931


                             -            -                -         70,000


                             -            -                -     (1,007,715)


                             -            -           (5,612)        (5,612)
                   ------------  -----------     ------------  -------------

                     1,093,965      (46,927)         (20,040)      (497,126)


                      (185,192)       7,944                -         50,002


                             -            -                -        574,250


                             -            -                -        270,321


                             -            -                -         24,261

                      (325,000)      13,941                -        189,000

                      (583,773)      25,042                -              0


                             -            -                -       (846,010)

                             -            -          (14,129)       (14,129)
                           --------- ----------- ------------   -------------

                             0            0          (34,169)      (249,431)


                             -            -                -        332,400


                             -            -                -          6,000


                             -            -                -         75,000


                             -            -                -       (449,650)

                             -            -           81,599         81,599
                   ------------  -----------     ------------  -------------

                             0    $       0      $    47,430    $  (204,082)
                   ============  ===========     ============  =============




                        See Notes to Financial Statements.

                                EC POWER, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       For the Six Months     For the Year Ended
                         Ended June 30,          December 31,
                        2000        1999       1999          1998
                        ----        ----       ----          -----
                           (Unaudited)                  (Unaudited)
Operating Activities
--------------------
 Net (loss)         $ (449,650)  $(323,915) (846,010)   $ (1,007,715)
 Adjustments to
  reconcile net
  (loss) to net cash
  used by operating
  activities:
 Depreciation and
 amortization           62,292      80,112    63,859          53,659
 Expenses paid for by
  issuance of stock      6,000           -   226,877         403,931
 Changes in operating
  assets and
  liabilities:
   (Increase) decrease
  in accounts
  receivable            64,061      37,994    39,144         (53,672)
 (Increase) decrease
  in other
  receivables           81,699     122,393    54,290        (162,148)
 (Increase) decrease
  in deferred charges    3,242       9,808    16,976          (8,490)
 (Increase) decrease
  in prepaid expenses     (861)      4,873     1,863             466
 (Increase) decrease in
  inventory            (78,132)      4,964     6,441          11,804
 (Increase) decrease
  in other assets       (1,553)     26,486    13,395         (13,547)
 (Increase) decrease
  in deposits            5,411    (107,823) (103,335)              -
 (Increase) decrease
  in deferred offering
  cost                       -           -   (19,000)              -
 Increase (decrease)
  in accounts payable,
  accrued expenses and
  other liabilities    (29,348)    166,468  (276,660)        302,538
 Increase (decrease)
  in deferred revenue        -      94,488     1,267          46,441
 Increase (decrease)
  in due to related
  parties               23,010           -   (48,071)         48,071
                    -----------   --------- ---------   -------------
 Net cash (used)
 by operating
 activities           (313,829)    115,848  (868,964)       (378,662)

Investing Activities
--------------------
 Investment in Neft            -             (35,500)      (46,927)  -
 Purchase of fixed
  assets                     -           -   (16,876)        (56,983)
                    -----------  --------------------   -------------
 Net cash (used) by
 investing activities        0     (35,500)  (63,803)        (56,983)

Financing Activities
--------------------
 Increase (decrease)
 in shareholder loans   41,380     (59,734)  276,606         152,141
 (Decrease) in other
 loans                (100,000)    (20,000)   80,000          20,000
 Sale of common stock  332,400           -         -         206,848
 Sale of preferred
  stocks                     -           -   574,250               -
 Sale of Treasury
  Stock                      -           -    57,946               -
                    -----------  --------------------    ------------

 Net cash provided by
  financing
  activities           273,780     (79,734)  988,802         378,989
                    -----------  --------------------   -------------
 Increase
 (decrease) in cash    (40,049)        614    56,035         (56,656)
 Cash at beginning
  of period             56,039           4         4          56,660
                    -----------  ---------- ---------   -------------
 Cash at end of
  period            $   15,990   $     618    56,039    $          4
                    ===========  ====================   =============

Supplemental Disclosures
 of Cash Flow Information:
 Cash paid during year
 for:
  Interest          $    5,067   $   1,802    27,709    $     10,652
                    -----------  ---------- ---------   -------------
  Income taxes
  (benefits)        $  (21,676)  $  (8,429)  (54,035)   $      2,063


                         For the Six    For the            For the
                        Months Ended  Year Ended          Year Ended
                          June 30,    December 31,        December 31,
                           2000            1999             1998
                        -----------   ------------         ---------
                        (Unaudited)
Supplemental Disclosures of Cash
--------------------------------
 Flow Information
 ----------------

 Non-cash investing and
 financing activities:
 Issuance of common
  stock for services     $       -   $ 189,000            $  333,931

Issuance of common stock
 for interest expense    $   6,000   $  24,261            $   70,000

Issuance of common stock
 for settlement of loans
 payable                 $  75,000   $       -            $        -
Issuance of common stock
 and preferred stock for
 settlement of loans
 payable                 $       -   $ 270,321            $        -


                      See Notes to Financial Statements.

                                EC POWER, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Amounts and Disclosures at and for the Six Months
                Ended June 30, 2000 and 1999 Are Unaudited)

Note 1-   DESCRIPTION OF BUSINESS

     EC Power, Inc (the "Company") was incorporated in Delaware on March 25, 1999. On March 29, 1999 the Company acquired all the membership interests of EC Power LLC for an exchange of stock.

     In April, 1999 the Company merged with Neft Acquisition Corp. ("Neft"), a shell corporation having no assets or operations. EC Power, Inc. became the surviving entity.

     The Company is engaged in the development of PEM (Proton Exchange Membrane) fuel cells and Ni-Zn batteries and performs applied research and development in electrochemistry.

     In late 1997, the shareholders of Sorapec S.A. agreed to issue and sell to the founders of EC Power, LLC. 35,000 new shares representing a 90% stake in Sorapec S.A., the balance of the shares being held by key employees.

     For accounting purposes, the acquisition has been treated as an acquisition of EC Power, Inc. by Sorapec S.A. and as a recapitalization of Sorapec S.A. The historical financial statements prior to January 1, 1998 are those of Sorapec S.A. giving effect to the acquisition as if the acquisition took place on January 1, 1997.

     In March 2000, the Company purchased additional Sorapec shares for $25,000 and converted $989,684 of loans, which increased its ownership interest in Sorapec S.A. to 94%.

Note 2-   SIGNIFICANT ACCOUNTING POLICIES

     a.   Principles of Consolidation

     The consolidated financial statements include the accounts of EC Power, Inc. and its 94% (in 2000) and 90% (in 1999) owned subsidiary Sorapec S.A. All significant intercompany accounts and transactions are eliminated in consolidation. The Sorapec S.A. minority interest had no value in 1999 since there was a deficit in Sorapec's stockholders' equity but with the recapitalization in March, 2000, a $28,681 minority interest was created. Subsidiary losses in excess of the unrelated investors' interest are charged against the Company's interest.

     b.    Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     c.   Cash and Cash Equivalents

     The Company generally classifies as cash equivalents all highly liquid instruments with a maturity of three months or less at the time of purchase.

     d.   Property, Plant and Equipment

     Property and equipment are accounted for at cost and are depreciated over their estimated useful lives on a straight-line basis.

     e.    Research and Development Costs

     Research and development costs are charged to operations as incurred. Machinery, equipment and other capital expenditures which have alternative future use beyond specific research and development activities are capitalized and depreciated over their estimated useful lives.

     f.    Revenue Recognition

     The Company recognizes revenue from product sales upon shipment to the customer. Services revenue is recognized when services are performed and billable. Revenues from maintenance and extended warranty agreements are deferred and recognized ratably over the term of the agreement.

     g.    Income Taxes

     The Company previously adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", ("SFAS No.109") which requires the asset and liability method of accounting for income taxes. Enacted statutory tax rates are applied to temporary differences arising from the differences in financial statement carrying amounts and the tax basis of existing assets and liabilities. Due to the uncertainty of the realization of income tax benefits, (Note 8), the adoption of SFAS 109 had no effect on the financial statements of the Company.

     h.   Foreign Currency Translation

     Financial statements of foreign subsidiaries are translated into U.S. dollars at current rates, except that revenues, costs and expenses are translated at average current rates during each reporting period. Net exchange gains or losses resulting from the translation of foreign financial statements are accumulated and credited or charged directly to a separate component of stockholders' equity.

     i.    Fair Value of Financial Instruments

     The Company's cash represents a financial instrument as defined by Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." The carrying value of this financial instrument is a reasonable approximation of fair value, due to its current maturity.

     j.   Earnings (Loss) Per Common Share

     During 1998 the Company adopted SFAS No. 128, "Earnings Per Share"' which requires the reporting of both basic and diluted earnings per share. Net income per share-basic is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Shares issuable under conversion of preferred stock and stock warrants are excluded from computations as their effect is antidilutive.

     k.   Comprehensive Income

     Effective January 1, 1998 the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 requires an entity to report comprehensive income and its components and increases financial reporting disclosures.

     Comprehensive income is the total of (1) net income plus (2) all other changes in net assets arising from non-owner sources. The Company has presented a statement of operations that includes other comprehensive income.

     l.    Interim Reporting

     The accompanying financial information as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 is unaudited and, in the opinion of management, all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation, have been included. Operating results for any interim period are not necessarily indicative of the results for any other interim period or for an entire year.

Note 3-   INVENTORY

                                     June 30,       December 31,
                                       2000             1999
                                       ----             ----
     Work in progress               $   121,852     $    3,720
     Raw materials                           -               -
     Finished goods                          -               -
                                    -----------     -----------
                                       121,852          43,720
                                    ===========     ===========


Note 4-   PROPERTY AND EQUIPMENT


     Equipment and leasehold consists of the
          following:                 June 30,       December 31,
                                       2000             1999
Lab equipment                       $  420,935      $  454,823
Office furniture and equipment          58,542          63,255
Lab improvements                       205,515         222,060
Other in progress                       13,369          14,445
                                    -----------     -----------
                                       698,361         754,583
                                    -----------     -----------

     Less: Accumulated depreciation
           and amortization:
     Lab equipment                     400,781         425,263
     Office furniture and equipment     50,105          53,166
     Lab improvements                  184,497         195,767
     Other in progress                       -               -
                                    -----------     -----------
                                       635,383         674,196
                                    -----------     -----------
                                    $   62,978      $   80,387
                                    ===========     ===========

Note 5- LOANS PAYABLE
     Loans payable were as follows:

                                      Balance          Balance
   Origination  Interest    Due      June 30,       December 31,
      Date        Rate     Date        2000*            1999

    01/11/99       6%    01/10/00   $   25,000       100,000(1)
                                    -----------     ---------
                                    $   25,000      $   100,000


   *  Loan now classified as stockholder loans.

   (1) The loan payable to Solar Energy Limited of $100,000 that was due on January 10, 2000 was not paid and was in default. The Company negotiated with Solar Energy Limited to convert the $50,000 loan into 250,000 shares of common stock of the Company. Another stockholder paid Solar Energy Limited $25,000 in exchange for 125,000 shares of common stock of the Company. The Company paid the $6,000 in interest by the issuance of 30,000 shares of common stock. The $25,000 balance became due in July 2000 and was paid when due.

Note 6- STOCKHOLDERS LOANS PAYABLE

                                     June 30,        December 31,
Stockholder loans payable were         2000              1999
     as follows:                       ----              ----
     Chairman of the
     Board       10% Demand Loan(1)$    83,426       $     83,426
     President   10% Demand Loan(1)     26,380             10,000
     Other
     stockholders 14% Demand Loan(2)    50,000             50,000
     Solar       6% Demand Loan(3)      25,000                  -
     Other
      stockholders 10% Demand Loan(1)   15,000             15,000
                                    -----------       ------------
                                   $   199,806       $    158,426
                                  =============      =============

     (1) Interest payable in shares of common stock, at $0.27 per share for 1999 and $0.27 per share for 2000.

     (2) These stockholders received thirty five percent (35%) of a membership interest in EC Power LLC as additional interest expense for their loans to the Company.

     (3)  See loans payable.

Note 7-   FAIR VALUE OF FINANCIAL INSTRUMENTS
     The following estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value.

     Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                          December 31, 1999
                                     Carrying
     Assets:                          Amount        Fair Value
                                      ------         ----------
     Cash and cash equivalents      $   56,039      $   56,039
     Accounts receivable               101,560         101,560
     Other receivable                  383,942         383,942

                                            June 30, 2000
                                     Carrying
     Assets:                          Amount         Fair Value
                                      ------         ----------
       Cash and cash equivalents    $   15,990      $   15,990
       Accounts receivable              37,499          37,499
       Other receivable                302,243         302,243


     The carrying amounts of cash and cash equivalents, accounts receivable and other receivable are a reasonable estimate of their fair value because of the short maturity of those instruments.

Note 8-   INCOME TAXES

     The provision (benefit) for income taxes consisted of the following (in thousands):


                Six Months ended June 30,   Year ended December 31,
                 2000         1999        1999           1998
                    ----         ----        ----           ----
Current:
  Federal tax
     expense     $     (70)   $      (5)  $    (288)     $    (346)
  State tax
     expense           (10)          (1)        (42)           (50)
  Foreign R&D
     credit             22            8          54              -
Deferred:
  Federal tax
     expense            70            5         288            346
  State tax
     expense            10            1          42             50
  Foreign R&D
     credit              -            -           -              -
                 ----------   ----------  ----------     ----------
                 $      22    $       8   $      54      $       -
                 ==========   ==========  ==========     ==========


     A reconciliation of differences between the statutory U.S. federal income tax rate and the Company's effective tax rate follows:


                Six Months ended June 30,   Year ended December 31,
                    2000         1999        1999           1998
                    ----         ----        ----           ----
  Statutory federal
  income tax            34%          34%         34%            34%
  State income tax
     -net of
     federal
     benefit             5%           5%          5%             5%
  Valuation
     allowance         -39%         -39%        -39%           -39%
                 ----------   ----------  ----------     ----------
                         0%           0%          0%             0%
                 ==========   ==========  ==========     ==========


     The components of deferred tax assets and liabilities were as follows (in thousands):

                                     June 30,       December 31,
     Deferred tax assets:              2000             1999
                                       ----             ----
     Net operating loss
       carryforward                 $      866      $      786
                                    -----------     -----------
     Total deferred tax assets             866             786
     Valuation allowance                  (866)           (786)
                                    -----------     -----------
     Net deferred tax assets        $        -      $        -
                                    ===========     ===========


     SFAS No, 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At June 30, 2000 and December 31, 1999, a valuation allowance for the full amount of the net deferred tax asset was recorded because of continuing losses and uncertainties as to the amount of taxable income that would be generated in future years.

     The Company recognized a loss for the period ended June 30, 2000 and for the year ended December 31, 1999. The amount of available additional net operating loss carryforwards are approximately $80,000 for 2000, $375,000 for 1999 and $464,000 for 1998. The net operating loss carryforwards, if not utilized, will expire in the years 2013 through 2020. The net operating loss of the Company's foreign subsidiary may not be used to offset any income earned by the Company. Additionally the foreign subsidiary is claiming all refundable income tax credits resulting from its operating losses.

Note 9-     RELATED PARTY TRANSACTIONS

     The Chairman of the Board and stockholder of the Company loaned money to the Company for the purpose of providing working capital. The loan is payable on demand and bears interest at a rate of 10% per annum. The interest is payable in shares of the Company's common stock. As of June 30, 2000 and December 31, 1999, the Company owed a balance of approximately $83,000 to its Chairman of the Board. Additionally, other officers and stockholders of the Company loaned money to the Company for the purpose of providing working capital. These loans bear interest at a rate of 10% per annum that is payable in cash or in shares of the Company stock.

     During the first six months of 2000, the President purchased 759,261 shares of common stock for $205,000. Other stockholders purchased 471,851 shares of common stock for $127,400. In addition, the Company issued 250,000 shares of common stock to settle $50,000 of loans payable and issued 125,000 shares of common stock to another stockholder who paid $25,000 directly to the lender. The Company issued 30,000 shares of common stock to pay the interest due on the above loan.

     During 1999, the Chairman of the Board converted $50,000 of loans into 250,000 shares of common stock and $25,000 of loans into 92,593 shares of preferred stock. In addition, two corporations controlled by the Chairman of the Board converted $15,000 and $60,241 of accounts payable into 74,401 and 223,114 shares of common stock, respectively. The President of the Company converted $40,000 of loans into 148,148 shares of preferred stock. Two other shareholders converted $20,000 of loans into 100,000 shares of common stock.

     In 1999, the Chairman of the Board and the President received 12,500 shares and 20,000 shares respectively of common stock as a fee for their conversion of loans into preferred stock. The common stock was valued at $3,375 and $5,400, respectively.

     During 1998, EC Power, LLC issued to its officers a membership interest for services rendered by those officers. The LLC interest was converted to shares of EC Power, Inc. common stock and distributed to the following officers of the Company who formerly were officers of the LLC.

                                      Shares          Valued at
                                      ------          ---------
     Chairman of the Board              542,513     $  106,278
     President                          426,151         83,483
     Chief Executive Officer            542,002        106,178
     Director                           193,937         37,992
                                    -----------     -----------
                                     1,704,603      $  333,931
                                    ===========     ===========

     Also, during 1998, EC Power, LLC issued membership interests for interest expense to stockholders of the Company which were converted to shares of common stock by the stockholders.

                                       357,252      $   70,000
                                    ===========     ===========


     During 1999, the Company issued shares of common stock for the payment of interest expense to the following officers and stockholders of the
     Company:

                                      Shares          Valued at
                                      ------          ---------
       Chairman of the Board             38,160     $     9,918
       President                         10,607           2,392
       Other stockholders                 7,116           1,892
                                    -----------     -----------
                                         55,883     $    14,202
                                    ===========     ===========


     In 1999, the Company issued shares of common stock for the payment of compensation to the following officers and stockholders of the Company:

                                      Shares          Valued at
                                      ------          ---------

       Chairman of the Board             55,556     $   15,000
       President                         92,593         25,000
       Chief Executive Officer          148,148         40,000
       Director                          74,074         20,000
                                       --------    ------------
                                        370,371     $  100,000


     In 1999 and 1998, the Company issued warrants to purchase common stock of the Company at $0.27 and $0.20 per share, respectively, to the following officers and stockholders of the Company:


                            2000           1999         1998
                          Warrants       Warrants     Warrants
                          --------       --------     --------
 Chairman of the Board       39,625       286,311      172,502
 President                   99,000       185,261       89,313
 Chief Executive Officer    149,000       296,519      151,577
 Director                    76,083       148,004      126,059
                         -----------   -----------   ----------
                            363,706       916,095      539,451
                         ===========   ===========


 The President of the Company is due $50,925 for placement fees in 1999.

Note 10- COMMITMENTS AND CONTINGENCIES

 Cash flows from operating activities are insufficient to meet the Company's cash flow requirements. The Company is extremely dependent on its majority stockholders contributing capital and outside financing to enable the Company to continue operating. The majority stockholders of the Company intend to finance the Company until the Company can generate sufficient cash flows to maintain itself.

Note 11- STOCKHOLDERS' EQUITY

     Prior to incorporation, EC Power, LLC had issued 6.884 membership interests and owned 22,255 of the 38,900 shares outstanding of Sorapec
     S.A. ("Sorapec").  3,900   of Sorapec shares were owned by employees and
     the remaining 12,745 were held by other investors who were committed to exchange the shares for an additional 2.913 membership interest in EC Power, LLC, bringing the total membership interest to 9.797.

     In November 1997, the shareholders of Sorapec agreed to issue and sell to the founders of EC Power, LLC. 35,000 new shares representing a 90% stake in Sorapec, the balance of the shares being held by key employees. To facilitate this, Sorapec effected a reorganization, thereby reducing its outstanding shares to 3,900 with corresponding reduction in capital of $649,990 and deficit of $703,504. The issuance of 35,000 new shares to EC Power, LLC was effected in two equal transactions in March 1998 and September 1998, resulting in a net capital increase of approximately $530,000.

     In March 2000 EC Power, Inc. purchased new shares in Sorapec S.A. for $25,000 and converted $989,684 of loans for new shares, thereby increasing their ownership interest in Sorapec to 94%.
     During 2000, the Company sold 1,231,112 shares of common stock to some of its stockholders for $332,400. The Company also issued 375,000 shares of common stock to settle $75,000 in loans and 30,000 shares of common stock to settle $6,000 in interest expense.

     EC Power, Inc. shares issued in exchange for Membership Interests:

     Following the incorporation of EC Power, Inc. on March 25, 1999, with authorized capital stock consisting of 100,000,000 shares of $0.001 par value common stock, the Company authorized the issuance of 4,999,933 shares to be exchanged against the 9.797 Membership interests (6.884 + 2.913) held by all Members following conversion, on the basis of 510.360 shares of EC Power, Inc. per interest, pro rata. For accounting purposes this transaction and the prior transactions are accounted for as an acquisition of EC Power, Inc. by Sorapec. The historical financial statements presented are restated to reflect the acquisition as if it took place on January 1, 1997. The Company issued 950,469 shares of common stock in March, 2000 to the former stockholders of Sorapec.

     Neft Acquisition Corp.
     ----------------------

     Neft Acquisition Corp. ("Neft") was incorporated in Delaware in October 1997 and never had any business operations prior to the merger with EC Power, Inc. As of March 30, 1999, Neft had 1,081 stockholders of record, no assets and no liabilities. The authorized capital stock of Neft consisted of 20,000,000 shares of $0.001 par value common stock, of which 8,573,337 was validly issued and outstanding. On March 22, 1999, seven stockholders of Neft agreed to sell a total of 6,858,670 shares to EC Power, Inc. for an aggregate amount of $35,500. On March 26, 1999, the Board of directors of Neft and the holders of a majority of Neft shares (EC Power, Inc.) approved the issuance and sale, to EC Power, Inc., of 11,426,663 new Neft shares for $11,427. Following approval by the Board of Directors of both Neft and EC Power, Inc., Neft was then merged with and into EC Power, Inc. The effective date of the merger was April 5, 1999. As a result of the merger, EC Power, Inc. was the surviving corporation and Neft ceased to exist as a separate corporate entity. The investment in Neft by EC Power, Inc. caused a reduction in EC Power, Inc.'s capital of $46,927.

     Under the terms of the merger, all stockholders of Neft are entitled to receive one share of EC Power, Inc. common stock for every fourteen shares of Neft common stock owned. Accordingly, EC Power, Inc. issued 1,428,571 shares to the Neft stockholders in exchange for their Neft shares. This transaction created 1,093,965 shares of Treasury Stock. The Company then sold 185,192 shares of common stock from the Treasury for gross proceeds of $50,002.

     In connection with the issuance of the convertible preferred stock, the Company issued 325,000 shares of common stock from the Treasury valued at $87,750 as additional consideration for purchasing the preferred stock. At the year end, the Company retired the balance of 583,773 shares of Treasury Stock.

     In 1998, EC Power, LLC ("LLC") issued 3.34 membership interest in LLC to the promoters of LLC for services. This interest was converted to 1,704,603 shares of common stock of the Company.

     Also, in 1998, LLC issued .70 membership interest in LLC for interest expense. This converted to 357,252 shares of common stock of the Company.

     In 1999 the Company issued 648,515 shares of common stock to pay $145,321 of loans payable and 55,883 shares of common stock in payment of $14,202 of interest expense.

     The Company also issued 375,001 and 37,256 shares of common stock for compensation and additional interest valued at $101,250 and $10,059, respectively.

     Series A Convertible Preferred Stock
     ------------------------------------

     In June 1999, the Company authorized 5,000,000 shares of Series A Convertible Preferred Stock ("Preferred Stock"), $0.01 par value. The Preferred Stock has a cumulative annual dividend of $0.0135 per share and restricts the payment of dividends to holders of Common Stock if any Preferred Stock dividends are in arrears. The Series A Convertible Preferred Stock has liquidation rights of $0.27 per share plus an amount equal to all accrued and unpaid dividends.

     Stockholders of both common and preferred Stock have equal voting rights

     The preferred stock is convertible into common stock of the Company at the rate of one share of preferred stock for each share of common stock subject to certain adjustments.

     Private Placement of Series A Convertible Preferred Shares
     ----------------------------------------------------------

     During 1999 the Company sold in a private placement 2,126,850 shares of Series A Convertible Preferred Stock at $0.27 per share for gross proceeds of $574,250.

     The Company also issued 462,965 shares of the Series A Convertible Preferred Stock for payment of a $125,000 loan.

     See Note 9 Related Party Transactions.

     Common Stock Warrants
     ---------------------

     During 1999, warrants to purchase 1,054,169 shares of common stock at $0.27 were granted. The exercise price was equal to the current market price of the stock on the date issued. All warrants expire five years after the date of issue, if not exercised.

     Warrants to purchase 2,058,903 shares of common stock were exercisable at June 30, 2000. The per share exercise prices of these warrants are as follows at December 31, 1999 and June 30, 2000:

          Year of                  Exercise       Year of
          Issue         Shares     Price          Expiration
          -------       ------     --------       ----------
           1998        617,026     0.20           2003
           1999      1,054,169     0.27           2004
           2000        387,708     0.27           2005
                     ---------
                     2,058,903
                     =========

     The following is a summary of warrant transactions:

                                    June 30,     December 31,
                                      2000           1999
                                   ----------     ----------
  Outstanding at beginning of
     period                         1,671,195        617,026
   Granted during the period          387,708      1,054,169
                                  -----------    -----------
   Outstanding and eligible
     for exercise                   2,058,903      1,671,195
                                   ==========     ==========

Note 12-  GOING CONCERN MATTERS

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the years ended December 31, 1998, 1999 and the six months ended June 30, 2000, the Company incurred losses from operations of $1,007,715, $846,010 and $449,650, respectively and generated negative cash flows from operations of $378,662, $868,964 and $313,829 respectively. Additionally, the Company is financing operations with short term demand notes which if called would have an adverse effect on company operations. These factors indicate that the Company will be unable to continue as a going concern.

     The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and to obtain additional financing or refinancing as may be required to ultimately attain profitability. The Company is also actively pursuing additional equity financing through stock sales and when necessary, management has lent the Company money for working capital.

Note 13-  COMPREHENSIVE INCOME (LOSS)

     Accumulated other comprehensive income (loss) consists of the following:

                          June 30,               December 31,
                    2000           1999       1999          1998
                    ----           ----       ----          ----
  Foreign currency
     translation
     adjustment    $    81,599    $   26,900  $  (14,129)   $  (5,612)


     A summary of the components of other comprehensive income (loss) for the six months ended June 30, 2000 and 1999 is as follows (unaudited):

                         Before-Tax      Income     After-Tax
                           Amount        Tax        Amount
                           ------        ---        ------
  June 30, 2000
  -------------
  Net foreign currency
    translation          $   81,599  $        -   $    81,599
                         ----------  ----------   -----------
  Other comprehensive
     income              $   81,599  $        -   $    81,599
                        ===========  ==========   ===========

                         Before-Tax      Income     After-Tax
                           Amount        Tax        Amount
                           ------        ---        ------
  June 30, 1999
  -------------
  Net foreign currency
    translation          $   26,900  $        -   $   26,900
                         ----------  ----------   -----------
  Other comprehensive
     income              $   26,900  $        -   $   26,900
                        ===========  ==========   ===========

  A summary of the components of other comprehensive income (loss) for the years ended December 31, 1999 and 1998 is as follows:

                         Before-Tax      Income     After-Tax
                           Amount        Tax        Amount
                           ------        ---        ------
  December 31, 1999
  -----------------
  Net foreign currency
    translation          $ (14,129)  $        -   $ (14,129)
                         ----------  ----------   -----------
  Other comprehensive
    income               $ (14,129)  $        -   $ (14,129)
                        ===========  ==========   ===========

                         Before-Tax      Income     After-Tax
                           Amount        Tax        Amount
                           ------        ---        ------
  December 31, 1998
  -----------------
  Net foreign currency
    translation          $  (5,612)  $        -   $  (5,612)
                         ----------  ----------   -----------
  Other comprehensive
    income               $  (5,612)  $        -   $  (5,612)
                        ===========  ==========   ===========


Note 14- STOCK OPTIONS

  In 1999 the Company adopted the 1999 Equity Incentive Plan (the "1999 Plan") under which 1,000,000 shares of common stock are available for issuance with respect to awards granted to officers, management, other key employees of the Company, directors and consultants.

  Under the 1999 Plan the option price may not be less than the market value of the Company's stock at the time the option is granted. Options granted under the 1999 Plan will vest in accordance with the option agreement determined by the Board of Directors at the time of the option grant. Replacement options may be granted under the 1999 Plan in connection with a participant's payment of part or all of the exercise price of a stock option with previously acquired shares of common stock.
  On December 31, 1999 the Company granted 300,000 options with an exercise price of $0.27 per share to key employees under the 1999 plan that were fully vested and immediately exercisable. The options expire five years from the date of grant.

  On December 31, 1998 the Company granted 255,180 options with an exercise price of $0.20 to key employees.

  Information with respect to all stock options is summarized below.


                               1999 Plan      Other      Total
                              ----------    --------   ---------
 Outstanding at January 1,1998     -            -          -
 Granted                           -        255,180      255,180
                              ----------   --------    ---------
 Outstanding at December 1,1998        0    255,180      255,180
 Granted                         300,000        -        300,000
                              ----------   --------    ---------
 Outstanding at December 31,
    1999                         300,000    255,180      555,180
                              ==========   ========    =========


  The Company applies ABP Opinion 25 and related interpretations in accounting for stock options. Accordingly, no compensation cost related to options has been reorganized in the consolidated statements of operations. Under SFAS No. 123, compensation cost is measured at the grant date based on the fair value of the award and is recognized as compensation expense over the vesting or service period. Had compensation cost for the plan been determined consistent with SFAS No.123, the Company's net loss and earnings per share would not have changed.

             [Alternate Page for Selling Shareholders' Prospectus]


                                  Prospectus

                                EC Power, Inc.
                       10,175,537 Shares of Common Stock

This is an offering of shares of the common stock of EC Power, Inc. by persons who were issued shares of our common stock in prior transactions.

At the same time that this offering will begin, we are offering an additional 2,000,000 shares of our common stock to the public.

               Investing in our common stock involves a high
                degree of risk.  You should read the "Risk
                    Factors" beginning on Page __.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.


The date of this prospectus is __________, 2000

             [Alternate Page for Selling Shareholders' Prospectus]

About The Offering

     * This is an offering of shares of our common stock by persons who were issued shares of our common stock. We refer to these persons as selling shareholders in this prospectus. We are registering the common stock covered by this prospectus in order to fulfill obligations we have under agreements with the selling shareholders.

     * The selling shareholders may offer their shares from time to time either in privately negotiated transactions and, if a public trading market develops for our common stock, then in public market transactions.

     * We will not receive any proceeds from the sale of shares by the selling shareholders.

             [Alternate Page for Selling Shareholders' Prospectus]


                                   Dilution


                                   [Deleted]

             [Alternate Page for Selling Shareholders' Prospectus]

                 Selling Shareholders and Plan of Distribution

     This prospectus relates to the resale of shares of common stock by the selling shareholders set forth below. None of the selling shareholders have had any material relationship within the past three years with us, or any of our predecessors or affiliates, except as specifically noted.

     Except as noted in the tables below, within the past three years none of the selling shareholders have held any position or office with us; or entered into a material relationship with us.

     There is no assurance that the selling shareholders will sell the shares offered by this prospectus.

     The following table sets forth:

     *    The name of each of the selling shareholders;

     * The number of shares of our common stock owned by each of them as of October 1, 2000;

     * The number of shares offered by this prospectus that may be sold from time to time by each of them;

     * The number of shares of our common stock that will be beneficially owned by each of them if all of the shares offered by them are sold;

     * The percentage of the total shares outstanding that will be owned by each of them at the completion of this offering, if the shareholder sells all of the shares included in this prospectus.

     In the following table, we have calculated percentage ownership by assuming that all shares of common stock which the selling shareholder has the right to acquire within 60 days from the date of this prospectus upon the exercise of options, warrants, or convertible securities are outstanding for the purpose of calculating the percentage of common stock owned by such selling shareholder.



                                Shares     Shares    Shares   Percentageof
Shares
Name                            Before     Offered   After    After
----------------------------    ------     -------   ------   -----------

John Abate                      100        100       0        *
Ben Adenbaum                    100        100       0        *
Advanced Clearing Inc           100        100       0        *
Advest Inc                      100        100       0        *
Richard Ahrenkiel               100        100       0        *
Rasma Aistrauts                 100        100       0        *
John & Mary Alaimo              100        100       0        *
Rose F. Alaimo                  100        100       0        *
Joseph I Albert                 100        100       0        *
Kenneth I Albert                100        100       0        *
Angeline Alesso                 100        100       0        *
Elizabeth A. Alhart             100        100       0        *
Domenic R. Allocco              100        100       0        *
Sylvester Allocco               100        100       0        *
Earl & Florence Almquist        100        100       0        *
Michael V. Altman               100        100       0        *
Fernando & Cecilia Ambrosini    100        100       0        *
Oscar P Ames Tru Uta            100        100       0        *
Anne R. Andrea                  100        100       0        *
Mekola & Marie Andrijenko       100        100       0        *
E. Lee & Rose Anglin            100        100       0        *
Rose Anis                       100        100       0        *
Hallie Ankrom                   100        100       0        *
Beatrice Apple                  100        100       0        *
Ardsley Management Corp.        100        100       0        *
Robert & Kay Arduini            100        100       0        *
Louis C. Arena                  100        100       0        *
Robert D. Arenstein             100        100       0        *
Seymour Arenstein               100        100       0        *
Albert Aroesty C/F Elliot
    Arosety                     100        100       0        *
Paulette Aroesty                100        100       0        *
Sandra Ashton                   100        100       0        *
Joseph J. Attardi               100        100       0        *
Adalbert & Patricia Auinger     100        100       0        *
Stephan Bachorik                100        100       0        *
Jeffrey Allen Bachtell          100        100       0        *
Thomas A. Badger                100        100       0        *
George & Helen Bahr             100        100       0        *
Gordon Baines                   100        100       0        *
Gordon & Edna Baines            100        100       0        *
Anthony & Sarah Baldo           100        100       0        *
Seymour M. Banks                100        100       0        *
Robert W. Baran                 100        100       0        *
Rodger F. Bardwell              100        100       0        *
Carmella M. Barone              100        100       0        *
Charles W. Bartl                100        100       0        *
Mary F. Bartl                   100        100       0        *
Jean Bartlett                   100        100       0        *
Leonard & Valerie Bartlett      100        100       0        *
Adele Battista                  100        100       0        *
J. Emmett Bauer                 100        100       0        *
J. Emmett & Emma Bauer          100        100       0        *
Joseph & Judith Bauernfeind     100        100       0        *
Dominick Bauso                  100        100       0        *
Robert & Marie Beach            100        100       0        *
Ronald & Margaret Beach         100        100       0        *
Robert S. Beeler                100        100       0        *
Allan Gordon Bellenger          100        100       0        *
Gertrude Benezra                100        100       0        *
Ely Benin                       100        100       0        *
Patricia A. Bergan              100        100       0        *
Norman & Marjorie Bergeson      100        100       0        *
Sidney Berke                    100        100       0        *
Estate of Robert M. Berman      100        100       0        *
Ronald Berna                    100        100       0        *
Alvin F. Bernreuther            100        100       0        *
Rachelle Berzansky              100        100       0        *
Nicholas Bianchi                100        100       0        *
Mychailo Bilozir                100        100       0        *
David Biocca                    100        100       0        *
Edward Bischoping               100        100       0        *
Francis J. & Elaine Bischoping  100        100       0        *
Joseph & Janet Bischoping       100        100       0        *
James R. Blakely                100        100       0        *
Marshall & Linda Blann          100        100       0        *
Blinrob Co                      100        100       0        *
Emerson & Jessie Block          100        100       0        *
Iris Block                      100        100       0        *
Murry Bluestone                 100        100       0        *
Jacques & Joanne Bockus         100        100       0        *
Max Bodner                      100        100       0        *
Marilyn M. Boehm                100        100       0        *
Edward J. Boehmer               100        100       0        *
Gary N. Boice                   100        100       0        *
Beverly A. Bonadio              100        100       0        *
Theresa & Mike Bonadio          100        100       0        *
Marilyn H. Borden               100        100       0        *
Sanders H. Borisoff             100        100       0        *
Nune Borshoff                   100        100       0        *
Terrance Borshoff               100        100       0        *
Thomas Borshoff                 100        100       0        *
Virginia Borshoff               100        100       0        *
Raymond E. Bowers               100        100       0        *
Michael Boyar                   100        100       0        *
Peter M. Bozinovich             100        100       0        *
Melido Bracero                  100        100       0        *
Richard K. Bradstreet           100        100       0        *
Milton Braverman                100        100       0        *
Edward F. Brenkus               100        100       0        *
John & Ann Breshock             100        100       0        *
Brightco                        100        100       0        *
Bernhard A. Brinker             100        100       0        *
Thomas R. & Phoebe A.
   Britt, Jr.                   100        100       0        *
Parnice D. Brock                100        100       0        *
Annabel T. Brown                100        100       0        *
Ernest C. & Aloise E. Brown Jr. 100        100       0        *
Raymond R. & Rona H. Brown      100        100       0        *
Theodore & Barbara Brown        100        100       0        *
Charles W. Buck                 100        100       0        *
Ann H. Buerschaper              100        100       0        *
Isabel M. Buerschaper C/F R T
   Buerschaper                  100        100       0        *
Robert A. & I. A. Buerschaper   100        100       0        *
Daniel A. & Edith L. Burgess    100        100       0        *
Viola S. & LL Burmeister        100        100       0        *
Adrienne Burmil                 100        100       0        *
Carl F. Busack                  100        100       0        *
Leonard & Esther Cacciatore     100        100       0        *
Richard David Callard           100        100       0        *
Helen Callen                    100        100       0        *
Richard B. Callen               100        100       0        *
Alan Cameros                    100        100       0        *
John Cannarozzo                 100        100       0        *
Joan M. Cannioto C/F JJ
   Cannioto                     100        100       0        *
Marian A. Cantin                100        100       0        *
Ruth M. Cantin                  100        100       0        *
John V. & Catherine V.
   Cappello Jr.                 100        100       0        *
Clarence E. Carman              100        100       0        *
Clarence E. Carman, Jr.         100        100       0        *
Rodger Bruce Carman             100        100       0        *
Harry D. & Ethel E. Carpenter   100        100       0        *
Lucile H. Carr                  100        100       0        *
George L. & Elma S. Carruthers  100        100       0        *
William Carruthers              100        100       0        *
William L. Carruthers           100        100       0        *
Joseph John Carusotti           100        100       0        *
Howard F. Carver                100        100       0        *
Angelo Casciani                 100        100       0        *
Peter Cascini                   100        100       0        *
Alphonse L. Cassetti            100        100       0        *
Anthony S. Castellano           100        100       0        *
Laurence T. & Irene M.
   Castellano                   100        100       0        *
M. Castellano C/F Thomas
   Castellano                   100        100       0        *
Margaret Castellano             100        100       0        *
Thomas Castellano               100        100       0        *
Thomas M. Castellano            100        100       0        *
Fred Castiglione                100        100       0        *
Harold E. Castle                100        100       0        *
Alan R. Caul                    100        100       0        *
Virginia Caul                   100        100       0        *
Frances M. Cavallaro            100        100       0        *
Anice P. Centro                 100        100       0        *
Rocco Cerretto                  100        100       0        *
Florence E. Champion            100        100       0        *
Don & Maria Chas                100        100       0        *
Maria Chas                      100        100       0        *
Doris Cherkasky                 100        100       0        *
Amelia Chiappetta               100        100       0        *
Kenneth W. Christian            100        100       0        *
John M. Christiano              100        100       0        *
Herbert Christie                100        100       0        *
Paul & Karen Ciardullo          100        100       0        *
Syd & Nicholas Ciccone          100        100       0        *
Joseph Cimino                   100        100       0        *
Josephine Cimino & Harriet C.
   Logie                        100        100       0        *
Christine Clancy                100        100       0        *
Nelly Clark                     100        100       0        *
Cecelia L. Clausen              100        100       0        *
Aaron & Paul Cohen              100        100       0        *
Blanche Cohen                   100        100       0        *
Norman Cohen                    100        100       0        *
Mary Colangelo                  100        100       0        *
Antionette & Andrew
   Colaruotolo                  100        100       0        *
Marie J. Colway                 100        100       0        *
Computrend Inc                  100        100       0        *
Gerald & Lucille Conley         100        100       0        *
Claudia I. Conlin               100        100       0        *
Edmond J. Connelly Jr.          100        100       0        *
Cecilia P & Kenneth W. Conner   100        100       0        *
Martin Constable                100        100       0        *
Fred Constantino                100        100       0        *
Helen & William E. Conte        100        100       0        *
George W. Cooke                 100        100       0        *
Harry Cooper                    100        100       0        *
James Cordovano                 100        100       0        *
Larry Cornell                   100        100       0        *
Agnes T. Cornwell               100        100       0        *
Lloyd E. Corwin                 100        100       0        *
Victor Costanzo Jr.             100        100       0        *
Cowen & Co                      100        100       0        *
Mary Louise Crippen             100        100       0        *
Nicholas A. Cristantello        100        100       0        *
J. William Cross Jr.            100        100       0        *
Edward L. Crough                100        100       0        *
David Crown                     100        100       0        *
Anthony L. & Josephine T. Cuva  100        100       0        *
Christine Czerw                 100        100       0        *
Frank Czerw                     100        100       0        *
John Czerw                      100        100       0        *
Joseph Czerw                    100        100       0        *
Mary Czerw                      100        100       0        *
Jean M. Daitz                   100        100       0        *
Ralph K. Dakin                  100        100       0        *
Helen D'Amanda                  100        100       0        *
Casper & Louise D'Ambra         100        100       0        *
Elmer Dandrea                   100        100       0        *
George Dandrea                  100        100       0        *
Wilbur E. & Dorthea M. Darrow   100        100       0        *
Daru Company                    100        100       0        *
George W. Davies                100        100       0        *
Burton H. Davis                 100        100       0        *
James R. & Patricia A. Davis    100        100       0        *
Marvin Davis                    100        100       0        *
Randy Dawson                    100        100       0        *
Joseph & Diane Dayton           100        100       0        *
Dean Witter Reynolds            100        100       0        *
Vincent & Connie Dee            100        100       0        *
Henry & Ruth De Laporte         100        100       0        *
Henry De Laporte                100        100       0        *
Henry De Laporte                100        100       0        *
Dennis M. & Marion C. De Leo    100        100       0        *
Melvin R. Dell                  100        100       0        *
Gaetano Del Vecchio             100        100       0        *
Guy Del Vecchio                 100        100       0        *
Hermaine Demay                  100        100       0        *
Eugene L. De Nicola             100        100       0        *
Paul J. & Margaret M. Derleth   100        100       0        *
Amedo Di Salvo                  100        100       0        *
Harold C. Desmith               100        100       0        *
John Diaz                       100        100       0        *
Caroline & Thomas Dibenedetto   100        100       0        *
Michael J. Dibiase              100        100       0        *
Joseph Dicrasto                 100        100       0        *
Digital Equipment Co            100        100       0        *
Christopher Di Mora             100        100       0        *
Saul Dinaburg                   100        100       0        *
Peter J. DiSalvo                100        100       0        *
Robert C. Dittberner            100        100       0        *
Norma Dixler                    100        100       0        *
Harold R. & Bessie W. Dobson    100        100       0        *
Frederick H. Doell              100        100       0        *
Frederick J. Domm               100        100       0        *
Donaldson Lufkin & Jenrette
   Securities Corp.             100        100       0        *
James C. Donohue                100        100       0        *
Anthony, Drexler & Nicholas
   Dragone                      100        100       0        *
Drexel Burnham Lambert
   Securities                   100        100       0        *
Sheldon F. & Rhea L. Drexler    100        100       0        *
Henry H. Dreyer Jr.             100        100       0        *
Danial Drobinski                100        100       0        *
Leonard P. & Sharon E. Drogo    100        100       0        *
Malcolm Drummond                100        100       0        *
Conrad J. & Florence A.
   Druzynski                    100        100       0        *
Raymond L. & Crystal C. Dunn    100        100       0        *
John C. Dunphy                  100        100       0        *
Dorothy Dworetsky               100        100       0        *
Robert C. Dye                   100        100       0        *
John Dzybon                     100        100       0        *
Orville H. Eckler               100        100       0        *
A.G. Edwards & Son              100        100       0        *
Georgia M. Edwards              100        100       0        *
Joseph Eichenger                100        100       0        *
Rose Eley                       100        100       0        *
Richard R. Elling               100        100       0        *
Fanny & Alex Elpant             100        100       0        *
Fay Elpant                      100        100       0        *
Michael J. & Patty L. Engenito  100        100       0        *
Edward C. Enser                 100        100       0        *
Florence Eppstein               100        100       0        *
Julius & Miriam Epstein         100        100       0        *
Frederick Erdman                100        100       0        *
Lawrence Ermler                 100        100       0        *
Sandra Esse                     100        100       0        *
Evelyn Euler                    100        100       0        *
Gerald W. Everhart              100        100       0        *
Sidney Fagenson                 100        100       0        *
Fahnstock & Co                  100        100       0        *
Oscar Falk C/F David Falk       100        100       0        *
Richard & Mary Falvo            100        100       0        *
Yetta & Albert Farash           100        100       0        *
Roy J. Fransworth C/F Roy R.
   Farnsworth                   100        100       0        *
Joseph Fasino                   100        100       0        *
Emory F. Faulks                 100        100       0        *
Edwin L. & Adele M. Fay         100        100       0        *
Joseph A. & Janet A. Federico   100        100       0        *
Fedor Fedorenko                 100        100       0        *
Lydia Fedorenko                 100        100       0        *
Charles Feldman                 100        100       0        *
Sally P. Feldman                100        100       0        *
Frances R. Ferguson             100        100       0        *
Walter Ferguson                 100        100       0        *
Warren & Betty Jo Ferriter      100        100       0        *
Thomas A. Fingland Jr.          100        100       0        *
Barbara Finnegan Adm Estate
   John Finnegan                100        100       0        *
Anthony J. & Marie A. Fiorini   100        100       0        *
First Albany Corp.              100        100       0        *
Mabel M. Fischer                100        100       0        *
James P. Flanagan               100        100       0        *
Richard J. Flanagan             100        100       0        *
C. Benn Forsyth                 100        100       0        *
John F. Forsyth                 100        100       0        *
Beatrice B. Foy                 100        100       0        *
William J. Foy                  100        100       0        *
Charles Francis & Doris Moran   100        100       0        *
Helen Frank                     100        100       0        *
Frank A. & Christine Freida Sr. 100        100       0        *
Martin J. Friedman              100        100       0        *
Donald B. Fuller                100        100       0        *
William G. Gagnier              100        100       0        *
Walter Gajewski                 100        100       0        *
Grayson E. & Mrs. G. Jean
   Gardner                      100        100       0        *
Lawrence J. Gardner             100        100       0        *
Joseph Gattelaro C/F Laurie
   Gattelar                     100        100       0        *
Rose Mary Gattelaro             100        100       0        *
Anthony Gaudino                 100        100       0        *
Gus Geismar                     100        100       0        *
Gus Geismar C/F Howard Geis     100        100       0        *
Paul Gelewski                   100        100       0        *
Adam & Betty Genazzio           100        100       0        *
Joseph J. Gerber                100        100       0        *
Joseph B. Giambrone             100        100       0        *
Joseph Gaimis                   100        100       0        *
Pandelis Giamos                 100        100       0        *
James V. Giancola               100        100       0        *
Stephen M. Gilbert              100        100       0        *
Patrick V. Gillette             100        100       0        *
Renee Gimple                    100        100       0        *
Walter Giza                     100        100       0        *
Robert G. Goetzman              100        100       0        *
David B. Gold                   100        100       0        *
Gertrude Goldberg               100        100       0        *
Lester Goldberg                 100        100       0        *
Lester & Gertrude Goldberg      100        100       0        *
Morris Goldberg                 100        100       0        *
John S. Goldey                  100        100       0        *
Barry Goldman                   100        100       0        *
Eleanor Goldman                 100        100       0        *
Irving Goldstein                100        100       0        *
Joan & Jerry Goldstein          100        100       0        *
William Goldstein               100        100       0        *
John P. & Nel Rose Gomulka      100        100       0        *
Edwin M. & Carrol Good          100        100       0        *
Irene Goodman                   100        100       0        *
Robert Goodrich                 100        100       0        *
Robert Goodyear                 100        100       0        *
Nancy A. Gordon                 100        100       0        *
Nathan Gordon                   100        100       0        *
Nathan Gordon C/F Geoffrey
   S. Gordon                    100        100       0        *
Ruth Gossin                     100        100       0        *
Lawrence Gottler                100        100       0        *
Helen Gould                     100        100       0        *
Roman Gould                     100        100       0        *
Harry E. Gove                   100        100       0        *
Thomas Grassi                   100        100       0        *
Michael J. Grattan              100        100       0        *
Anthony J. Greco                100        100       0        *
Betty Greene                    100        100       0        *
Lillian Grey                    100        100       0        *
Susan C. Gross                  100        100       0        *
Paul Guido                      100        100       0        *
Alfred P. Gupp                  100        100       0        *
Malvin C. Guttman               100        100       0        *
Curt Hain                       100        100       0        *
Marlowe Hain                    100        100       0        *
Donald S. Hall                  100        100       0        *
Judith I Hall                   100        100       0        *
Michael Halloway                100        100       0        *
Suzanne P. Hallowell            100        100       0        *
Arthur K. Hamann                100        100       0        *
Alan Hamburg                    100        100       0        *
Morris Hamburg C/F Jeffrey
   Hamburg                      100        100       0        *
Morris & Cindy Hamburg          100        100       0        *
Ruth Hamburg C/F Renee
   Hamburg                      100        100       0        *
Alexandria Hanson               100        100       0        *
Hazel B. Harp                   100        100       0        *
Clayton Harrell                 100        100       0        *
Clayton Harrell Jr.             100        100       0        *
Albert L. Hartsig               100        100       0        *
Ronald A. Hawes                 100        100       0        *
Harold Heap                     100        100       0        *
Francis Heerkens                100        100       0        *
Rolannd & Gail Heimberger       100        100       0        *
Rosemary Heininger              100        100       0        *
Olga A. Heinrich                100        100       0        *
Opal A. Heintz                  100        100       0        *
Paul E. Heintz                  100        100       0        *
Henry Heister                   100        100       0        *
David Heller                    100        100       0        *
Robert Hellman                  100        100       0        *
Florence & Henry Henck          100        100       0        *
Robert & Sheila Henck           100        100       0        *
Thomas & Harriet Henck          100        100       0        *
James E. Herman                 100        100       0        *
Clara K. Hitzigrath             100        100       0        *
Richard J. Hodes                100        100       0        *
Lionel S. Hodgson II            100        100       0        *
Mildred M. Hoenigberg           100        100       0        *
Walter Hoffman                  100        100       0        *
Howard Holcomb                  100        100       0        *
Abe A. Hollander                100        100       0        *
Charles & Channa L.
   Hollander                    100        100       0        *
Irving Hollander                100        100       0        *
Gary S. Holowka                 100        100       0        *
Michael J. & Frances G.
   Holowka                      100        100       0        *
Stephan P. Holowka              100        100       0        *
Dawn P. Hommel                  100        100       0        *
Bruce R. Horncastle             100        100       0        *
Jacob Horne                     100        100       0        *
Rabbi Henry Hoschander          100        100       0        *
Svea E. Housel                  100        100       0        *
Gordon A. Howe II               100        100       0        *
Steve Hudick                    100        100       0        *
Stuart R. Huggard               100        100       0        *
John L. Hunsinger               100        100       0        *
Marion L. Hunt                  100        100       0        *
Robert E. Hupp C/F Robert
   B. Hupp                      100        100       0        *
E.F. Hutton & Co                100        100       0        *
Betty A. Iacona                 100        100       0        *
Betty A. Iacona C/F Marie
   A. Iacona                    100        100       0        *
Betty A. Iacona C/F Richard
   I. Iacona                    100        100       0        *
Betty A. Iacona C/F Marc L.
   Iacona                       100        100       0        *
James P. Iacona                 100        100       0        *
Louis Iacona                    100        100       0        *
Thomas A. Iacona                100        100       0        *
Thomas R. Iacona                100        100       0        *
Rose M. Iacona                  100        100       0        *
Vincent J. Iacona C/F James
   P. Iacona                    100        100       0        *
Curtis E Ide                    100        100       0        *
John Interlichia & Frank Rallo  100        100       0        *
Salvatore Inzinna               100        100       0        *
Charles D. Isaac                100        100       0        *
Ronald H. & Deloris J Isaac     100        100       0        *
William & Virginia Jackman      100        100       0        *
Elisabeth B. Jackson            100        100       0        *
Betty Jacobs                    100        100       0        *
Erich R. & Luise Jaehne         100        100       0        *
Perer H. Jedel                  100        100       0        *
Alan E. Johnson                 100        100       0        *
Barbara Ann Johnson             100        100       0        *
John H. Johnson                 100        100       0        *
Mary F. & Robert S. Johnston    100        100       0        *
Robert S. & Mary F. Johnston    100        100       0        *
Douglas E. Johnstone            100        100       0        *
Candy Jones                     100        100       0        *
Robert H. Jones                 100        100       0        *
William Jones                   100        100       0        *
Peter H. Joosten                100        100       0        *
Peter H. Joosten C/F Gary J.
   Joosten                      100        100       0        *
Harold William Juhre Jr.        100        100       0        *
Francis J. Kachala              100        100       0        *
Herman & Marion Kandler         100        100       0        *
Fanny Kane                      100        100       0        *
Maud L. & Vincent G. Kane       100        100       0        *
Robert & Barbara Kane           100        100       0        *
J. Mitchell & Gladis Kaplan     100        100       0        *
Benjamin Kaplow                 100        100       0        *
Henry J. Karasch                100        100       0        *
Martin M. Karchefsky            100        100       0        *
Michael Kariuk                  100        100       0        *
Nadine D. Sweet                 100        100       0        *
Bernard J. Kasper               100        100       0        *
Richard A. Kassman              100        100       0        *
Clarence Katine                 100        100       0        *
Meyer Katz                      100        100       0        *
Victor Katz                     100        100       0        *
Betty Katzen C/F Molly Katzen   100        100       0        *
Betty Katzen C/F Ezra Katzen    100        100       0        *
Betty H. Katzen C/F Joshua
   Katzen                       100        100       0        *
Betty H. Katzen C/F Daniel
   Katzen                       100        100       0        *
Ida Katzen                      100        100       0        *
Burton Kay                      100        100       0        *
Pachal Keane                    100        100       0        *
Sarah W. Keenan                 100        100       0        *
James K. Keif                   100        100       0        *
Marjorie J. Keller              100        100       0        *
John Joseph Kelly               100        100       0        *
Mildred & Raymond Keman         100        100       0        *
Alan G. & Jane Kendall          100        100       0        *
Marilyn E. Kengla               100        100       0        *
Kenneth C. Kennard C/F Norman
   Kennard                      100        100       0        *
William R. Kenyon               100        100       0        *
Evelyn P. Kerney                100        100       0        *
Belle Kessler C/F Robert
   Kessler                      100        100       0        *
Belle Kessler                   100        100       0        *
Jack L. Kessler                 100        100       0        *
Meyer Ketofsky                  100        100       0        *
Donna R. Khalil                 100        100       0        *
Kidder Peabody & Co             100        100       0        *
Robert W. Kilpper               100        100       0        *
Fannie Kiner                    100        100       0        *
Warren T. King                  100        100       0        *
Florence Kissack                100        100       0        *
Karl H. Kittelberger            100        100       0        *
Elsie Kizer                     100        100       0        *
Joseph G. Klapp                 100        100       0        *
Fred H. Klaucke                 100        100       0        *
Frank & Gertrude Klem           100        100       0        *
Paul Allan Klemmer              100        100       0        *
Brunhilda R. Knapp              100        100       0        *
Leroy E. & Nancy Knofla         100        100       0        *
George J. & Mary Jane
   Kohnken                      100        100       0        *
Harry L. & Norma Konar          100        100       0        *
Nick Koomen                     100        100       0        *
Wilson & Vera Kopler            100        100       0        *
Thor Korda                      100        100       0        *
William J. & Mellie H. Korkin   100        100       0        *
Robert S. Kowalski              100        100       0        *
Regis Kraisigner                100        100       0        *
Elise M. Kramer                 100        100       0        *
George M. Kramer                100        100       0        *
Nicholas P. Krauszer            100        100       0        *
William E. Kruse                100        100       0        *
Conrad J. Kubiniec              100        100       0        *
Margaret S. Kuhn                100        100       0        *
Edward R. Kulpinski             100        100       0        *
Michael Kutch                   100        100       0        *
Sherry Kyler                    100        100       0        *
Joseph Kyrtak                   100        100       0        *
Daniel F. Labbate               100        100       0        *
Sol & Rachael Lachman           100        100       0        *
Kenneth B. La Due               100        100       0        *
Charles La Gaipa                100        100       0        *
Deece Lambert                   100        100       0        *
Mary Lamia                      100        100       0        *
Patsy La Morte                  100        100       0        *
Arthur E. Lang                  100        100       0        *
Elsie C. Lang                   100        100       0        *
Carl Larsen                     100        100       0        *
Robert La Tour                  100        100       0        *
Carol A. Lattimer               100        100       0        *
Edwin T. Laydon                 100        100       0        *
John Lazor                      100        100       0        *
Hazel M. Leake                  100        100       0        *
Ralph R. Leidy                  100        100       0        *
James Leone                     100        100       0        *
Gary P. Lesnick                 100        100       0        *
Sophia T. Lettau                100        100       0        *
Gertrude T. Lettis              100        100       0        *
Barry Lettner                   100        100       0        *
Charles J. Levine               100        100       0        *
David Levine                    100        100       0        *
William Levinstein              100        100       0        *
Maurice Louis Levy              100        100       0        *
Richard Levy                    100        100       0        *
Ted Levy                        100        100       0        *
Arlene Lewandowski C/F
   Robert Lewandowski           100        100       0        *
Donald Lewis                    100        100       0        *
Frank Lewis                     100        100       0        *
Trevor C. Lewis                 100        100       0        *
Joseph M. Licata                100        100       0        *
Anthony J. & Ann Marie Lipari   100        100       0        *
Rose E. Lipari                  100        100       0        *
Stanley A. Lipiarz              100        100       0        *
Robert Lipshutz                 100        100       0        *
Ida Lipson                      100        100       0        *
Ida B. & Joseph J. Lipson       100        100       0        *
Benjamin Liptzin                100        100       0        *
Alan W. Livingston              100        100       0        *
Benjamine Lonstein              100        100       0        *
Robert & Charlotte Lowenhaupt Jt           100       100      0*
Paul R. Luke                    100        100       0        *
Marjorie H. Lundgren C/F
   Gary W. Lundgren             100        100       0        *
Leonard Lutzky                  100        100       0        *
Barbara A. Mac Intrye           100        100       0        *
Eve K. Magliocco                100        100       0        *
David Maida                     100        100       0        *
David Maida C/F Deborah Trott   100        100       0        *
Samaresh Maitra                 100        100       0        *
Alice C. & Robert J. Maletto    100        100       0        *
John F. & Rosemarie Maloney     100        100       0        *
Benjamin C. Mancuso             100        100       0        *
Vincenza Mancuso                100        100       0        *
Olga Mandeville                 100        100       0        *
Anthony J. Marcello             100        100       0        *
Thomas J. & Josephine Marcello  100        100       0        *
Beatrice & Sol Marcus           100        100       0        *
Mary Marrocco                   100        100       0        *
Stanley & Shirley Martin        100        100       0        *
Anthony Mastrella               100        100       0        *
Salvatore & Jessie Matroniano   100        100       0        *
Helen Matsik                    100        100       0        *
Margaret L. Mayer               100        100       0        *
Leonard G. Mazel                100        100       0        *
Leonard G. & Edith N Mazel      100        100       0        *
Zina Mazzarisi                  100        100       0        *
Geraldine K. McAuliffe          100        100       0        *
Jean Marie McClure              100        100       0        *
Virginia A. McCoy               100        100       0        *
Grace E. & Howard C. McCue      100        100       0        *
Grace E. McCue C/F James L.
   McCue                        100        100       0        *
Grace E. McCure C/F Karen J.
   McCue                        100        100       0        *
Howard C. & Grace E. McCue      100        100       0        *
Evelyn D. McDonald              100        100       0        *
Jon D. McGee                    100        100       0        *
Grace L. McGowan                100        100       0        *
Robert McGrath                  100        100       0        *
Robert McGrath                  100        100       0        *
Jerome S. McIntee               100        100       0        *
John McNaughton                 100        100       0        *
Kanti Mehta                     100        100       0        *
Federick R. Meli                100        100       0        *
Abe & Millicent Meltzer         100        100       0        *
Carmela Mendola                 100        100       0        *
Catherine Mendola               100        100       0        *
Michael Mendola                 100        100       0        *
Michael L. & Isabella M. Merla  100        100       0        *
Merrill Lynch Pierce Smith
   Incorporated                 100        100       0        *
Moishel Merzel                  100        100       0        *
Sol M Merzel C/F Howard D.
   Merzel                       100        100       0        *
Aaron Meyer                     100        100       0        *
James C. Meyer                  100        100       0        *
Jacob Migdol                    100        100       0        *
Peter H. N. Millar              100        100       0        *
Morton W. Miller                100        100       0        *
Clarke Minardi                  100        100       0        *
Gary Minardi                    100        100       0        *
Louis R. & Donna J. Minardi     100        100       0        *
Thomas Minogue                  100        100       0        *
Christine Carr Minor            100        100       0        *
Mont & Co                       100        100       0        *
Seymour I. Morris               100        100       0        *
Seymour Morris                  100        100       0        *
Robert D. Moskala               100        100       0        *
Lyla Moskowitz                  100        100       0        *
Michael H. Mueller              100        100       0        *
Harry Munkelwitz Jr.            100        100       0        *
Eleanor M. Murphy               100        100       0        *
Norman & Rose Musicus           100        100       0        *
Thomas P. Myers                 100        100       0        *
Donald P. Naetzker              100        100       0        *
John J. Napolitano              100        100       0        *
John Nasse                      100        100       0        *
Frank D. Natale                 100        100       0        *
Martha Natale                   100        100       0        *
Ruth M. Neubauer                100        100       0        *
Isobel Newberger                100        100       0        *
Lisbeth Newbery                 100        100       0        *
Jean Noble                      100        100       0        *
Morton Norman                   100        100       0        *
Raymond H. Nugent               100        100       0        *
Rita M. O'Connor                100        100       0        *
Alan E. Oestreich               100        100       0        *
Adrian O'Hara                   100        100       0        *
James J. O'Keefe                100        100       0        *
Marta Fischer O'Keiff           100        100       0        *
Stella Oliver                   100        100       0        *
Lois B. Olson                   100        100       0        *
Zenon & Isabel Omcinskyt        100        100       0        *
Thomas W. O'Neill               100        100       0        *
Peter & Katrinka Oosterling     100        100       0        *
Roland R. Orbaker               100        100       0        *
John & Lucia Orrico             100        100       0        *
John J. & Joan H. O'Sullivan    100        100       0        *
Felice & Catherine Ottaviano    100        100       0        *
Sanford B. Owen                 100        100       0        *
Paine Webber Jackson & Curtis   100        100       0        *
Salvatore J. Palmeri            100        100       0        *
Robert & Rose Palmisano         100        100       0        *
Antonio Panella                 100        100       0        *
Fortunato Panella               100        100       0        *
Marie Frances Panella           100        100       0        *
Frank Panzarino                 100        100       0        *
Juanita Paris                   100        100       0        *
Harold L. & Edna N. Parsons     100        100       0        *
Rosemary Passaro                100        100       0        *
Frank C. Patanella              100        100       0        *
George Pattison                 100        100       0        *
Ronald J. Pawley                100        100       0        *
Morton & Grace A. Payne         100        100       0        *
Dorothy J. Pearson              100        100       0        *
Jack W. Pearson                 100        100       0        *
Joseph P. Pecora                100        100       0        *
Ronald J. Pedrone               100        100       0        *
Willard H. & Edith H. Pengelly  100        100       0        *
Dominic & Doris Penna           100        100       0        *
Sebastian & Josephine Penna     100        100       0        *
Richard J. & Viola Pennella     100        100       0        *
Eugene F. & Marilyn C.
   Penzimer                     100        100       0        *
Stephen D. & Constance E. Perry 100        100       0        *
Rocco & Elisabeth Pesce         100        100       0        *
Bruce W. & Maxine G. Peters     100        100       0        *
Samuel M. Petranto              100        100       0        *
Marian & Joseph H. Petrosino    100        100       0        *
Eitsa C. Petsos                 100        100       0        *
Bruce B. Phelps                 100        100       0        *
Donald S. Phelps                100        100       0        *
Richard H. & Marion S. Phillips 100        100       0        *
Ronald S. & Judith C. Piatasik  100        100       0        *
Sigmund & Clara Piatasik        100        100       0        *
Ronald Piataski                 100        100       0        *
Joseph Picard                   100        100       0        *
Anthony & Irene Piduch          100        100       0        *
Joseph & Mary Pignato           100        100       0        *
Frank Pincelli                  100        100       0        *
John & Dorothy Pitts            100        100       0        *
David C. Pixley                 100        100       0        *
Helena Plantchotnaja            100        100       0        *
Karl P. Pleger                  100        100       0        *
Philip G. Pleger                100        100       0        *
George W. Plender               100        100       0        *
Jeannine B. Plender             100        100       0        *
Mary Pocchiari                  100        100       0        *
Robert L. & Lydia A. Pollack    100        100       0        *
Polly & Co.                     100        100       0        *
Ann Polsinelli                  100        100       0        *
Joseph U. Posner                100        100       0        *
Abbate S. & Josephine R.
   Potenza                      100        100       0        *
James M. Pravlik                100        100       0        *
Premium Resources Inc.          100        100       0        *
Bridget McGuane Prescowitz      100        100       0        *
Raymond D. Pritchard            100        100       0        *
Frances Profetta C/F Gary
   Profetta                     100        100       0        *
John Provensano                 100        100       0        *
John Joseph Provensano          100        100       0        *
Anthony & Bernice Pruczinski    100        100       0        *
Bernice & Anthony Pruczinski    100        100       0        *
David Pruzansky                 100        100       0        *
Morris Prytula                  100        100       0        *
Alfieri & Mimma Pucci           100        100       0        *
Robert E. Purdy                 100        100       0        *
Louis V. Quadrini               100        100       0        *
Dennis Quenan                   100        100       0        *
Robert J. Quigley               100        100       0        *
Thomas M. & Grace D. Quigley    100        100       0        *
Phillip J. Quirin               100        100       0        *
Patrick J. Quirk                100        100       0        *
Timothy F. Quirk                100        100       0        *
Victoria R. & Joseph R. Quirk   100        100       0        *
Robert L. Raes C/F Julie A.
   Raes                         100        100       0        *
Carl S. Raimond Jr.             100        100       0        *
Carl S. Raimond Sr.             100        100       0        *
Johanna J. Raimond              100        100       0        *
Frank Rallo                     100        100       0        *
Frank Rallo & John Interlichia  100        100       0        *
Alejandro Ramos                 100        100       0        *
Betty Rapoport                  100        100       0        *
Rodger Raymond                  100        100       0        *
William B. Reed                 100        100       0        *
Donald H. & Carmel M. Reeg      100        100       0        *
Marie Reeners                   100        100       0        *
Robert T. & Dorothy L. Rieke    100        100       0        *
Helen P. Reilly                 100        100       0        *
Ann Reinking                    100        100       0        *
Ann Reinking C/F Mark Reinking  100        100       0        *
Franklin Reinking C/F Gregory
   Reinking                     100        100       0        *
Franklin Reinking C/F Lisa
   Reinking                     100        100       0        *
Franklin R. Reinking            100        100       0        *
Richard Reitkopp                100        100       0        *
Barry Resnick                   100        100       0        *
Molly Ressler & Esther Harris   100        100       0        *
William Richards C/F Jody
   Richards                     100        100       0        *
Robert S. Rienholtz             100        100       0        *
Eleanor S. Ries                 100        100       0        *
John J. & Helen K. Riley        100        100       0        *
Adolph C. Rittmann              100        100       0        *
Adolph C. & Marguerite
   Rittmann                     100        100       0        *
Roderick T. Robertson           100        100       0        *
Florence M. Roche               100        100       0        *
Rochester Telephone             100        100       0        *
Arthur L. Rockman               100        100       0        *
Joseph Rockwell                 100        100       0        *
Dean & Delma Rodwell            100        100       0        *
Clarence A. & Virginia R.
   Rogers Jr.                   100        100       0        *
Margaret B. Rogers              100        100       0        *
Isadore Rohrlich C/F Edward
   Mark Rohrlich                100        100       0        *
Neil J. & Shirley Rojek         100        100       0        *
Marion E. Root                  100        100       0        *
Richard Rose                    100        100       0        *
Joseph Rosen                    100        100       0        *
Minnie Rosen                    100        100       0        *
Calvin Rosenbaum                100        100       0        *
Sharon Rosenbaum                100        100       0        *
Freda Rosenberg                 100        100       0        *
Milton Rosenthal                100        100       0        *
E. Walton Ross                  100        100       0        *
David Rothman                   100        100       0        *
Ernest F. & Hedy Rothmann       100        100       0        *
Sophie Rothman                  100        100       0        *
L.F. Rothschild, Unterberg &
   Tobin                        100        100       0        *
Alan Rothstein C/F Steven M.
   Rothstein                    100        100       0        *
Laura Rothstein                 100        100       0        *
Sanford M. Rowe                 100        100       0        *
Victor & Alice Rowe             100        100       0        *
Roger & Connie Rowles           100        100       0        *
Richard D. Rowley               100        100       0        *
Cornelia & Harvey Roys          100        100       0        *
Stanley J. Rozwood              100        100       0        *
Robert I. Ruback Executor Est.
   of Nathan Pitiger            100        100       0        *
David & Thelma Rubenstein       100        100       0        *
Judith Rudin                    100        100       0        *
Leonard & Irene Rudner          100        100       0        *
Harold M. Rush                  100        100       0        *
Robert J. Rush Jr.              100        100       0        *
Jennie Rutherford               100        100       0        *
T. Michael Ryan                 100        100       0        *
Thomas P. & Gertrude Ryan       100        100       0        *
Louis A. & Enid Z. Ryen         100        100       0        *
Max & Esther Ryen               100        100       0        *
Estate Of Nathan Sac            100        100       0        *
Edna Saccente                   100        100       0        *
Walter Saccente                 100        100       0        *
Yetta Sackheim                  100        100       0        *
George P. Saladino Sr.          100        100       0        *
Bertha Salamone                 100        100       0        *
Anita L. Salerno                100        100       0        *
Marlene Jane Salmon             100        100       0        *
Salomon Smith Barney            100        100       0        *
James D. & Inez E. Salvatore    100        100       0        *
Victore Samanich                100        100       0        *
Robert W. Sanders               100        100       0        *
Nicola & Ann Sanese             100        100       0        *
Ida Sanow                       100        100       0        *
Sam T. Saporito                 100        100       0        *
Rosanne Satter                  100        100       0        *
John & Virginia Savage          100        100       0        *
John S. Savage                  100        100       0        *
Raymond Saxe                    100        100       0        *
Carmen Scaglione                100        100       0        *
James F. Scaglione              100        100       0        *
Ralph Scaglione                 100        100       0        *
Mary E. & Thomas Scalise        100        100       0        *
James V. Scampole               100        100       0        *
Sidney Schatzky                 100        100       0        *
Sol Scheer                      100        100       0        *
Winifred J. Schenck             100        100       0        *
Mary M. Schifano                100        100       0        *
Virginia M. Schilling           100        100       0        *
Frederick A. Schneider          100        100       0        *
Jeanette Schneider              100        100       0        *
Urban J. & Clara Schneider      100        100       0        *
Harold D. & Ann Schnepf         100        100       0        *
Herman & Elaine Schnittman      100        100       0        *
Michael S. Schnittman           100        100       0        *
Johann Schober                  100        100       0        *
Elizabeth Schorf                100        100       0        *
Burton S. Schreiber             100        100       0        *
Moe Schreiber                   100        100       0        *
Victor F. Schroeder             100        100       0        *
Edward W. & Sophie C.
   Schubert                     100        100       0        *
Edith Schwartz                  100        100       0        *
Jeanette Schwartz               100        100       0        *
Norman & Jeanette Schwartz      100        100       0        *
Norman A. Schwartz              100        100       0        *
Josephine M. Sciarratta         100        100       0        *
Elizabeth & Sidney J. Scott     100        100       0        *
Robert J. Scott                 100        100       0        *
Securities Settlement Corp.     100        100       0        *
Irving B. Seostron              100        100       0        *
Navin Shah                      100        100       0        *
Svetlana Shales                 100        100       0        *
Mark Shapiro                    100        100       0        *
Melvin & Mitzi Shapiro          100        100       0        *
Daniel F. Shea                  100        100       0        *
Shearson/American Express       100        100       0        *
Bernice Sherman                 100        100       0        *
Daniel Sherman                  100        100       0        *
Mary & Patrick Shovlin          100        100       0        *
Patrick Shovlin                 100        100       0        *
Patrick W. & Mary Shovlin       100        100       0        *
Nancy R. Silien                 100        100       0        *
Morrie E. Silver & W.
   Vaderschmidt                 100        100       0        *
Myron Silver                    100        100       0        *
Philip & Anna Silver            100        100       0        *
Samuel Simone                   100        100       0        *
Ronald A Sinsgali               100        100       0        *
Anil G. Sitole                  100        100       0        *
Kenneth B. Skuse II             100        100       0        *
Harry K.. Slotnick              100        100       0        *
James A. & Nancy Smith          100        100       0        *
June Smith                      100        100       0        *
S. Alfred Smith                 100        100       0        *
Stanley A. Snitkin              100        100       0        *
Alice L. Snowden                100        100       0        *
Richard Sofranko                100        100       0        *
Rabbi L. Sokoloff               100        100       0        *
Harold J. Solomon               100        100       0        *
Louis C. Sortino                100        100       0        *
Joseph Spallina                 100        100       0        *
Alphonse S. Spampinato          100        100       0        *
Dominick Spano                  100        100       0        *
Marjorie L. Spear               100        100       0        *
Paul Speciale                   100        100       0        *
Norman V. & Helene R. Spector   100        100       0        *
Robert G. Spencer               100        100       0        *
Arnold R. Spokane               100        100       0        *
Leon & Sylvia Spokane           100        100       0        *
Ruth Springut & Stewart Shapiro 100        100       0        *
Carol Jean Stam                 100        100       0        *
Frank P. Stasio                 100        100       0        *
Michael & Harriet Staskus       100        100       0        *
Anthony J. Stavalone            100        100       0        *
Joseph & Mary Stavalone         100        100       0        *
Georgia Stearns                 100        100       0        *
Neal Stearns                    100        100       0        *
William Steckerl                100        100       0        *
James & Maryetta Stedge         100        100       0        *
Adelaide Steedman               100        100       0        *
Mildred E. Steffen              100        100       0        *
Glen H. Stephens                100        100       0        *
Ann Stern                       100        100       0        *
Rachel Stern C/F Marvin
   Alan Stern                   100        100       0        *
Douglas Stewart                 100        100       0        *
Geraldine Stewart               100        100       0        *
Shelly Stone - Exec. Estate of
   Shirley L. Stone             100        100       0        *
Kauffman Straham                100        100       0        *
Diane M. Strassner              100        100       0        *
Kurt W. Stroehmann              100        100       0        *
Neil A. Strollo                 100        100       0        *
Rose Strollo                    100        100       0        *
Warner L. Strong                100        100       0        *
Kenneth D. Stuart               100        100       0        *
David M. & Jane E. Sturmer      100        100       0        *
Richard J. Susat                100        100       0        *
Gus S. & Lulu Mae Sutter        100        100       0        *
Harold E. Sutton                100        100       0        *
Harold E. & Anne E. Sutton      100        100       0        *
Robert J. Swart                 100        100       0        *
Frank Swiskey                   100        100       0        *
Anthony J. & Louise D. Tambe    100        100       0        *
Louise Tambe C/F Denis M.
   Tambe                        100        100       0        *
Angelo A. Taranto C/F Melinda
   Taranto                      100        100       0        *
Margaret Taranto                100        100       0        *
Vincent P. Taranto              100        100       0        *
Mary J. Tarricone               100        100       0        *
Joyce M. Taylert                100        100       0        *
Hugh F. & Isabelle V. Taylor    100        100       0        *
Edward Tejw                     100        100       0        *
Judith M. Tellex                100        100       0        *
Ten Spot Investment             100        100       0        *
Elizabeth E. Thaler             100        100       0        *
Alice Thomas                    100        100       0        *
Eugene Thomas C/F Charles
   E. Thomas                    100        100       0        *
Eugene Thomas C/F Mary Jo
   Thomas                       100        100       0        *
Evelyn A. Thompson C/F
   Wendy M. Thompson            100        100       0        *
Ida B. Throm                    100        100       0        *
Robert H. Tietjen               100        100       0        *
Mirco A. Tinon                  100        100       0        *
Ronald Lee Tisdall              100        100       0        *
Bertha V. Tishler               100        100       0        *
W. Pearce Titter                100        100       0        *
Todd & Co.                      100        100       0        *
Bernard E. Tofany               100        100       0        *
John S. & Elizabeth J.
   Tomaszewicz                  100        100       0        *
Mathew & Stella Toper           100        100       0        *
Michael A. & Kimberly J.
   Torcello                     100        100       0        *
Carol R. Torchia                100        100       0        *
John F. Torchia                 100        100       0        *
Thomas R. Trabold               100        100       0        *
Dorothy Travis Exe. Est.
   James F. Byrne Jr.           100        100       0        *
Lucy Trobia                     100        100       0        *
Andrew J. Tubiolo               100        100       0        *
Constance Tubiolo               100        100       0        *
Veronica T. Tuminello           100        100       0        *
Vincent Turiano                 100        100       0        *
Anna Turrie                     100        100       0        *
Lubomyr Twerdochlib             100        100       0        *
Chester G. & Ruth B. Uffelman   100        100       0        *
Betty Unger                     100        100       0        *
Raymond F. Unger                100        100       0        *
Harold J. Updaw                 100        100       0        *
George D. Van Arsdale           100        100       0        *
Donald J. Van Epps              100        100       0        *
Estelle C. Van Epps             100        100       0        *
George & Grace Van Epps         100        100       0        *
Harold R. Van Voorhis           100        100       0        *
Josephine Vena                  100        100       0        *
Thomas A. Vick                  100        100       0        *
Madeline Viggiani               100        100       0        *
Norraine G. Voegtle             100        100       0        *
Marie T. Volpe                  100        100       0        *
William C. & Harriet Von Langen 100        100       0        *
Peter H. Wagenblass             100        100       0        *
Lois F. Wagner                  100        100       0        *
Beatrice C. Walden              100        100       0        *
Constance S. Walker             100        100       0        *
Donald E. Walker                100        100       0        *
Doris M. Walker                 100        100       0        *
Eugene T. & Dorothy A. Walker   100        100       0        *
Herman Walker                   100        100       0        *
James V. Walker                 100        100       0        *
Kenneth N. Walker               100        100       0        *
Kenneth N. & Thelma A. Walker   100        100       0        *
Elizabeth Walsh                 100        100       0        *
John Wm. Walsh                  100        100       0        *
Patrick Walsh                   100        100       0        *
Joel R. Warren                  100        100       0        *
Joseph C. & Jessie W. Warren    100        100       0        *
John E. Waters                  100        100       0        *
Mildred H. Webster              100        100       0        *
Arlyne S. Weider                100        100       0        *
Isadore Weiner C/F
   Rochelle Weiner              100        100       0        *
Betty Weinstein                 100        100       0        *
Isadore Weinstein               100        100       0        *
Bernard & Henrietta
   Weisenfreund                 100        100       0        *
June Feary Weiss                100        100       0        *
Ruth Weiss                      100        100       0        *
Ruth Weiss C/F Susan Weiss      100        100       0        *
Gerald J. Weit                  100        100       0        *
Gerald Wells                    100        100       0        *
May S. Wells                    100        100       0        *
Vernon A. & Jean L. Wemett      100        100       0        *
Western Union Co.               100        100       0        *
Kay Wexler                      100        100       0        *
Paul Wexler                     100        100       0        *
Ronald Whitcombe                100        100       0        *
Robert S. Whitmore              100        100       0        *
Robert Wilbert                  100        100       0        *
Craig H. Wilcox                 100        100       0        *
Harris Wilcox                   100        100       0        *
William J. Wilson               100        100       0        *
Warren R. Wrege                 100        100       0        *
Horace F. Writz                 100        100       0        *
Edith B. Yans                   100        100       0        *
Samuel L. & Marcia G. Yaroslow  100        100       0        *
Allen F. Yarton                 100        100       0        *
Lynn S. Yeaw                    100        100       0        *
Anthony H. Yonda                100        100       0        *
Anthony Joseph Yonda            100        100       0        *
Katherine T. Yonda              100        100       0        *
Florence Young                  100        100       0        *
John H. Young                   100        100       0        *
Dino Zava                       100        100       0        *
Melvin Zax                      100        100       0        *
Stanley Zborowski               100        100       0        *
Florence Zempel                 100        100       0        *
Randolph P. Zickl               100        100       0        *
Arthur Zona                     100        100       0        *
Stella M. Zona                  100        100       0        *
George C. Zutes                 100        100       0        *
Bella Zysman                    100        100       0        *
Evelyn Thompson                 101        101       0        *
Lacy Katzen Jones & Ryen Jones  105        105       0        *
Robin Dale Harper               106        106       0        *
Thomson McKinnon
   Securities Co.               109        109       0        *
Prudential Bache Securities
   Company                      119        119       0        *
Ian C. Mclennan                 121        121       0        *
Ronald A. Miller                130        130       0        *
Herbert W. Lacy                 152        152       0        *
Esther Meyer                    152        152       0        *
Isabel M. Mountain              152        152       0        *
Bertram Rapowitz                152        152       0        *
David M. Strasenburgh           152        152       0        *
Sylvia Zipkin                   152        152       0        *
Jack Rubens                     157        157       0        *
Merton Rubens                   169        169       0        *
John Steffan                    182        182       0        *
Vincent J. Iacona               186        186       0        *
John Paris                      197        197       0        *
Spear Leeds & Kellog
   Securities Corp.             282        282       0        *
Douglas E. Johnstone            304        304       0        *
Joel B. Reich                   304        304       0        *
Nathan W. Gordon                334        334       0        *
Alice Safier                    408        408       0        *
Jay B. Birnbaum                 455        455       0        *
Richard S. Lane TTEE for
   Allison                      796        796       0        *
Yocheved Hershoff               839        839       0        *
Cede & Co                       900        900       0        *
Rose Merzel                     929        929       0        *
Martin Osber                    929        929       0        *
Jessica L. Diamond              1,143      1,143     0        *
Michal Esther Diamond           1,143      1,143     0        *
Amy D. Luxenberg                1,143      1,143     0        *
Stephany Luxenberg              1,143      1,143     0        *
Dovid Sukenik                   1,143      1,143     0        *
Josef Sukenik                   1,143      1,143     0        *
Shira Sukenik                   1,143      1,143     0        *
Shraga Sukenik                  1,143      1,143     0        *
Michael Diamond                 4,643      4,643     0        *
Suzanne Luxenberg               4,643      4,643     0        *
Rachelle Sukenik                4,643      4,643     0        *
Morris Diamond                  7,401      7,401     0        *
Shirley Diamond                 8,073      8,073     0        *
Tramdot Development             14,643     14,643    0        *
Southward Investment            49,542     49,542    0        *
First Southwest Company         60,000     60,000    0        *
Raymond Hatch                   60,000     60,000    0        *
Aerogie.plus AG                 925,926    925,926   0        *
Alain Millot                    4,376      4,376     0        *
Aline Renard                    83,699     83,699    0        *
Anne-Marie Madignier            4,376      4,376     0        *
Anton E. Schrafl                476,890    438,613   38,277   *
Bernard Nicolas (2)             651,849    301,703   350,146  3.30%
Bruno Restif                    8,931      8,931     0        *
C R Tinsley                     37,037     37,037    0        *
Colette Boutin                  1,697      1,697     0        *
Dominique Bachellerie           83,699     83,699    0        *
EG Investments Ltd.             50,000     50,000    0        *
Escalon, Ltd.                   200,000    200,000   0        *
Francois Danel                  4,376      4,376     0        *
Francois Mangin                 25,518     25,518    0        *
George W. Lee Jr.               20,000     20,000    0        *
Glen Ridge Congregational       111,111    111,111   0        *
Glenda Hoffman                  18,519     18,519    0        *
Go Glo Co                       50,000     50,000    0        *
Guy Bronoel (3)                 293,975    34,743    259,232  2.50%
Harry A. Jacobs Jr.             92,593     92,593    0        *
Helene Lewin                    4,376      4,376     0        *
Howard Messer                   46,296     46,296    0        *
Jay T. Snyder                   50,000     50,000    0        *
Jayant H. Gandhi                255,180    255,180   0        *
Jean-Francois Evellin           196,399    196,399   0        *
Jean-Francois Fauvarque         90,558     34,832    55,726   *
Jean-Yves Nicolas               178,626    178,626   0        *
Loeb Partners Corp.             31,250     31,250    0        *
Malbena Foundation              178,626    178,626   0        *
Martine Brivois                 1,697      1,697     0        *
Michel L Morin (4)              1,287,246  690,150   597,096  5.50%
Noelle Tassin (5)               137,205    26,169    111,036  1.10%
Orest Bedrij                    26,852     4,630     22,222   *
Patrick Vayn                    303,167    279,167   24,000   *
Philippe Moisand                83,699     83,699    0        *
Prejla Nikac                    100,000    100,000   0        *
Quatern                         496,262    496,262   0        *
Ralph Isham                     92,500     92,500    0        *
Richard M.H. Thompson (6)       1,992,921  1,619,347 373,574  3.50%
Ronald Hart                     46,296     46,296    0        *
Sagax Fund II Ltd.              215,882    215,882   0        *
Serge Besse (7)                 118,245    17,416    100,829  1.00%
Serge Chavanne (8)              386,263    202,756   183,507  1.80%
SGA AG                          370,370    370,370   0        *
Sidney Lazard                   87,500     87,500    0        *
Solar Energy Ltd.               280,000    280,000   0        *
Tatiana Zeller                  17,863     17,863    0        *
Thierry Pottier                 4,376      4,376     0        *
Valux S.A.                      200,000    200,000   0        *
Warren Bagatelle                31,250     31,250    0        *
William Hungerford              92,600     92,600    0        *
William J. Potter (9)           1,703,385  1,204,947 498,438  4.70%
Ridgewood Group                 203,553    203,553   0        *


(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this prospectus, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual.

(2) Shares beneficially owned before and after offering include 350,146 stock purchase warrants.

(3) Shares beneficially owned before and after offering include 57,160 stock purchase warrants and 202,072 options.

(4) Shares beneficially owned before and after offering include 597,096 stock purchase warrants.

(5) Shares beneficially owned before and after offering include 111,036 options.

(6) Shares beneficially owned before and after offering include 373,574 stock purchase warrants.

(7) Shares beneficially owned before and after offering include 100,829 options.

(8) Shares beneficially owned before and after offering include 62,264 stock purchase warrants and 121,243 options.

(9) Shares beneficially owned before and after offering include 498,438 stock purchase warrants.

     We will pay all expenses to register the shares, except that the selling shareholders will pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

     Selling shareholders who are affiliates of EC Power have agreed not to sell any of their shares until EC Power has terminated its offering.
These persons include William Potter, Michel Morin, Richard Thompson, Bernard Nicolas, and Patrick Vayn. We do not intend to develop a public trading market for our common stock until our offering has been terminated.

     Selling shareholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices, if a public trading market develops and exists, or negotiated prices, in one or more of the following kinds of transactions:

     * Transactions in the over-the-counter market if a public trading market develops;

     * A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     * Purchases by a broker or dealer as principal and resale by a broker or dealer for its account.

     * Ordinary brokerage transactions and transactions in which a broker solicits a buyer.

     * In privately negotiated transactions not involving a broker or dealer.

     Broker-dealers or agents may purchase shares directly from a selling shareholder or sell shares to someone else on behalf of a selling shareholder. Broker-dealers may charge commissions to both selling shareholders selling common stock, and purchasers buying shares sold by selling shareholders. If a broker buys shares directly from a selling shareholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling shareholder for the resale.

     To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the selling shareholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

     In addition to any other applicable laws or regulations, selling shareholders must comply with regulations relating to distributions by selling shareholder, including Regulation M under the Securities Exchange Act of 1934, as amended. Regulation M prohibits selling shareholders from offering to purchase or purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

     Some states may require that registration, exemption from registration or notification requirements be met before selling shareholder may sell their common stock and warrants. Some states may also require selling shareholder to sell their common stock only through broker-dealers.

             [Alternate Page for Selling Shareholders' Prospectus]

========================================================================

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.


                                EC Power, Inc.
                       10,175,537 Shares of Common Stock


                            _________________, 2000

 ========================================================================

Until ___________, 2000 (90 days after the
date of this prospectus), all dealers effecting transactions in the shares offered by this pro-spectus - whether or not participating in the offering - may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.


       Table of Contents

                         Page

Prospectus Summary                 2
Risk Factors                       5
Forward-Looking Statements         11
Use of Proceeds                    12
Dividend Policy                    13
Capitalization                     14
Certain Market Information         17             ______________________
Management Discussion              19
Business                           24
Management                         34                  Prospectus
Certain Transactions               42
Principal Stockholders             45             ______________________
Distribution                       46
Description of Securities          48
Legal Matters                      49             ___________, 2000
Experts                            49
Available Information              50

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     The Company's Articles of Incorporation permit and its By-laws require the Company to indemnify officers and directors to the fullest extent permitted by the Delaware Business Corporation Law (OBCA). The Company has also entered into agreements to indemnify its directors and executive officers to provide the maximum indemnification permitted by Delaware law. These agreements, among other provisions, provide indemnification for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in the right of the Company.

     Article VI of the Company's By-laws permits the Company to indemnify its directors, officers, employees and agent to the maximum extent permitted by the OBCA. Section 317 of the OBCA provides that a corporation has the power to indemnify and hold harmless a director, officer, employer, or agent of the corporation who is or is made a party or is threatened to be made a party to any threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss actually and reasonably incurred by such person in connection with such a proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably in connection therewith.

     If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its stockholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Where any such person is successful in any such proceeding, such person is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases (unless order by a court), indemnification is made by the corporation upon determination by it that indemnification of such person is proper in the circumstances because such person has met the applicable standard or conduct.

     A corporation may advance expenses incurred in defending any such proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

     The indemnification rights provided in Section 317 of the OBCA are not exclusive of additional rights to indemnification for breach of duty to the corporation and its stockholders to the extent additional rights are authorized in the corporation's articles of incorporation and are not exclusive of any other rights to indemnification under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, with as to action in his or her office and as to action in another capacity which holding such office.

Item 25.  Other Expenses of Issuance and Distribution.

The estimated expenses of the offering, all of which are to be borne by us, are as follows:


     SEC Filing Fee                $   6,429
     Printing Expenses                 5,000
     Accounting Fees and Expenses     15,000
     Legal Fees and Expenses          25,000
     Blue Sky Fees and Expenses        5,000
     Registrar and Transfer Agent Fee  2,000
     Marketing Expenses               30,000
     Miscellaneous                    11,571
                                   ----------

     Total                         $ 100,000




__________________________


Item 26.  Recent Sales of Unregistered Securities.

     1. Upon its formation, EC Power LLC (LLC) issued membership interests to 10 persons for $284,341 in cash contributions, and for services rendered. These interests were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about the LLC.

     2. During 1998, LLC issued additional membership interests to two entities that loaned money to the LLC. These interests were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were sophisticated investors who were give access to all pertinent information about the LLC.

     3. In March 1999, in a reorganization under section 351 of the Internal Revenue Code, LLC merged into EC Power, Inc., (ECPI). ECPI issued 3,513,319 common shares in exchange for the LLC membership interests. The issuance of the shares in the reorganization was made pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were sophisticated investors who were give access to all pertinent information about ECPI.

     4. In April 1999, ECPI and Neft Acquisition Corporation merged, with ECPI the surviving entity. ECPI issued 1,428,571 common shares to approximately 1,100 Neft shareholders in a transaction made pursuant to the exemption provided by Section 4(2) and Rule 504 under the Act. ECPI was a large shareholder of Neft; accordingly, 1,093,965 of those shares were returned to treasury.

     5. In April 1999, ECPI exchanges 950,467 shares of common stock for 90% of the outstanding stock of Sorapec, SA, a French company. ECPI issued the shares to 16 French residents, in a transaction exempt from the Securities Act by Regulation S.

     6. In July-August 1999, ECPI sold 185,192 shares of common stock to 3 persons for $50,002 ($.27 per share). These shares were offered and sold pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about the ECPI.

     7. In September-November 1999, ECPI sold 2,126,851 shares of Series A Preferred Stock and 325,000 shares of common stock to 7 persons for $574,250. These shares were offered and sold pursuant to an exemption from registration provided by Section 4(2) and Rule 506 of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about the ECPI.

     8. In December 1999, ECPI issued 375,401 shares of common stock to 3 persons in consideration of their conversion of $75,080 of loans ($.20 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about the ECPI.

     9. In December 1999, ECPI issued 223,114 shares of common stock to 1 person in consideration of its conversion of loans of $60,241 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as the investors was an accredited, sophisticated investor who was give access to all pertinent information about the ECPI.

     10. In December 1999, ECPI issued 93,139 shares of common stock to 6 persons in payment of interest on loans of $24,261 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about the ECPI

     11. In December 1999, ECPI issued 375,001 shares of common stock to 5 persons for services they rendered to the company, which services were valued at $101,250 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about the ECPI

     12. In the first quarter of 2000, ECPI sold 655,556 shares of common stock to 3 persons for $177,000 ($.27 per share). These shares were offered and sold pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about the ECPI

     13. In the second quarter of 2000, ECPI sold 575,556 shares of common stock to 5 persons for $155,400 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by
          Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about the ECPI

     14. In May, August, and September 2000, ECPI issued 583,152 shares of common stock to 4 persons in consideration of their conversion of loans and interest of $125,501 ($.20 per share). These shares were issued pursuant to an exemption from registration provided by
          Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about the ECPI.

     15. In April 2000, ECPI exchanged 178,626 shares of common stock for Sorapec stock owned by one French resident. The transaction was exempt from registration under the Securities Act by Regulation S.

     16. In the third quarter of 2000, ECPI sold 1,807,408 shares of common stock to 7 persons for $488,000 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by
          Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about the ECPI.

Item 27.  Exhibits

a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit No.     Title
----------      -----

3.1             Certificate of Incorporation
3.1.2           Certificate of Designation of Series A Preferred Stock
3.2             Bylaws
4.1             Specimen Common Stock Certificate
4.2             Form of Subscription Agreement
5.0             Opinion of Neuman & Drennen, LLC
10.1            1999 Equity Incentive Plan
10.2 Contract between the European Community and Sorapec and others relating to the Praze project.
10.3            Actual Cost Contract between the European Community and
                Sorapec (and others).
10.4            Consortium Agreement
21.0            List of Subsidiaries
23.1            Consent of Neuman & Drennen, LLC
23.2            Consent of Kempisty & Company
24.0            Power of Attorney


Item 28.       Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

          c. Include any additional or changed material information on the plan of distribution.

     2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     5. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on the 1st day of November, 2000.

                              EC POWER, INC.


                              By:   /s/ Michel L. Morin
                                  ---------------------------------
                                  Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michel L. Morin and William J. Potter, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with EC Power, Inc. and on the dates indicated.

       Signature                   Position                 Date
       --------                     -------                 ----


/s/ William J. Potter      Chairman of the Board and             11/1/00
-------------------------   Chief Financial Officer
William J. Potter

/s/ Richard M.H. Thompson     President, Director                11/1/00
--------------------------
Richard M.H. Thompson

/s/ Michel L. Morin        Chief Executive Officer,              11/1/00
--------------------------         Director
Michel L. Morin


/s/ Bernard Nicolas                Director                      11/1/00
--------------------------
Bernard Nicolas

/s/ Patrick Vayn                   Director                      11/1/00
--------------------------
Patrick Vayn